UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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EOG Resources, Inc.

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EOG RESOURCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

APRIL 29, 2021

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2021 annual meeting of stockholders (“Annual Meeting”) of EOG Resources, Inc. will be held in a virtual-only format, via live webcast, on Thursday, April 29, 2021 at 2:00 p.m., Central Time, for the following purposes:

1. To elect nine directors to hold office until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2. To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP, independent registered public accounting firm, as our auditors for the year ending December 31, 2021;

3. To approve the EOG Resources, Inc. 2021 Omnibus Equity Compensation Plan;

4. To hold a non-binding advisory vote on executive compensation; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Holders of record of our Common Stock at the close of business on March 5, 2021 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Beginning on or about March 19, 2021, the Company is mailing a Notice Regarding the Availability of Proxy Materials (the “Notice”) to our stockholders of record as of the Record Date (but excluding those stockholders who have previously requested a printed copy of our proxy materials) containing instructions on how to access the proxy materials (including our 2020 annual report) via the Internet, as well as instructions on voting shares via the Internet. The Notice also contains instructions on how to request a printed copy of the proxy materials by mail or an electronic copy of the proxy materials by email.

Stockholders will not be able to attend the Annual Meeting in person. The Annual Meeting will be held at www.virtualshareholdermeeting.com/EOG2021. To participate in, and vote at, the live webcast of the Annual Meeting, you must enter the 16-digit control number included in the Notice, on your proxy card or in the voting instruction form provided to you with the proxy statement.

Whether or not stockholders plan to participate in the live webcast of the Annual Meeting, stockholders are encouraged to vote and submit their proxies in advance of the Annual Meeting via the Internet at www.proxyvote.com, using the instructions on the Notice or, if you received a printed copy of the proxy materials (which includes the proxy card), by signing and returning the proxy card in the pre-paid envelope provided or by voting via the Internet or by phone using the instructions provided on the proxy card.

By Order of the Board of Directors,

MICHAEL P. DONALDSON
Corporate Secretary

Houston, Texas

March 19, 2021

i

EOG RESOURCES, INC.

PROXY STATEMENT

The accompanying form of proxy is solicited by the Board of Directors (“Board”) of EOG Resources, Inc. (“EOG,” “we,” “us,” “our” or “company”) to be used at our 2021 annual meeting of stockholders (“Annual Meeting”) to be held in a virtual-only format, via live webcast, on Thursday, April 29, 2021 at 2:00 p.m., Central Time. The proxy materials, including this proxy statement, the accompanying notice of annual meeting of stockholders and form of proxy and our 2020 annual report, are being first distributed and made available to our stockholders on or about March 19, 2021.

Any stockholder giving a proxy may revoke it at any time provided written notice of the revocation is received by our Corporate Secretary before the proxy is voted; otherwise, if received prior to the Annual Meeting, properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy or, if no such instructions are given, in accordance with the recommendations of the Board described herein. Stockholders participating in the live webcast of the Annual Meeting may revoke their proxies and vote during the Annual Meeting via the meeting website.

You will not be able to attend the Annual Meeting in person. We believe the live-webcast format for the Annual Meeting will provide stockholders with a consistent experience and will allow you to participate in the Annual Meeting regardless of your location. You will be able to submit questions during the Annual Meeting via the meeting website.

You are entitled to participate in, and vote at, the live webcast of the Annual Meeting if you were a stockholder of record of our Common Stock as of the close of business on March 5, 2021 (the “Record Date”). The Annual Meeting will be held at www.virtualshareholdermeeting.com/EOG2021. To participate in, and vote at, the live webcast of the Annual Meeting, you must enter the 16-digit control number included in the Notice Regarding the Availability of Proxy Materials, on your proxy card or in the voting instruction form provided to you with this proxy statement. Further, to vote during the Annual Meeting, follow the instructions available at www.virtualshareholdermeeting.com/EOG2021 during the Annual Meeting.

As noted above, you will also be able to submit questions during the Annual Meeting via the meeting website. We intend to respond to appropriate and relevant questions following the Annual Meeting. Guests without a control number may also participate in the Annual Meeting, but will not be permitted to vote or submit questions. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which will be available at www.proxyvote.com during the 10 days prior to the Annual Meeting, and on the meeting website during the Annual Meeting.

You may log into the meeting website beginning at 1:30 p.m., Central Time, on April 29, 2021. The Annual Meeting will begin promptly at 2:00 p.m., Central Time, on April 29, 2021. If you experience any technical difficulties accessing the meeting website, a toll-free technical support number will be posted on the meeting website for assistance. The meeting website is fully supported across browsers (Chrome, Firefox, Safari and Edge) and devices (desktops, laptops and cell phones) running the most updated version of applicable software and plug-ins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

If you are not able to participate in the Annual Meeting, a webcast playback will be available at www.virtualsharholdermeeting.com/EOG2021 approximately 24 hours after the completion of the Annual Meeting and for a period of 30 days thereafter.

Whether or not you plan to participate in the live webcast of the Annual Meeting, it is important that your shares be represented and voted. We encourage you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting further discussed below.

If you received a printed copy of the proxy materials, you also received a copy of our 2020 annual report. However, the 2020 annual report does not constitute a part of, and shall not be deemed incorporated by reference into, this proxy statement or the accompanying form of proxy.

In addition to solicitation by mail, certain of our officers and employees may solicit the return of proxies personally or by telephone, electronic mail or facsimile. The cost of any solicitation of proxies will be borne by us. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to, and solicitation of proxies from, the beneficial owners of our Common Stock held of record as of the Record Date by such persons. We will reimburse such brokerage firms, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with any such activities.

In some cases, one paper copy of this proxy statement and the accompanying notice of annual meeting of stockholders and the 2020 annual report is being delivered to multiple stockholders sharing an address, at the request of such stockholders. We will deliver promptly, upon written or oral request, an additional paper copy of this proxy statement, the accompanying notice of annual meeting of stockholders and/or the 2020 annual report to such a stockholder at a shared address to which a single paper copy of such document was delivered. Stockholders sharing an address who receive multiple printed copies of our proxy materials and who wish to receive a single printed copy of our proxy materials may also submit requests for delivery of a single paper copy of this proxy statement or the accompanying notice of annual meeting of stockholders or the 2020 annual report, but, in such event, will still receive separate forms of proxy for each account. To request separate or single delivery of these materials now or in the future, a stockholder may submit a written request to our Corporate Secretary (Michael P. Donaldson) at our principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, or a stockholder may make a request by calling our Corporate Secretary at (713) 651-7000.

A complete list of stockholders entitled to vote during the Annual Meeting will be available to such stockholders on the meeting website to view during the Annual Meeting. You may also inspect this list at our principal executive offices, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of 10 days prior to the Annual Meeting.

The mailing address of our principal executive offices is 1111 Bagby, Sky Lobby 2, Houston, Texas 77002.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on April 29, 2021

This proxy statement, the accompanying notice of annual meeting of stockholders and form of proxy and our 2020 annual report are available via the Internet at www.proxyvote.com. Pursuant to United States Securities and Exchange Commission (“SEC”) rules related to the Internet availability of proxy materials, we have elected to provide access to our proxy materials on the Internet instead of mailing a printed copy of the proxy materials to each stockholder of record.

Accordingly, beginning on or about March 19, 2021, we are mailing a Notice Regarding the Availability of Proxy Materials (the “Notice”) to our stockholders of record as of the Record Date (but excluding those stockholders who have previously requested a printed copy of our proxy materials) in lieu of mailing the printed proxy materials. Instructions on how to access the proxy materials via the Internet, on voting shares via the Internet and on how to request a printed or electronic copy of the proxy materials may be found in the Notice. All stockholders will have the option to access our proxy materials on the website referred to above.

Stockholders will not receive printed copies of the proxy materials unless they request (or have previously requested) such form of delivery. Printed copies will be provided upon request at no charge. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by email on an ongoing basis. A request to receive proxy materials in printed form by mail or electronically by email will remain in effect until the stockholder terminates such request.

Stockholders who do not expect to participate in the live webcast of the Annual Meeting are encouraged to vote in advance of the Annual Meeting via the Internet using the instructions on the Notice or, if you received a printed copy of the proxy materials (which includes the proxy card), by signing and returning the proxy card in the pre-paid envelope provided or by voting via the Internet or by phone using the instructions provided on the proxy card.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

Holders of record of our Common Stock as of the Record Date will be entitled to one vote per share on all matters properly presented at the Annual Meeting. As of the Record Date, there were 583,646,666 shares of our Common Stock outstanding. Other than our Common Stock, we have no other voting securities currently outstanding.

Our stockholders do not have dissenters’ rights or similar rights of appraisal with respect to the proposals described herein and do not have cumulative voting rights with respect to the election of directors.

Stock Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our Common Stock by each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (as amended, “Exchange Act”)) whom we know beneficially owned more than 5% of our Common Stock as of December 31, 2020, based on filings with the SEC as of February 28, 2021. We have prepared the table and the related notes below based on such filings with the SEC, and we have not sought to independently verify any of such information.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class(a)
Capital Research Global Investors(b) 333 South Hope Street, 55th Floor Los Angeles, CA 90071	70,646,904	12.1%
Capital International Investors(c) 333 South Hope Street, 55th Floor Los Angeles, CA 90071	57,732,582	9.9%
The Vanguard Group(d) 100 Vanguard Blvd. Malvern, PA 19355	44,941,808	7.7%
BlackRock, Inc.(e) 55 East 52nd Street New York, NY 10055	39,044,731	6.7%
State Street Corporation(f) State Street Financial Center One Lincoln Street Boston, MA 02111	33,702,744	5.8%

(a)	Based on 583,570,585 shares of our Common Stock outstanding as of December 31, 2020.

(b)

Based on its Schedule 13G/A filed on February 16, 2021 with respect to its beneficial ownership of our Common Stock as of December 31, 2020, Capital Research Global Investors has sole voting power with respect to 70,613,090 shares and sole dispositive power with respect to 70,646,904 shares. Beneficial ownership of these shares is disclaimed.

(c)

Based on its Schedule 13G/A filed on February 16, 2021 with respect to its beneficial ownership of our Common Stock as of December 31, 2020, Capital International Investors has sole voting power with respect to 57,202,956 shares and sole dispositive power with respect to 57,732,582 shares. Beneficial ownership of these shares is disclaimed.

(d)

Based on its Schedule 13G/A filed on February 10, 2021 with respect to its beneficial ownership of our Common Stock as of December 31, 2020, The Vanguard Group has sole dispositive power with respect to 42,399,442 shares, shared voting power with respect to 937,883 shares and shared dispositive power with respect to 2,542,366 shares.

(e)

Based on its Schedule 13G/A filed on January 29, 2021 with respect to its beneficial ownership of our Common Stock as of December 31, 2020, BlackRock, Inc. has sole voting power with respect to 32,889,617 shares and sole dispositive power with respect to 39,044,731 shares.

(f)

Based on its Schedule 13G filed on February 9, 2021 with respect to its beneficial ownership of our Common Stock as of December 31, 2020, State Street Corporation has shared voting power with respect to 31,573,081 shares and shared dispositive power with respect to 33,699,044 shares.

Stock Ownership of the Board and Management

The following table sets forth certain information regarding the ownership of our Common Stock by (1) each director and director nominee of EOG, (2) each “Named Officer” of EOG named in the “Summary Compensation Table” in the “Executive Compensation” section below and (3) all current directors and executive officers of EOG as a group, in each case as of February 28, 2021. Under Rule 13d-3 under the Exchange Act, a person shall be deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. April 29, 2021 is the date 60 days from February 28, 2021, the date as of which ownership is reported in this table.

Name	Shares Beneficially Owned(a)	Stock-Settled Stock Appreciation Rights Exercisable by 4-29-21(b)	Total Beneficial Ownership	Restricted Stock Units, Performance Units and Phantom Shares(c)	Total Ownership(d)
Janet F. Clark	568	0	568	25,680	26,248
Charles R. Crisp	26,923	0	26,923	26,543	53,466
Robert P. Daniels	0	0	0	13,106	13,106
James C. Day	30,906	0	30,906	13,952	44,858
Michael P. Donaldson	94,436	0	94,436	74,127	168,563
Timothy K. Driggers	199,481	0	199,481	65,556	265,037
C. Christopher Gaut	500	0	500	8,373	8,873
Lloyd W. Helms, Jr.	85,899	0	85,899	114,901	200,800
Michael T. Kerr	100,000	0	100,000	4,105	104,105
Julie J. Robertson	2,465	0	2,465	3,851	6,316
Donald F. Textor	72,651	0	72,651	79,583	152,234
William R. Thomas	591,329	0	591,329	332,538	923,867
Ezra Y. Yacob	55,731	0	55,731	43,481	99,212
All current directors and executive officers as a group (14 in number)	1,287,578	0	1,287,578	832,824	2,120,402

(a)

Includes (1) shares for which the person directly or indirectly has sole or shared voting or investment power; (2) shares of restricted stock held under the Amended and Restated EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan (“2008 Stock Plan”) for which the participant has sole voting power and no investment power until such shares vest in accordance with the provisions of the 2008 Stock Plan; and (3) shares of our Common Stock that would be received upon the vesting of restricted stock units (“RSUs”) held under the 2008 Stock Plan on or before April 29, 2021.

(b)

For the individuals shown, no stock-settled stock appreciation rights (“SARs”) are exercisable on or before April 29, 2021, as the exercise prices for exercisable SARs, in each case, exceed the February 26, 2021 closing price of our Common Stock on the New York Stock Exchange (“NYSE”) of $64.56 per share.

(c)

Includes (1) RSUs held under the 2008 Stock Plan vesting after April 29, 2021 for which the participant has no voting or investment power until such units vest and are released as shares of our Common Stock in accordance with the provisions of the 2008 Stock Plan; (2) performance units (assuming a performance multiple of 100% for grants for which the applicable performance period has not been completed; or at the achieved performance multiple for grants for which the applicable performance period has been completed) held under the 2008 Stock Plan vesting after April 29, 2021 for which the participant has no voting or investment power until such units vest and are released as shares of our Common Stock in accordance with the provisions of the 2008 Stock Plan; and (3) phantom shares held in the individual’s phantom stock account under the EOG Resources, Inc. 409A Deferred Compensation Plan (as amended, the “Deferral Plan”) for which the individual has no voting or investment power until such phantom shares are released as shares of our Common Stock in accordance with the provisions of the Deferral Plan and the individual’s deferral election. Because such units and shares will not vest or be released on or before April 29, 2021, the units and shares shown in this column are not “beneficially owned” under Rule 13d-3 under the Exchange Act.

(d)

None of our directors or “Named Officers” beneficially owned, as of February 28, 2021, more than 1% of the shares of our Common Stock outstanding as of February 28, 2021. Based on 583,564,701 shares of our Common Stock outstanding as of February 28, 2021, our current directors and executive officers as a group (14 in number) beneficially owned approximately 0.2% of the shares of our Common Stock outstanding as of February 28, 2021 and had total ownership of approximately 0.4% of the shares of our Common Stock outstanding as of February 28, 2021.

CORPORATE GOVERNANCE

Board of Directors

Director Independence

The Board has affirmatively determined that eight of our nine current directors, namely Mses. Clark and Robertson and Messrs. Crisp, Daniels, Day, Gaut, Kerr and Textor, have no direct or indirect material relationship with EOG and thus meet the criteria for independence of Article III, Section 12 of our bylaws, which are available on our website at www.eogresources.com/company/board-of-directors, as well as the independence requirements of the NYSE and the SEC.

In assessing director independence, the Board considered, among other matters, the nature and extent of any business relationships, including transactions conducted, between (i) EOG and each director, (ii) EOG and an immediate family member of a director and (iii) EOG and any organization for which one of our directors or an immediate family member is a director or executive officer or with which one of our directors or an immediate family member is otherwise affiliated. Specifically, the Board considered, among other things, (1) various transactions in connection with the exploration and production of crude oil and natural gas, such as revenue distributions, joint interest billings, payments for midstream services (i.e., gathering, processing and transportation-related services) or oilfield services (including related equipment and supplies) and payments for crude oil and natural gas, between EOG and certain entities engaged in certain aspects of the oil and gas business for which one of our directors is a director or executive officer or is otherwise directly or indirectly affiliated, (2) payments of dues and contributions to certain not-for-profit entities (such as trade associations) with which one of our directors or an immediate family member is affiliated and (3) any relationships (employment, contractual or otherwise) between EOG and immediate family members of directors.

Except with respect to Mr. Thomas, the Board has determined that all such relationships and transactions that it considered were not material relationships or transactions with EOG and did not impair the independence of our directors. The Board has determined that Mr. Thomas is not independent because he is our Chief Executive Officer (“CEO”).

Director Skills and Experience Matrix; Director Independence and Diversity Charts

Please see “Item 1. Election of Directors” below for a description of certain key skills and areas of experience of our director nominees that we believe are relevant to our business, and an accompanying skills and experience matrix for our director nominees. Also included in “Item 1. Election of Directors” below are charts regarding the independence and gender diversity of our director nominees.

Meetings

The Board held seven meetings during the year ended December 31, 2020.

Each director attended at least 75% of the total number of meetings of the Board and Board committees on which the director served. Our directors are expected to attend our annual meeting of stockholders. All of our then-current directors attended our 2020 annual meeting of stockholders.

Executive Sessions of Non-Employee Directors

Our non-employee directors held six executive sessions during the year ended December 31, 2020. Mses. Clark and Robertson and Messrs. Crisp, Daniels, Day, Gaut and Textor attended each of the six executive sessions. Mr. Kerr attended the one executive session held following his appointment to the Board (effective October 5, 2020).

Mr. Textor (i) was appointed by the non-employee directors as the presiding director for the executive sessions in 2020 and (ii) has been appointed by the non-employee directors as the presiding director for executive sessions in 2021 as well. As discussed below, the presiding director is elected annually by and from the non-employee directors of our Board.

Board Leadership Structure

The Board does not have a policy on whether or not the roles of Chairman of the Board and CEO should be separate or combined and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The directors serving on our Board possess considerable professional and industry experience, significant and diverse experience as directors of both public and private companies and a unique knowledge of the challenges and opportunities that EOG faces. As such, the Board believes that it is in the best position to evaluate the needs of EOG and to determine how best to organize EOG’s leadership structure to meet those needs. The Board believes that the most effective leadership structure for EOG at the present time is for Mr. Thomas to serve as both Chairman of the Board and CEO.

This model has succeeded because it makes clear that the Chairman of the Board and CEO is responsible for managing our business, under the oversight and review of our Board. This structure also enables our CEO to act as a bridge between management and the Board, helping both to act with a common purpose.

Mr. Thomas has been our Chairman of the Board and CEO since January 2014 and has been with EOG and its predecessor companies for over 42 years. Prior to becoming our Chairman of the Board and CEO, Mr. Thomas served as President and CEO of the company from July 2013 through December 2013, and as President of the company from September 2011 to July 2013. Prior to September 2011, Mr. Thomas served in various leadership positions at EOG, including leadership positions in our Houston, Texas headquarters office and leadership positions in our Fort Worth, Texas, Midland, Texas and Corpus Christi, Texas offices, where he was instrumental in EOG’s successful exploration, development and exploitation of various key resource plays.

Since becoming an independent public company in August 1999, our stock price performance has significantly exceeded the collective performance of our peer group companies as well as the performance of the Dow Jones Industrial Average, the Nasdaq Composite Index and the Standard & Poor’s 500 Index (in each case, measured as of March 8, 2021), which we believe demonstrates the effectiveness of EOG’s leadership structure.

The Board believes that there is substantial independent oversight of EOG’s management and a strong counterbalancing governance structure in place, as demonstrated by the following:

•

We have an independent presiding director.    The presiding director is elected annually by and from the non-employee directors of our Board. Our Board believes that the presiding director serves a valuable role in the overall leadership of the Board by providing additional oversight of our management. The presiding director has clearly defined leadership authority and responsibilities, which are described in our Corporate Governance Guidelines and which include (i) presiding at all meetings of the Board at which the Chairman of the Board is not present as well as at executive sessions of the non-employee directors, (ii) serving as liaison between the Chairman of the Board and our other executive officers and the non-employee directors and (iii) briefing the Chairman of the Board and our other executive officers, as needed or appropriate, on matters discussed in the executive sessions. Our presiding director establishes the agenda for the executive sessions of the non-employee directors and has the authority to call, and establish the agenda for, additional meetings of the non-employee directors. In addition, our presiding director is afforded direct and complete access to the Chairman of the Board at any time as the presiding director deems necessary or appropriate, and he is available for direct communication with our stockholders as described under “Stockholder Communications with the Board” below.

•

We have a substantial majority of independent directors.    Eight of our current nine directors meet the criteria for independence required by the NYSE, the SEC and our bylaws; only Mr. Thomas is deemed not independent since he is our CEO. Our Corporate Governance Guidelines also provide that at least three-fifths of our directors must meet such independence standards.

•

Key committees are comprised solely of independent directors.    Our Audit, Compensation and Nominating, Governance and Sustainability Committees are each comprised solely of independent directors. Each of our non-employee directors serves on each of the committees.

•

Non-employee directors meet regularly.    Our non-employee directors typically meet in executive session without our employee director (Mr. Thomas) at each regularly scheduled Board meeting. Our non-employee directors held six executive sessions during the year ended December 31, 2020. As noted above, such executive sessions are chaired by the independent presiding director.

•

We have annual director elections.    Our stockholders provide balance to the corporate governance process in that each year each director is elected pursuant to the majority voting provisions in our bylaws. Our stockholders may also communicate directly with the presiding director or any other director, as described under “Stockholder Communications with the Board” below.

Board’s Role in Risk Oversight

Our Board retains primary responsibility for risk oversight. To assist the Board in carrying out its oversight responsibilities, members of our senior management report to the Board on areas of risk to our company. For example, to assist our Board in carrying out its oversight responsibilities with respect to climate change-related risks, members of our senior management discuss climate change and environmental-related matters with our Board throughout the year and, at least annually, review with the Board our environmental performance as well as trends and industry comparisons.

In addition, our Board committees consider specific areas of risk inherent in their respective areas of oversight and report to the full Board regarding their activities. For example, our Audit Committee periodically discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures. Further, cybersecurity is an integral part of our risk management and an area of increasing focus for our Board and management. Accordingly, our Audit Committee also (i) oversees, and receives regular reports from our senior management regarding, EOG’s policies, strategies and initiatives for mitigating cybersecurity and information technology risks and (ii) receives reports from, and discusses with, our senior management any cybersecurity incidents we may experience.

Our Compensation Committee incorporates risk considerations, including the risk of losing key personnel and any risks that may be presented by our compensation policies and practices, as it evaluates the performance of our CEO and other executive officers, determines our executive compensation and evaluates our compensation policies and practices. Our Nominating, Governance and Sustainability Committee focuses on issues relating to Board and Board committee composition and provides oversight with respect to environmental, social and governance (“ESG”) matters.

Further, to ensure that our Board has a broad view of our overall risk management process, the Board regularly reviews our long-term strategic plans and the principal issues and risks that we may face, as well as the processes through which we manage risks.

At this time, we believe that combining the roles of Chairman of the Board and CEO enhances the Board’s administration of its risk oversight function because, through his role as Chairman of the Board, and based on his experiences with the daily management of our business as our CEO and previously as our President and in other leadership positions, Mr. Thomas provides the Board with valuable insight into our risk profile and the options to mitigate and address those risks.

Committees of the Board

The charter for each committee of the Board identified below is available on our website at www.eogresources.com/company/board-of-directors. Copies of the committee charters are also available upon written request to our Corporate Secretary.

Nominating, Governance and Sustainability Committee

The Nominating, Governance and Sustainability Committee, which is comprised exclusively of independent directors, is responsible for the following, in each case in consultation with the Board and each of the Board committees:

•	identifying prospective qualified candidates to fill vacancies on the Board;

•	recommending director nominees (including chairpersons) for each of our committees;

•	developing and recommending appropriate corporate governance guidelines;

•	providing oversight and guidance with respect to ESG matters;

•	receiving updates from management regarding our ESG activities;

•	reviewing our annual Sustainability Report; and

•	overseeing the self-evaluation of the Board.

In considering individual director nominees and Board committee appointments, our Nominating, Governance and Sustainability Committee seeks to achieve a balance of knowledge, experience and capability on the Board and Board committees and to identify individuals who can effectively assist EOG in achieving our short-term and long-term goals, protecting our stockholders’ interests and creating and enhancing value for our stockholders. In so doing, the Nominating, Governance and Sustainability Committee considers a person’s diversity attributes (e.g., professional experiences, skills, background, race and gender) as a whole and does not necessarily attribute greater weight to any one attribute. Further, diversity in professional experience, skills and background, and diversity in race and gender, are just a few of the attributes that the Nominating, Governance and Sustainability Committee takes into account.

While there are no specific minimum requirements that the Nominating, Governance and Sustainability Committee believes must be met by a prospective director nominee (other than the general requirements of our Corporate Governance Guidelines discussed below with respect to director age, director independence and director service on the boards of directors of other public companies), in evaluating prospective candidates, the Nominating, Governance and Sustainability Committee also considers whether the individual has personal and professional integrity, good business judgment and relevant experience and skills as well as other credentials and qualifications, including, but not limited to, the credentials and qualifications set forth in our Corporate Governance Guidelines. In addition, the Nominating, Governance and Sustainability Committee will consider whether such individual is willing and able to commit the time necessary for Board and Board committee service.

Furthermore, the Nominating, Governance and Sustainability Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals who can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in various areas. We believe our current directors possess diverse professional experiences, skills and backgrounds, in addition to (among other characteristics) high standards of personal and professional ethics, proven records of success in their respective fields and valuable knowledge of our business and of the oil and gas industry.

While our Board has no current plans to increase its size, if, in the future, the Board determines that it is appropriate to add a director, the Nominating, Governance and Sustainability Committee will, pursuant to its charter, take into account diversity in professional experience, skills and background, diversity in race and gender, the credentials and qualifications set forth in our Corporate Governance Guidelines and the other attributes and factors described above, in evaluating candidates for such directorship.

Our Corporate Governance Guidelines, which are available at www.eogresources.com/company/board-of-directors, mandate that:

•

any director having reached 80 years of age, and each year thereafter, shall discuss with the Chairman of the Board and the Nominating, Governance and Sustainability Committee, and the Nominating, Governance and Sustainability Committee shall affirmatively determine, whether it is appropriate for such director to stand for re-election as a director of the company at the end of his or her current term;

•	at least three-fifths of our directors must meet the criteria for independence required by the NYSE, the SEC and our bylaws; and

•	no non-employee director may serve on the board of directors of more than four other public companies, and our CEO may not serve on the board of directors of more than two other public companies.

As an alternative to term limits for directors, the Nominating, Governance and Sustainability Committee annually reviews each director’s continuation on the Board and regularly assesses the appropriate size of the Board.

The Nominating, Governance and Sustainability Committee uses a variety of methods for identifying and evaluating director nominees and considers, from time to time, various potential candidates for directorships. Candidates may come to the attention of the Nominating, Governance and Sustainability Committee through current or former directors, members of executive management, other sources of referral or EOG’s contacts in the business and other professional communities. These candidates may be evaluated at regular or special meetings of the Nominating, Governance and Sustainability Committee and may be considered at any point during the year.

When appropriate and at its discretion, the Nominating, Governance and Sustainability Committee may retain a search firm to assist in identifying candidates for the Board. In such instance, and consistent with the charter of the Nominating, Governance and Sustainability Committee and our Corporate Governance Guidelines, such search firm will be affirmatively instructed to include qualified women and minority candidates for consideration by the Board and the Nominating, Governance and Sustainability Committee.

In addition, the Nominating, Governance and Sustainability Committee will consider nominees recommended by stockholders in accordance with the procedures outlined under “Stockholder Proposals and Director Nominations — Nominations for 2022 Annual Meeting of Stockholders and for Any Special Meetings of Stockholders” below. The Nominating, Governance and Sustainability Committee will evaluate such nominees according to the same criteria, and in the same manner, as any other director nominee.

The Nominating, Governance and Sustainability Committee held four meetings during the year ended December 31, 2020. The Nominating, Governance and Sustainability Committee is currently comprised of Ms. Robertson (Chairperson), Ms. Clark and Messrs. Crisp, Daniels, Day, Gaut, Kerr and Textor.

Audit Committee

The Audit Committee, which is comprised exclusively of independent directors, is responsible for the oversight of our accounting and financial reporting processes and the audits and reviews of our financial statements.

The Board has selected the members of the Audit Committee based on the Board’s determination that the members are financially literate (as required by NYSE rules) and qualified to monitor the performance of management and the independent auditors and to monitor our disclosures so that our disclosures fairly present our business, financial condition and results of operations.

The Board has also determined that Ms. Clark, an independent director since January 2014 and the Chairperson of our Audit Committee since February 2015, Mr. Textor, an independent director since May 2001 and the Chairman of our Audit Committee from May 2001 until February 2015, and Mr. Gaut, an independent director since October 2017, are each an “audit committee financial expert” (as defined in the SEC rules) because each has the following attributes: (1) an understanding of generally accepted accounting principles in the United States of America (“GAAP”) and financial statements; (2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (3) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of accounting issues that can reasonably be expected to be raised by our financial statements; (4) an understanding of internal controls over financial reporting; and (5) an understanding of audit committee functions. Each of Ms. Clark and Messrs. Textor and Gaut has acquired these attributes by means of having held various positions that provided relevant experience, as described in each director’s biographical information under “Item 1. Election of Directors” below, and, in the case of Mr. Textor, by further having served as Chairman of our Audit Committee from May 2001 until February 2015.

The Audit Committee has sole and direct authority, at its discretion and at our expense, to appoint, compensate, oversee, evaluate and terminate our independent auditors and any other registered public accounting firms engaged to perform audit, review or attest services for EOG, and to review, as it deems appropriate, the scope of our annual audits, our accounting policies and reporting practices, our system of internal controls, our compliance with policies regarding business conduct and ethics and other matters. In addition, the Audit Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Audit Committee. The Audit Committee also reviews and approves the annual Report of the Audit Committee that is included in this proxy statement.

The Audit Committee held seven meetings during the year ended December 31, 2020 and is currently comprised of Ms. Clark (Chairperson), Ms. Robertson and Messrs. Crisp, Daniels, Day, Gaut, Kerr and Textor.

Compensation Committee

The Compensation Committee, which is comprised exclusively of independent directors, is responsible for the administration of our stock compensation plans and for the evaluation and determination of the compensation arrangements for our executive officers and directors. The Compensation Committee is also responsible for reviewing the disclosures in our Compensation Discussion and Analysis and providing the annual Compensation Committee Report, both of which are included in this proxy statement. Please refer to “Compensation Discussion and Analysis — Compensation Process” and “Director Compensation and Stock Ownership Guidelines” below for a discussion of the Compensation Committee’s procedures and processes for making executive officer and non-employee director compensation determinations. In addition, the Compensation Committee is responsible for reviewing the relationship between our risk management policies and compensation policies and practices and making a determination as to whether any of our compensation policies or practices expose us to risks.

The Compensation Committee is authorized, at its discretion and at our expense, to retain, oversee, obtain the advice of, compensate and terminate such compensation consultants and other advisors as the Compensation Committee deems necessary to assist with the execution of its duties and responsibilities, and is responsible for assessing the independence of any such consultants or advisors and whether any such consultant or advisor has a conflict of interest in respect of its engagement by the Compensation Committee. All of the members of the Compensation Committee qualify as “Non-Employee Directors” under Rule 16b-3 under the Exchange Act.

The Compensation Committee held five meetings during the year ended December 31, 2020 and is currently comprised of Messrs. Daniels (Chairman), Crisp, Day, Gaut, Kerr and Textor and Mses. Clark and Robertson.

Compensation Committee Interlocks and Insider Participation

Messrs. Daniels (Chairman), Crisp, Day, Gaut, Kerr and Textor and Mses. Clark and Robertson serve as members of the Compensation Committee and none of them is a current or former officer or employee of EOG. During the year ended December 31, 2020, none of our executive officers served as a director or member of the compensation committee (or other committee of the board performing equivalent functions) of another entity where an executive officer of such entity served as a director of EOG or on our Compensation Committee.

Stockholder Communications with the Board

Pursuant to the process adopted by the Board, our stockholders and other interested parties may communicate with members of the Board by submitting such communications in writing to our Corporate Secretary (Michael P. Donaldson), who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received in a log established for that purpose, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Corporate Secretary will not open the communication, but will note the date the communication was received in a log established for that purpose and promptly forward the communication to the director(s) to whom it is addressed. Further information regarding this process can be found on our website at www.eogresources.com/company/board-of-directors.

Our stockholders and other interested parties can also communicate directly with the presiding director for the executive sessions of the non-employee directors, or the non-employee directors as a group, using the same procedure outlined above for general communications with the Board, except any such communication should be addressed to the presiding director or to the non-employee directors as a group, as appropriate.

Environmental, Social and Governance Matters

Engagement with Stockholders

As stated in our prior public disclosures, EOG is committed to open, collaborative communications with our stockholders; transparency; providing our stockholders with the ability to effectively voice their opinions; being accountable to our stockholders; and operating in an environmentally responsible and safe manner.

Pursuant to these commitments, we have, over the last several years, engaged in, and continue to engage in, substantial, collaborative discussions and correspondence with various EOG stockholders regarding a range of ESG matters. In addition, we have maintained a productive, ongoing dialogue with our investors regarding our public disclosures addressing a range of ESG topics. EOG intends to continue engaging in such discussions and correspondence with our stockholders and to periodically update and expand our related public disclosures.

2019 Sustainability Report

As evidence of our continuing commitment, EOG published our 2019 Sustainability Report in September 2020. Like our inaugural 2017 Sustainability Report and our 2018 Sustainability Report, our 2019 Sustainability Report reflects the contributions of many employees across multiple functions throughout the company and, we believe, is a great example of EOG’s multi-disciplinary teamwork and culture and our commitment to sustainability.

In a continuing effort to improve our ESG reporting, our 2019 Sustainability Report expanded on the disclosures in our 2018 Sustainability Report, and introduced new disclosures in a number of areas, including:

•	Quantitative Methane Emissions Target – We established a longer-term, quantitative methane emissions reduction target. Our goal is to reduce our methane emissions percentage to 0.06 by 2025.

•

Quantitative Greenhouse Gas (“GHG”) Emissions Target – We further expanded our commitment to reducing emissions by also establishing a target to reduce our GHG emissions intensity rate to 13.5 by 2025.

•

Water Sources Disclosure – We expanded our water use disclosures by categorizing our intensity rates into fresh, non-fresh and reuse going back to 2017, to provide stakeholders a more complete picture of our water management practices.

•

Community Safety and Security – We enhanced our disclosures on our community safety and security initiatives, including our efforts to raise awareness of, and conduct training regarding the prevention of, human trafficking.

•	New Topics – We added and expanded discussions on a number of new topics, including flaring, biodiversity and land reclamation, as well as including our director skills and experience matrix.

Our 2019 Sustainability Report is available on our corporate website at www.eogresources.com/sustainability. Our 2020 Sustainability Report (to be published in the fall of 2021) will contain updated and expanded narrative and quantitative disclosures regarding our ESG-related activities.

Recently Announced Sustainability Goals and Ambitions

In February 2021, we announced our endorsement of the World Bank Zero Routine Flaring by 2030 Initiative with a goal to achieve that standard by 2025. In addition, we set an ambition to reach net zero scope 1 and scope 2 GHG emissions by 2040.

2021 ESG Goals for Executive Compensation

As further discussed in the “Compensation Discussion and Analysis” section below, as part of our compensation program, EOG’s executive officers are eligible to receive annual bonuses under the EOG Resources, Inc. Annual Bonus Plan (“Annual Bonus Plan”) based on the achievement of operational, financial, and strategic goals established by the Compensation Committee.

These performance goals have historically included ESG-related goals focused on improving our strong safety and environmental record, including reducing our total recordable incident rate and oil spill rates. In 2019, the Compensation Committee expanded the ESG-related goals to also include the reduction of EOG’s GHG emissions intensity rate and methane emissions intensity rate, in each case for 2019, below prior year levels. Based on its review of our compensation program and stockholder feedback, in 2020, the Compensation Committee established a separately weighted ESG-related goal for 2020 performance – specifically, the reduction of each of our GHG, methane and flaring emissions intensity rates, total recordable incident rate and oil spill rates for 2020 below 2019 levels.

The Compensation Committee has again established a separately weighted ESG-related goal to evaluate our 2021 performance – specifically, the reduction of each of our GHG, methane and flaring emissions intensity rates, total recordable incident rate and oil spill rates for 2021 below 2020 levels and the increase of our wellhead gas capture rate for 2021 above the 2020 level.

Please see the “Glossary of Terms” included in Annex A for definitions of certain of the terms used above.

Codes of Conduct and Ethics and Corporate Governance Guidelines

Pursuant to NYSE and SEC rules, we have adopted a Code of Business Conduct and Ethics (“Code of Conduct”) that applies to all of our directors, officers and employees, and a Code of Ethics for Senior Financial Officers (“Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer and controllers.

You can access our Code of Conduct and Code of Ethics on our website at www.eogresources.com/ company/board-of-directors, and any stockholder who so requests may obtain a copy of our Code of Conduct or Code of Ethics by submitting a written request to our Corporate Secretary (Michael P. Donaldson). We intend to disclose any amendments to our Code of Conduct or Code of Ethics and any waivers with respect to our Code of Conduct or Code of Ethics granted to our principal executive officer, our principal financial officer, our principal accounting officer, any of our controllers or any of our other employees performing similar functions on our website at www.eogresources.com within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Conduct or our Code of Ethics to any such officers or employees or to any of our directors.

Further, we have adopted, pursuant to NYSE rules, Corporate Governance Guidelines, which may be accessed on our website at www.eogresources.com/company/board-of-directors. Any stockholder may obtain a copy of our Corporate Governance Guidelines by submitting a written request to our Corporate Secretary (Michael P. Donaldson).

REPORT OF THE AUDIT COMMITTEE

In connection with the fiscal year 2020 audited financial statements of EOG Resources, Inc. (“EOG”), the Audit Committee of the Board of Directors of EOG, during its February 2021 meeting, (1) reviewed and discussed the audited financial statements with EOG’s management; (2) discussed with EOG’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the United States Securities and Exchange Commission; (3) received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence; (4) discussed with the independent auditors the independent auditors’ independence; and (5) considered whether the provision of non-audit services by EOG’s principal auditors is compatible with maintaining auditor independence.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements for fiscal year 2020 be included in EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the United States Securities and Exchange Commission.

AUDIT COMMITTEE
Janet F. Clark, Chairperson
Charles R. Crisp
Robert P. Daniels
James C. Day
C. Christopher Gaut
Michael T. Kerr
Julie J. Robertson
Donald F. Textor

COMPENSATION COMMITTEE REPORT

The Compensation Committee, in connection with its February 2021 meeting, has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in the proxy statement relating to the 2021 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE
Robert P. Daniels, Chairman
Janet F. Clark
Charles R. Crisp
James C. Day
C. Christopher Gaut
Michael T. Kerr
Julie J. Robertson
Donald F. Textor

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis section, in the executive compensation tables and notes thereto in the “Executive Compensation” section below and elsewhere in this proxy statement, “Named Officers” refers to the following individuals:

Name	Job Title
William R. Thomas	Chairman of the Board and Chief Executive Officer
Lloyd W. Helms, Jr.	Chief Operating Officer
Timothy K. Driggers	Executive Vice President and Chief Financial Officer
Michael P. Donaldson	Executive Vice President, General Counsel and Corporate Secretary
Ezra Y. Yacob	Executive Vice President, Exploration and Production (promoted to President, effective January 4, 2021)

Additionally, (1) “peer group,” “peer companies,” “peer group companies” or similar phrases refers to the companies identified under “Compensation Process — Compensation Assessment Tools” below, except as otherwise specified or indicated herein; and (2) certain of the measures referenced below and identified with an asterisk (*) are non-GAAP measures, for which reconciliations to comparable GAAP measures and related definitions and discussion are included in Annex A. A glossary of certain terms is also included in Annex A.

Executive Summary

This Compensation Discussion and Analysis focuses on EOG’s 2020 compensation programs, actions and outcomes relative to our 2020 performance. The Compensation Committee (“Committee”) believes that our executive management team continues to foster a unique culture that has firmly established EOG as a leader in the exploration and production industry. Our decentralized structure and “pleased but not satisfied” culture encourage innovation and cross-play collaboration, which creates a cycle of continuous improvement and cost reduction. In addition, our focus on “premium” wells has further established EOG as the industry leader in creating sustainable value through industry cycles. Our key strategic priorities include:

•	Returns-Focused – Our “premium” well strategy requires any new capital to generate at least a 30% direct after-tax rate of return* at $40/Bbl oil and $2.50/Mcf natural gas.

•	Disciplined Growth – Based on a 70-80% reinvestment rate, our growth will be tied to the fundamentals of the oil and gas market.

•	Significant Free Cash Flow – We are focused on generating free cash flow to return cash to shareholders and maintain a low debt profile.

•	Sustainability Leader – As a leader in the oil and gas industry, we want to be on the forefront of sustainable business practices.

Despite the unprecedented oil price collapse and demand destruction caused by the oil price war and COVID-19 pandemic, EOG’s financial, operational, safety and environmental performance in 2020 was among the best in our company’s history. The following are key highlights of our achievements in 2020:

•	Earned a direct after-tax rate of return* of more than 50% based on our premium price deck of $40/Bbl oil and $2.50/Mcf natural gas.

•	Generated $1.6 billion of free cash flow* and increased our dividend by 30%.

•	Added significant “premium” quality plays in multiple basins.

•	Reduced well costs 15% in 2020 and took steps to further reduce well costs in 2021, with a goal to be one of the lowest-cost oil producers globally.

•	Maintained a strong balance sheet, ending the year with a net debt-to-total capitalization ratio* of 11%.

•	Continued our commitment to safety and the environment, achieving our lowest total recordable incident rate, total oil spill rate and methane, GHG and flaring intensity rates to date.

The Committee viewed management’s performance as strong in the challenging environment. Operational and financial results were generally at or above expectations set prior to the pandemic, while our stock price declined in-line with the reduction in commodity prices. As a result, our Committee took the following key actions in 2020, discussed in more detail below:

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After holding base salaries flat for 2019, in February 2020, increased base salaries for the Named Officers (excluding Mr. Thomas) to reflect the individuals’ continued growth in their roles and to align more closely with the market.

•	In September 2020, granted the same number of shares as the prior year to our Named Officers, resulting in an approximately 50% reduction in long-term incentive grant values from 2019.

•	In February 2021, awarded annual bonuses averaging 109% of target to our Named Officers for 2020 performance (as described below).

Summary of Pay and Performance Alignment

Our compensation program is designed to align our executives’ long-term realizable pay with long-term performance, with a significant weighting on long-term incentives that are tied to the stock price returns our stockholders experience. The following graphic demonstrates this long-term alignment by showing the amount of target compensation awarded to our CEO over each of the last five years and the realizable value of that compensation as of December 31, 2020. The closing price of our Common Stock on the NYSE on December 31, 2020 was $49.87.

CEO Target Compensation(a) vs. Realizable Compensation(b)

	2016	2017	2018	2019	2020
Target Total Compensation Opportunity (in thousands)	$11,346	$10,445	$11,850	$11,850	$7,087
Annual Bonus Paid as a Percent of Target	0%	125%	135%	150%	115%
Stock Price Performance Since LTI Grant(c)	(47.5)%	(48.2)%	(60.7)%	(33.6)%	33.2%
EOG TSR Rank over Three-Year Performance Period(d)	3 of 9 (achieved)	4 of 9 (achieved)	5 of 10 (in progress)	6 of 10 (in progress)	Begins 2021

(a)

Target compensation for each year reflects actual salary paid during the year, target bonus for the year, and the grant date target value of long-term incentive grants awarded in that year. The 2016 Target Total Compensation Opportunity includes a one-time performance unit award.

(b)

Realizable compensation for each year reflects (1) actual salary paid during the year; (2) actual bonus paid for the year’s performance; (3) the value of performance units granted that year based on our stock price as of December 31, 2020 and the TSR Rank achieved if the applicable performance period has been completed, or as of December 31, 2020 if the applicable performance period has not been completed; and (4) the value of RSUs and SARs granted that year as of December 31, 2020. The 2016 Realizable Compensation includes the value as of December 31, 2020 of the one-time performance unit award.

(c)	EOG’s stock price performance for each year is measured from the date of grant for such year to December 31, 2020.

(d)

Our TSR Rank relative to the TSR of our peer companies for each year is reflected as achieved if the applicable performance period has been completed, or as of December 31, 2020 if the applicable performance period has not been completed.

The following charts illustrate that the largest portion of target compensation for our Named Officers is in long-term equity compensation, consistent with our belief that our executive compensation program should be heavily influenced by our absolute stock price performance to further align the interests of our Named Officers with those of our stockholders. In the case of performance units, the largest single component of our program, compensation is further influenced by relative stock price performance compared to our peers. In addition, each of our Named Officers owns a substantial amount of our stock.

TOTAL TARGET COMPENSATION – CEO	TOTAL TARGET COMPENSATION – OTHER NAMED OFFICERS

Say-on-Pay Vote and Key Program Features

At our 2020 annual meeting of stockholders, the vast majority of our stockholders voted to approve our executive compensation program, with approximately 95% approval among votes cast. Based on these voting results and the Committee’s periodic reviews of our executive compensation program, we did not make any significant changes to our executive compensation program for 2020.

Our program continues to reflect an alignment with current governance trends, while maintaining a competitive compensation design to motivate and reward our Named Officers to deliver company performance. Certain best practice, stockholder-friendly elements of our compensation program are described below.

Compensation Program Best Practices

✓	Strong pay for performance linkage between company performance, individual performance and executive compensation outcomes

✓	Significant performance-based pay structure for our Named Officers

✓	Structured Annual Bonus Plan, including bonus targets and metric weightings, tied to key operational, financial and strategic goals

✓	Meaningful stock ownership by, and stock ownership guidelines for, the Named Officers

✓	Minimal perks and limited supplemental pension benefits

✓	No employment agreements

✓	No single-trigger change-in-control severance benefits or excise tax gross-ups

✓	Anti-hedging and insider-trading policies in place

✓	Engagement of an independent compensation consultant reporting to the Compensation Committee

Compensation Objectives

Our executive compensation program is designed to attract and retain a highly qualified and motivated management team and appropriately reward individual executive officers for their contributions to the achievement of EOG’s key short-term and long-term goals. The Committee is guided by the following key principles in determining the compensation of our CEO and other Named Officers:

Objective	Compensation Program Attributes
Competitive and Market Based

•     Target compensation opportunities reference the middle range of our peer group, while considering other factors and individual situations

•     Extended vesting periods enhance the long-term retention of our Named Officers

Pay for Company Performance

•     Compensation opportunities are designed to reward employees for achieving critical operational, financial and strategic goals

•     Performance-based design incentivizes the achievement of a balance of short- and long-term business objectives, key to positioning EOG for long-term success

•     When goals are not achieved, compensation opportunities will result in below-target outcomes

Pay for Individual Performance

•     Executive Officers are held accountable for achievement of pre-determined individual performance goals

•     If individual performance goals are not achieved, compensation opportunities may result in below-target outcomes

Aligned with Stockholder Interests	• LTI awards comprised of performance units, restricted stock/RSUs and SARs make up a significant portion of each Named Officer’s compensation opportunity
• 67% of CEO pay is directly linked to share price performance • Named Officers are subject to stock ownership requirements

Each of the components of our executive compensation program plays a unique role in meeting our compensation objectives:

Compensation Element	Role in Total Compensation
Base Salary	• Provides a competitive level of fixed compensation based on the individual’s role, experience, qualifications and performance
Annual Bonus

•     Aligns Named Officer compensation with our annual operational, financial and strategic performance

•     Recognizes individual contributions to our annual performance

•     Communicates the Board’s evaluation of our annual performance

Long-Term Incentives – Performance Units, Restricted Stock/RSUs, and SARs

•     Aligns Named Officer compensation with sustained long-term value creation

•     Creates a meaningful and sustained ownership stake in EOG

•     Fosters retention through forfeitable awards

•     Requires industry-competitive stock performance to achieve or surpass targeted compensation levels

Post-Termination Compensation and Benefits	• Provides a competitive level of income protection
Benefits – Retirement, Health and Welfare	• Provides financial security for various life events (e.g., disability or death) • Matches benefits generally provided to other EOG employees

Compensation Process

During each year, the Committee periodically reviews our executive compensation program and determines whether each component continues to promote our compensation objectives.

The Committee’s Decision-Making Process

The Committee oversees a rigorous process to set performance goals, evaluate progress toward such goals, monitor external trends, measure competitiveness and determine compensation outcomes. The Committee meets at least once per calendar quarter, with standing agenda items that support a disciplined process and address the responsibilities outlined in the Committee’s charter.

First Quarter

•     Final Company, CEO and Named Officer performance reviews for prior year

•     Approve incentive plan payouts for prior year based on audited results against pre-established goals

•     Establish Named Officer salary and bonus targets for new year

•     Approve Company and CEO operational, financial and strategic goals for new year

•     Evaluate and approve benchmarking peer group

Second Quarter	• Annual shareholder meeting and voting • Review of governance trends and industry compensation updates • Assess progress toward goals
Third Quarter	• Review of industry compensation data and external compensation trends • Approve and award annual LTI awards • Assess progress toward goals
Fourth Quarter	• Early view of full-year Company performance • Review stock ownership guidelines and non-employee director/officer stock ownership compliance

Role of Chief Executive Officer and Other Officers

The Committee considers input from our CEO in making determinations regarding our executive compensation program and the individual compensation of each executive officer, other than our CEO. Our CEO meets with each executive officer at the beginning of the year to identify and discuss individual performance goals related to the executive officer’s expected contribution to the achievement of our performance goals for the upcoming year.

Our CEO provides performance feedback to each executive officer throughout the year. Our CEO and his officer team also provide information to the Committee regarding the performance of the company for the Committee’s determination of annual bonuses. The Committee makes the final determination of Named Officer compensation. Our CEO makes no recommendations regarding, and does not participate in discussions about, his own compensation.

Role of Independent Consultant

For 2020, the Committee continued its engagement of Meridian Compensation Partners LLC (“Meridian”) as its independent compensation consultant. Meridian reports solely to the Committee, and the Committee determines the scope of Meridian’s engagement, which includes:

•	Attending and participating in meetings of the Committee.

•	Providing input into compensation program design discussions and individual compensation actions, as needed.

•	Providing benchmarking (e.g., peer company) data on executive compensation for the Committee to use in its decision-making process.

•	Reviewing and providing feedback on our SEC filings relating to executive compensation, including our Compensation Discussion and Analysis disclosures.

•	Keeping the Committee apprised of trends and other developments affecting executive compensation.

Meridian meets periodically with members of EOG management in carrying out these duties. The Committee has evaluated the independence of Meridian based on the SEC’s factors affecting independence and has concluded that Meridian is independent and that there are no conflicts of interest associated with Meridian’s engagement.

Compensation Assessment Tools

In order to attract, motivate and retain talented executive officers, we must ensure that our executive compensation program remains competitive with the types and ranges of compensation paid by our peer companies who compete for the same executive talent. On an annual basis, the Committee reviews and discusses compensation data for our CEO and our other Named Officers as compared to compensation data for similarly situated executive officers at peer companies selected by the Committee.

The Committee selects peer companies with similar market capitalizations and similar lines of business to EOG (i.e., independent exploration and production companies). The peer group changes from time to time as a result of fluctuations in company size, changes in the business lines of our peers, acquisitions, developments in the oil and gas industry and other factors.

In February 2020, the Committee conducted its annual review of the peer group with the assistance of Meridian and made no changes. As a result, the peer group used by the Committee in making 2020 compensation decisions consisted of the following exploration and production companies:

2020 Peer Group

Apache Corporation	Concho Resources, Inc.	ConocoPhillips

Devon Energy Corporation	Hess Corporation	Marathon Oil Corporation

Noble Energy, Inc.	Occidental Petroleum Corporation	Pioneer Natural Resources Company

	Enterprise Value (MM)*	Market Cap (MM)*	Total Assets (MM)*
EOG Resources, Inc.	$29,959	$26,399	$35,222
Relative Percentile Rank Position	78%	89%	78%

*	Enterprise Value and Market Cap are as of August 31, 2020 and Total Assets is based on most recent annual or quarterly public disclosure as of August 31, 2020

As of August 2020, EOG was above the 75th percentile of this peer group in terms of enterprise value, market capitalization and assets. Following the acquisition of Noble Energy, Inc. by Chevron Corporation, the Committee replaced Noble Energy, Inc. with Diamondback Energy, Inc. The revised peer group with Diamondback was established for purposes of measuring relative TSR performance for the 2020 performance unit awards.

In September 2020, Meridian provided the Committee with a Top Officer Benchmarking Study based on Meridian’s 2020 North America Oil and Gas Exploration & Production (E&P) Compensation Survey. The report provided information on the amounts, opportunities and forms of compensation used across our peer group. The Committee also reviewed data from a broader group of oil and gas exploration and production companies of varying sizes to validate the peer group data.

Executive Compensation Program for 2020

The following discussion describes the components of our executive compensation program and explains how we determined the amounts for our Named Officers.

Base Salary

The following table presents the base salaries for each of our Named Officers for 2019 and 2020. In February 2020, the Committee increased base salaries for certain Named Officers after holding them flat for 2019. The increases provided to the Named Officers reflect individuals’ growth in their role and align them closer to the market.

Name	2019 Base Salary	2020 Base Salary
William R. Thomas	$1,000,000	$1,000,000
Lloyd W. Helms, Jr.	$650,000	$700,000
Timothy K. Driggers	$615,000	$650,000
Michael P. Donaldson	$600,000	$650,000
Ezra Y. Yacob	$450,000	$500,000

Annual Bonus

Our CEO and other Named Officers are eligible to receive annual bonuses under the Annual Bonus Plan. The Committee believes that a subjective determination utilizing specific weighted metrics for bonus funding based on a retrospective evaluation of performance against goals yields the most appropriate bonus outcome. The Committee also believes that setting specific performance goals in advance helps establish important benchmarks and communicates EOG’s top priorities to its Named Officers and employees. In addition to, or instead of, the categories of performance goals listed below, the Committee in the future may establish performance goals based on other financial measures as well as operational and strategic goals relevant to our annual operating plan.

In a commodity business like ours, certain performance goals can lose their relevance with material fluctuations in commodity prices. In addition, strict adherence to established performance goals may also prevent us from modifying our business strategy during the year as appropriate. Accordingly, the Committee has the discretion to revise or modify the performance goals during the year to address material fluctuations in commodity prices, changes to our operating plan or business strategy and other factors.

The Committee established the following goals and weightings to evaluate our 2020 performance. The resulting assessment of performance against each goal is also provided below.

	Performance Goal	Weight	Assessment	Result
Achieve 45% all-in after-tax rate of return* on total capital expenditures		20%	Achieved a 46% all-in after-tax rate of return*	Achieved

Achieve double-digit ROCE*		15%	Achieved a 4.3% ROCE*	Did not achieve
Generate free cash flow* of $1.2 billion and reduce net debt-to-total capitalization ratio*		10%	Generated $1.6 billion of free cash flow* and reduced net debt-to-total capitalization ratio* from 13% to 11%	Significantly exceeded

Achieve the following production and unit cost targets:		5%		Did not achieve production targets due to deferred production; Achieved unit cost targets for DD&A and LOE & Transportation Expense; Did not achieve unit cost target for G&A Expenses due to deferred production
•	510 MBbld crude oil and condensate production		Crude oil and condensate production – 409 MBbld
•	919 MBoed total production		Total production – 754 MBoed
•	$12.56/Boe DD&A		Actual DD&A – $12.32/Boe
•	$7.00/Boe LOE & Transportation Expense		Actual LOE & Transportation Expense – $6.51/Boe
•	$1.60/Boe G&A Expenses		Actual G&A Expenses – $1.75/Boe
Achieve top-half status in peer group in absolute stock price performance and forward-year cash flow multiple		5%	Finished sixth out of ten peers in absolute stock price performance and fourth out of ten peers in forward-year cash flow multiple	Did not achieve top-half status relative to absolute stock price performance, but exceeded goal relative to forward-year cash flow multiple

Improve strong safety and environmental record, including a reduction in methane, GHG and flaring intensity rates		5%	Achieved lowest total recordable incident rate, total oil spill rate and methane, GHG and flaring intensity rates to date	Significantly exceeded
Strategic and other operational goals, such as:		40%		Overall, significantly exceeded
•	Lower finding costs by 4%		Lowered finding costs by significantly more than 4%
•	Improve capital efficiency by 5%		Improved capital efficiency by significantly more than 5%
•	Drill 75% “premium” wells		Drilled more than 75% “premium” wells
•	Reduce total well cost by 4%		Reduced total well cost by 15%
•	Increase “premium” drilling inventory by 500 more locations than completed wells		Increased “premium” drilling inventory by 1,500 locations compared to 545 completed wells
•	Test and confirm new “premium” oil or gas prospects		Tested and confirmed several new “premium” prospects
•	Capture key acreage on new “premium” oil plays		Acquired key acreage on a number of new “premium” oil plays

Consistent with its determination of bonuses in prior years, the Committee applied the results above to the Named Officers’ 2020 bonus targets, which were the same as the bonus targets for 2019. The performance factors reflect each Named Officer’s contribution to the company’s achievement of 2020 performance goals and the officer’s achievement of his individual performance goals. Based on the results of the Committee’s assessment set forth above, the Committee awarded a bonus, paid entirely in cash, to each of the Named Officers for 2020 performance as follows:

Name	Salary as of 12-31-20	Bonus Target (as a % of Salary)	Performance Factor	Actual Bonus Paid ($)
William R. Thomas	$1,000,000	135%	115%	$1,550,000
Lloyd W. Helms, Jr.	$700,000	100%	114%	$800,000
Timothy K. Driggers	$650,000	80%	100%	$520,000
Michael P. Donaldson	$650,000	80%	100%	$520,000
Ezra Y. Yacob	$500,000	90%	116%	$520,000

Long-Term Incentives

The long-term incentive component of our executive compensation program comprises a substantial majority of our Named Officers compensation, tying a significant portion of Named Officers’ compensation to our stock price performance, both on an absolute and relative basis. The long-term incentive awards are granted under the terms of the 2008 Stock Plan. In 2020, our Named Officers’ long-term incentives consisted of three vehicles:

•	Performance Units

•	Restricted Stock/RSUs

•	SARs

The table below summarizes the key features of each vehicle.

Vehicle	Purpose	Key Terms
Performance Units

•   Reward our Named Officers based on EOG’s stock performance versus a specified group of peer companies and our absolute stock price performance

•   Align the interests of our Named Officers with those of our stockholders

•   Emphasize our long-term strategy

•   Our TSR is measured relative to the TSR of our peer companies (as specified in the governing grant agreements) over the three full calendar years following the grant date

•   Awards denominated and paid (upon vesting) in shares of our Common Stock creating a further tie to our stock price performance during the vesting period

•   Stockholder return calculated using December average closing stock prices at beginning and end of performance period

•   0-200% of award may be earned based on EOG’s TSR ranking relative to such companies; 100% of award is only earned if EOG ranks above the median of the group. Performance multiple scale provided below

•   “Cliff” vest the February 28th immediately following the completion of the three-year performance period and the certification of the applicable performance multiple by the Committee

•   Dividends are subject to the applicable performance multiple and are credited to the holder and paid at the expiration of the vesting period or forfeited if the performance units are forfeited

Restricted Stock/RSUs

•   Align the interests of our Named Officers with those of our stockholders

•   Enhance the retention of our Named Officers

•   Emphasize our long-term strategy

•   May be issued in special situations to recognize achievements (for example, the discovery of significant oil and gas reserves)

•   “Cliff” vest three years from grant date

•   Dividends are credited to the holder and paid at the expiration of the vesting period or forfeited if the restricted stock/RSUs are forfeited

•   RSUs are granted instead of restricted stock if the Named Officer is 62 years old or older or will reach age 62 prior to the grant’s vesting date, in order to avoid adverse tax consequences to the Named Officer under the Code

SARs	• Reward our Named Officers for absolute increases in stockholder value • Align the interests of our Named Officers with those of our stockholders

•   Seven-year exercise period

•   SARs are settled in shares of our Common Stock based on the appreciation in value of the SAR based on the excess of the fair market value of our Common Stock on the date of exercise over the exercise price (i.e., the closing stock price on grant date), net of applicable taxes

•   Vest over three years in increments of 33.3% on the one-year and two-year anniversaries of the grant date and 33.4% on the three-year anniversary of the grant date

The long-term incentive awards granted to each Named Officer are generally determined at the Committee’s third quarter meeting each year (with grant dates established within one week of the date of Committee approval to allow time to administer the grants), based on the following factors:

•	Compensation data from our peer group for executives in similar positions

•	An evaluation of our progress to-date towards achieving our pre-determined company performance goals

•	Individual Named Officer contributions toward achievement of our performance goals and the officer’s achievement towards his performance goals

•	General market and industry conditions

Based on the factors described above, the Committee, in September 2020, granted to each of the Named Officers the long-term incentive awards set forth in the following table. These awards reflect the same number of shares as were granted in 2019. The decline in EOG’s stock price between the 2019 and 2020 grants resulted in an approximately 50% reduction in grant date values for each of our Named Officers.

Name	Number of Performance Units	Performance Unit Value(a)	Number of Shares of Restricted Stock/RSUs	Restricted Stock/RSU Value(a)	Number of Securities Underlying SARs	SAR Value(b)	Total Grant Value
William R. Thomas	75,908	$2,841,996	31,628	$1,184,152	46,494	$710,504	$4,736,652
Lloyd W. Helms, Jr.	29,564	$1,106,876	12,318	$461,186	18,108	$276,720	$1,844,782
Timothy K. Driggers	21,574	$807,731	8,989	$336,548	13,214	$201,931	$1,346,210
Michael P. Donaldson	19,976	$747,901	8,323	$311,613	12,235	$186,971	$1,246,485
Ezra Y. Yacob	14,742	$551,940	6,142	$229,956	9,029	$137,978	$919,874

(a)

The grant value of performance units and restricted stock/RSUs was based on the closing price of our Common Stock on the NYSE on September 28, 2020 of $37.44 per share. As noted in footnote (e) to the “Grants of Plan-Based Awards Table for 2020” below, the grant value per performance unit used for accounting purposes, based on the Monte Carlo simulation, was $42.77 per unit.

(b)

The grant value of SARs was based on a grant price of $37.44 and a restricted stock/RSU-to-SAR ratio of 2.45-to-1 (consistent with Section 4.2(c)(ii) of the 2008 Stock Plan). As noted in footnote (e) to the “Grants of Plan-Based Awards Table for 2020” below, the grant value per SAR used for accounting purposes, based on the Hull-White II binomial option pricing model, was $11.01 per share.

The performance units are subject to the performance multiple specified below based on our TSR relative to the TSR of our peer companies (as specified in the governing grant agreements) over the first three full calendar years following the grant date, according to the following scale:

EOG Rank	Performance Multiple
1	200%
2	175%
3	150%
4	125%
5	100%
6	75%
7	50%
8	25%
9	0%
10	0%

This payout scale requires EOG’s TSR to be above the median of the peers in order to earn 100% of the targeted number of shares.

Effective February 9, 2021, the Committee certified a performance multiple of 125% as being applicable to the performance units granted on September 25, 2017 (which “cliff” vested on February 28, 2021) based on (1) our TSR over the applicable three-year performance period relative to the TSR of each of the applicable peer companies and (2) our “TSR Rank” (as defined in the grant agreements) of “4”.

Post-Termination Compensation and Benefits

The components of our post-termination compensation and benefits, and the events that trigger those benefits, are discussed under “Potential Payments Upon Termination of Employment or Change of Control” below. We do not have employment agreements with our Named Officers. Each Named Officer has a change of control agreement that provides benefits in the event of a change of control of EOG and subsequent qualified termination of their employment. The Committee believes that these change of control benefits, which are a significant component of our executive compensation program, are an appropriate retention device in a competitive market and believes that our Named Officers should be compensated if they (1) are involuntarily terminated (other than for cause) after a change of control of EOG or (2) voluntarily terminate their employment with EOG after a change of control of EOG under circumstances that constitute “good reason” (as defined in the change of control agreements).

Other Compensation and Benefits

Savings and Retirement Plan. For fiscal year 2020, we maintained the EOG Resources, Inc. Savings and Retirement Plan (as amended, the “Savings and Retirement Plan”), a defined contribution plan that qualified under Section 401(a) of the Code, under which we matched 100% of an employee’s pre-tax contributions up to 6% of the employee’s annual base salary, overtime pay (if any) and annual cash bonus, subject to applicable statutory limits. Under this plan, we also contribute an additional 3% to 9% (depending on the employee’s age and years of EOG service) of the employee’s annual base salary, overtime pay (if any) and annual cash bonus, subject to applicable statutory limits. In 2020, the contribution percentage for each of the Named Officers was 9%, except for Mr. Yacob for whom the contribution percentage was 7%. We have no supplemental retirement benefits for our executive officers, other than the Make-Whole Contributions described under “Deferral Plan” below.

Deferral Plan. To allow certain key employees, including the Named Officers, to reduce their current compensation, thereby reducing current taxable income, we maintain the Deferral Plan under which a percentage of annual base salary, annual cash bonus and Savings and Retirement Plan refunds resulting from excess deferrals into our Savings and Retirement Plan may be deferred to a later specified date.

The Deferral Plan pays at-market mutual fund investment returns or treats deferrals as if they were invested in our Common Stock, based upon participant elections, and does not credit above-market or preferential earnings.

We may make contributions to the Deferral Plan on behalf of the Named Officers in the event of a reduction in benefits under our Savings and Retirement Plan due to either applicable statutory and/or plan earnings limits or because the Named Officer elects to defer annual base salary and/or annual cash bonus into the Deferral Plan. These contributions (“Make-Whole Contributions”) are intended to provide the entire contribution amount to the Named Officer’s retirement accounts as if there were no statutory or other limitations.

Perquisite Allowances. In 2020, the Named Officers each received an annual perquisite allowance of $2,600. The perquisite allowance is not “grossed up” to account for income taxes. We provide a perquisite allowance rather than pay for perquisites on an individual basis to lessen the administrative burden of documentation for individual items. Named Officers do not have to submit reimbursement requests for the enumerated items and are able to select among various perquisites as they believe appropriate.

Matching Gifts. To encourage charitable giving, we will match charitable contributions or gifts given by any employee or director, up to $75,000 annually. We also match 100% of any contributions made under our company-wide annual United Way campaign. Named Officers may participate in this program to the same extent as all other employees.

Employee Stock Purchase Plan. Each Named Officer has the opportunity to participate in the EOG Resources, Inc. Employee Stock Purchase Plan (as amended, “ESPP”) to the same extent as all other employees. The ESPP allows employees to purchase our Common Stock at a 15% discount to the closing price of our Common Stock as of certain dates, with no commission or fees, subject to applicable statutory limits.

Medical, Fitness/Wellness, Vacation, Life and Disability Plans. Each Named Officer participates in the same benefit plans available to all of our employees. We have no executive officer medical, fitness/wellness, vacation, life or disability plans.

Service Awards. Named Officers participate in our service award program that recognizes years of service provided to EOG to the same extent as all other employees.

Subsidized Parking. We offer subsidized parking to all of our employees in Houston, Texas. Income is imputed for the amount of the parking subsidy that exceeds the maximum allowable as a nontaxable fringe benefit under the Code. The imputed income does not include “gross-ups” to account for income taxes.

Other Compensation Matters

Tax and Accounting Considerations

In setting the components of our executive compensation program, the Committee considers the impact of the following tax and accounting provisions:

Code Section 162(m). Prior to January 1, 2018, Section 162(m) of the Code generally disallowed a tax deduction by public companies for compensation over $1 million paid individually to covered employees, as defined in the Code. Qualifying performance-based compensation was not subject to the deduction limit if certain requirements were met. The Tax Cuts and Jobs Act of 2017 (the “TCJA”) eliminated the qualified performance-based compensation exception to the $1 million annual deduction limit and made certain other changes that expand the pool of covered employees, in each case for tax years beginning on or after January 1, 2018. Tax deductibility is only one factor considered by the Committee in making compensation decisions that are in the best interest of EOG and our stockholders.

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Stock Compensation” (“ASC Topic 718”). ASC Topic 718 requires a public company to measure the cost of employee services received in exchange for an award of equity based on the grant date fair value of the award. Our equity awards to the Named Officers (and to our other employees) are structured to maintain the appropriate accounting treatment.

Code Section 409A. Section 409A of the Code provides that deferrals of compensation under a nonqualified deferred compensation plan or arrangement are to be included in an individual’s current gross income to the extent that such deferrals are not subject to a substantial risk of forfeiture and have not previously been included in the individual’s gross income, unless certain requirements are met. We structure our Deferral Plan, stock plans, change of control agreements, severance plans and agreements and other incentive plans and agreements, each to the extent they are subject to Section 409A, to be in compliance with Section 409A. We do not currently grant any discounted SARs to which Section 409A may apply.

Code Sections 280G and 4999. The change of control agreements in effect for our executive officers provide that, upon a change of control, we will either (i) reduce the amount of severance benefits otherwise payable to the executive officer so that such severance benefits will not be subject to excise tax for purposes of Code Sections 280G and 4999 or (ii) pay the full amount of severance benefits to the executive officer (but with no tax “gross-up”), whichever produces the better after-tax result for the executive officer (often referred to as the “best-of-net” approach).

Stock Ownership Guidelines

The Committee believes that it is in the best interests of our stockholders for all of our executive officers and senior management to maintain a significant ownership position in EOG to create substantial alignment between our senior management and our stockholders. Therefore, the Committee has established stock ownership guidelines ranging from 40,000 shares to 160,000 shares for our Named Officers. Each Named Officer currently satisfies these guidelines, which are reviewed annually by the Committee.

Anti-Hedging Policy Statement and Insider Trading Policy

EOG’s Insider Trading Policy prohibits hedges or short sales of EOG stock by EOG directors and Section 16 officers (including the Named Officers). In addition to our Insider Trading Policy, all transactions involving EOG stock must comply with EOG’s Code of Conduct and applicable law, including the public reporting provisions of Section 16 of the Exchange Act. Under our Code of Conduct, officers and employees are prohibited from trading in EOG stock when in possession of material, non-public information about EOG.

Our Insider Trading Policy also provides that our directors and Section 16 officers shall not hold EOG securities in a margin account or pledge (with certain limited exceptions) EOG securities as collateral for a loan. The limited exception to this prohibition is in instances where a director or Section 16 officer wishes to pledge his or her EOG securities as collateral for a personal loan (other than a margin loan to purchase EOG securities) and clearly demonstrates the financial ability to repay the loan without resort to the pledged securities. Requests for such an exception must be submitted to our CEO or General Counsel prior to pledging any securities. In the limited circumstance where an exception may be granted, EOG’s stock ownership guidelines specifically provide that any pledged stock would not be counted in determining compliance with such ownership guidelines. However, none of our Section 16 officers or directors has pledged EOG securities as collateral for a loan pursuant to this exception under our Insider Trading Policy.

Clawback Policies

Other than legal requirements under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), we currently do not have any policies in place regarding the adjustment or recovery of compensation payments or awards in the event that we are required to restate our financial statements. We believe that our accounting practices are conservative and, further, we have not been required to restate our financial statements at any time since becoming an independent company in 1999. Under the Sarbanes-Oxley Act, our CEO and CFO may be subject to clawbacks in the event of a restatement. Thus, the Committee has not deemed any additional recoupment policies to be necessary. We will continue to monitor regulations and trends in this area.

Compensation Risk Assessment

The Committee has reviewed the relationship between our risk management policies and compensation policies and practices and concluded that we do not have any compensation policies or practices that expose us to risks that are reasonably likely to have a material adverse effect on EOG.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes certain information regarding compensation paid or accrued during 2020, 2019 and 2018 to the Named Officers.

Name and Principal Position	Fiscal Year	Salary ($)(a)	Bonus ($)	Stock Awards ($)(b)	SAR Awards ($)(c)	Non-Equity Incentive Plan Comp ($)(d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(e)	All Other Compensation ($)(f)	Total ($)
William R. Thomas	2020	$1,038,462		$4,430,737	$511,899	$1,550,000		$360,510	$7,891,608
Chairman of the Board and	2019	1,000,000		8,446,069	901,054	2,025,000		366,733	12,738,856
Chief Executive Officer	2018	1,000,000		7,536,986	1,538,468	1,822,500		144,381	12,042,335

Lloyd W. Helms, Jr.	2020	$717,308		$1,725,638	$199,369	$800,000		$251,644	$3,693,959
Chief Operating Officer	2019	650,000		3,289,488	350,933	1,000,000		235,323	5,525,744
	2018	623,077		2,380,089	485,802	900,000		145,261	4,534,229

Timothy K. Driggers	2020	$668,269		$1,259,268	$145,486	$520,000		$223,543	$2,816,566
Executive Vice President and	2019	615,000		2,400,473	256,087	700,000		179,450	4,151,010
Chief Financial Officer	2018	588,077		2,141,893	437,178	665,000		113,551	3,945,699

Michael P. Donaldson	2020	$665,385		$1,165,987	$134,707	$520,000		$211,501	$2,697,580
Executive Vice President,	2019	600,000		2,222,654	237,114	685,000		230,232	3,975,000
General Counsel and	2018	569,231		1,983,360	404,840	650,000		80,592	3,688,023
Corporate Secretary

Ezra Y. Yacob	2020	$509,615		$860,471	$99,409	$520,000		$185,664	$2,175,159
Executive Vice President,	2019	450,000		1,640,268	174,982	635,000		159,660	3,059,910
Exploration and Production

(a)

Amounts represent annual base salary received by the Named Officers. EOG’s employees are paid on a bi-weekly basis and generally receive twenty-six paychecks per calendar year. However, in 2020, EOG employees, including the Named Officers, received twenty-seven paychecks due to the final payroll being processed a day earlier due to the January 1, 2021 holiday.

(b)

Amounts represent (1) the grant date fair value of performance unit awards based on the Monte Carlo simulation (for a discussion of the assumptions used, see footnote (e) to the “Grants of Plan-Based Awards Table for 2020” below); and (2) the grant date fair value of restricted stock/RSU awards based on the closing price of our Common Stock on the NYSE on the grant date.

(c)

Amounts represent the grant date fair value of SAR awards based on the Hull-White II binomial option pricing model. For a discussion of the assumptions used, see footnote (e) to the “Grants of Plan-Based Awards Table for 2020” below.

(d)	Amounts represent cash bonuses paid under the Annual Bonus Plan. See “Executive Compensation Program for 2020 — Annual Bonus” above for further discussion regarding 2020 performance.

(e)

As discussed above, we maintain the Deferral Plan under which a percentage of annual base salary, annual cash bonus and Savings and Retirement Plan refunds resulting from excess deferrals into our Savings and Retirement Plan may be deferred to a later specified date. Since the Deferral Plan does not credit above-market or preferential earnings, no earnings have been reported.

(f)	All Other Compensation for 2020 consists of:

•

Matching contributions under the Savings and Retirement Plan, our retirement contributions on behalf of each Named Officer to the Savings and Retirement Plan and our Make-Whole Contributions on behalf of each Named Officer to the Deferral Plan, as follows: Mr. Thomas, $271,575; Mr. Helms, $234,650; Mr. Driggers, $194,150; Mr. Donaldson, $189,650; and Mr. Yacob, $137,150.

•

Perquisites and other personal benefits consisting of (1) cash perquisite allowances for each of the Named Officers; (2) charitable matching contributions made by EOG for each of the Named Officers, as follows: Mr. Thomas, $84,500; Mr. Helms, $13,051; Mr. Driggers, $12,700; Mr. Donaldson, $17,908; and Mr. Yacob, $40,737; (3) service award paid to Mr. Driggers for 25 years of service to EOG; (4) expenses for spouse travel for Messrs. Thomas and Yacob (including a “gross-up” for payment of taxes); (5) expenses for personal use of company tickets to sporting events for Mr. Yacob; (6) company contributions into the Named Officer’s health savings account or provided as taxable income to Named Officers age 65 or older due to IRS regulations; (7) parking allowance for each of the Named Officers; and (8)  a wellness incentive for Messrs. Driggers and Yacob.

Grants of Plan-Based Awards Table for 2020

The following table summarizes certain information regarding grants made to each of the Named Officers during 2020 under the 2008 Stock Plan.

	Approval Date (a)	Grant Date (a)	Estimated Possible Payments under Non-Equity Incentive Plan Awards(b)			Estimated Future Payments under Equity Incentive Plan Awards(c)			All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other SAR Awards; Number of Securities Underlying SARs (#)(d)	Exercise or Base Price of SAR Awards ($/Sh)	Grant Date Fair Value of Stock and SAR Awards ($)(e)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William R. Thomas	09/22/20	09/28/20				0	75,908	151,816				$3,246,585
	09/22/20	09/28/20							31,628			$1,184,152
	09/22/20	09/28/20								46,494	$37.44	$511,899
			$0	$1,350,000	n/a

Lloyd W. Helms, Jr.	09/22/20	09/28/20				0	29,564	59,128				$1,264,452
	09/22/20	09/28/20							12,318			$461,186
	09/22/20	09/28/20								18,108	$37.44	$199,369
			$0	$700,000	n/a

Timothy K. Driggers	09/22/20	09/28/20				0	21,574	43,148				$922,720
	09/22/20	09/28/20							8,989			$336,548
	09/22/20	09/28/20								13,214	$37.44	$145,486
			$0	$520,000	n/a

Michael P. Donaldson	09/22/20	09/28/20				0	19,976	39,952				$854,374
	09/22/20	09/28/20							8,323			$311,613
	09/22/20	09/28/20								12,235	$37.44	$134,707
			$0	$520,000	n/a

Ezra Y. Yacob	09/22/20	09/28/20				0	14,742	29,484				$630,515
	09/22/20	09/28/20							6,142			$229,956
	09/22/20	09/28/20								9,029	$37.44	$99,409
			$0	$450,000	n/a

(a)

Grant dates are set approximately one week from the date the grants are approved by the Committee to allow time for individual managers to allocate approved pools to employees. The Committee determines the grant amount for each Named Officer to be granted on the same future grant date as other employees.

(b)

Amounts represent the bonus target under the Annual Bonus Plan based on the Named Officer’s salary and bonus target percentage as of December 31, 2020. There is no maximum individual award under the Annual Bonus Plan. The award amounts paid to the Named Officers in respect of 2020 performance under the Annual Bonus Plan are set forth in the “Non-Equity Incentive Plan Comp” column of the “Summary Compensation Table” above.

(c)

As set forth in the performance multiple scale in the “Executive Compensation Program for 2020 – Long-Term Incentives” section above, a performance multiple of 0% to 200% will be applied to the performance units granted based on EOG’s TSR (as defined in the grant agreements) over the three-year performance period of the awards relative to the TSR of each of our peer companies (as specified in the governing grant agreements) over the performance period. Performance units “cliff” vest the February 28th immediately following the completion of the three-year performance period (January 2021 — December 2023).

(d)	SARs vest in 33.3% increments on the one-year and two-year anniversaries of the grant date, and in an increment of 33.4% on the three-year anniversary of the grant date.
(e)

The grant date fair value of the performance units is based on the Monte Carlo simulation. We used the following assumptions for the performance units awarded on September 28, 2020: an expected volatility of 47.27% over a

3.26-year period preceding the valuation date and a risk-free interest rate of 0.16%. Based on the Monte Carlo simulation, using the above assumptions, the value of the performance units was $42.77 per unit. The grant date fair value for restricted stock/RSUs (which “cliff” vest three years from the grant date) represents the closing price of our Common Stock on the NYSE on the grant date. The grant date fair value for restricted stock/RSUs awarded on September 28, 2020 was $37.44 per share/unit. The grant date fair value of each SAR grant is based on the Hull-White II binomial option pricing model. We used the following assumptions for the SARs awarded on September 28, 2020: a dividend yield of 3.28%, expected volatility of 44.48%, a risk-free interest rate of 0.20% and a weighted-average expected life of 5.19 years. Based on the Hull-White II binomial option pricing model, using the above assumptions, the value of the SARs granted was $11.01 per share. The actual value, if any, a recipient may realize will depend on the excess of our stock price over the exercise price on the date the SARs are exercised.

Material Terms of Plan-Based Awards

The vesting schedule of all performance units, restricted stock/RSUs and SARs awarded to the Named Officers is described in footnotes (c), (d) and (e) to the “Grants of Plan-Based Awards Table for 2020” above. In accordance with the 2008 Stock Plan, unvested performance units, restricted stock/RSUs and SARs shall vest or be forfeited upon termination of employment, based on the reasons for separation, as set forth in each grant agreement. See “Potential Payments Upon Termination of Employment or Change of Control” and “Potential Payments Upon Termination of Employment or Change of Control Table” below for a discussion of the termination provisions with respect to grants of performance units, restricted stock/RSUs and SARs made to our Named Officers.

No dividends or other distributions will be delivered on unvested performance units or restricted stock/ RSUs, but the value of any dividends or distributions declared on our Common Stock will be credited by us to the account of the Named Officer (with no interest) with respect to those unvested shares or units. When the performance units or restricted stock/RSUs vest, we will deliver the accumulated dividends or distributions attributable to such shares or units to the respective Named Officer in cash. The value of dividends and distributions are forfeited under the same circumstances that the performance units and restricted stock/RSUs are forfeited upon termination of employment, based on the reasons for separation, as set forth in each grant agreement. At no time during 2020 were any outstanding awards re-priced or otherwise modified. Further, there are no market-based conditions applicable to any of the awards described above, except in respect of the grants of performance units described above.

Outstanding Equity Awards at 2020 Fiscal Year-End Table

The following table summarizes certain information regarding unexercised SARs, unvested restricted stock/ RSUs and unvested performance units outstanding as of December 31, 2020 for each of the Named Officers.

Name	Number of Securities Underlying Unexercised SARs Exercisable (#)	Number of Securities Underlying Unexercised SARs Unexercisable (#)		SAR Exercise Price ($)	SAR Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(b)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (#)(a)
William R. Thomas	64,133	0		$101.87	09/29/21	104,056	(f)	$5,189,273	257,041	(k)	$12,818,635
	64,133	0		$69.43	09/28/22
	64,133	0		$95.05	09/29/23
	69,969	0		$96.29	09/25/24
	30,237	15,578	(c)	$127.00	09/27/25
	15,343	31,151	(d)	$75.09	09/26/26
	0	46,494	(e)	$37.44	09/28/27

Lloyd W. Helms, Jr.	12,825	0		$101.87	09/29/21	34,441	(g)	$1,717,573	84,485	(l)	$4,213,267
	12,825	0		$69.43	09/28/22
	12,825	0		$95.05	09/29/23
	13,950	0		$96.29	09/25/24
	9,548	4,919	(c)	$127.00	09/27/25
	5,975	12,133	(d)	$75.09	09/26/26
	0	18,108	(e)	$37.44	09/28/27

Timothy K. Driggers	19,239	0		$101.87	09/29/21	31,145	(h)	$1,553,201	74,210	(m)	$3,700,853
	19,239	0		$69.43	09/28/22
	19,239	0		$95.05	09/29/23
	21,202	0		$96.29	09/25/24
	8,592	4,427	(c)	$127.00	09/27/25
	4,360	8,854	(d)	$75.09	09/26/26
	0	13,214	(e)	$37.44	09/28/27

Michael P. Donaldson	17,194	0		$101.87	09/29/21	28,585	(i)	$1,425,534	68,109	(n)	$3,396,596
	8,597	0		$69.43	09/28/22
	17,194	0		$95.05	09/29/23
	19,080	0		$96.29	09/25/24
	7,956	4,100	(c)	$127.00	09/27/25
	4,037	8,198	(d)	$75.09	09/26/26
	0	12,235	(e)	$37.44	09/28/27

Ezra Y. Yacob	13,500	0		$101.87	09/29/21	24,981	(j)	$1,245,802	35,389	(o)	$1,764,849
	13,500	0		$69.43	09/28/22
	13,500	0		$95.05	09/29/23
	15,870	0		$96.29	09/25/24
	4,773	2,459	(c)	$127.00	09/27/25
	2,979	6,050	(d)	$75.09	09/26/26
	0	9,029	(e)	$37.44	09/28/27

(a)	The value of unvested restricted stock/RSUs and unvested performance units is based on the closing price of our Common Stock on the NYSE of $49.87 per share on December 31, 2020.

(b)

Unit amounts shown for Messrs. Thomas, Helms, Driggers and Donaldson (1) represent the aggregate number of performance units granted on September 29, 2016 plus the performance units credited effective February 11, 2020 (which will “cliff” vest on September 29, 2021), (2) represent the aggregate number of performance units granted on September 25, 2017, September 27, 2018, September 26, 2019 and September 28, 2020 and (3) for each of the grants referenced in clause (2), assume (solely for purposes of this table) that we achieve a median TSR (as defined in the grant agreements) (i.e., a 100% performance multiple) over the applicable three-year performance period of the awards relative to the TSR of each of our peer companies (as specified in the governing grant agreements) over the performance period. As set forth in the performance multiple scale in the “Executive Compensation Program for 2020 — Long-Term Incentives” section above, if our TSR over the performance period is below or above the median of such group of peer companies, a performance multiple of 0% to 200% will be applied to the performance units granted. See “Executive Compensation Program for 2020 — Long-Term Incentives” above and the “Grants of Plan-Based Awards Table for 2020” above for additional discussion. Subsequent to December 31, 2020 and effective February 9, 2021, the Committee certified a performance multiple of 125% as being applicable to the performance units granted on September 25, 2017 (which will “cliff” vest on February 28, 2021) based on (1) our TSR over the applicable three-year performance period relative to the TSR of each of the applicable peer companies and (2) our “TSR Rank” (as defined in the grant agreements) of “4”. Accordingly, additional performance units will be credited (effective February 9, 2021) to the Named Officers as follows: Mr. Thomas, 7,139 units; Mr. Helms, 1,423 units; Mr. Driggers, 2,163 units; and Mr. Donaldson, 1,947 units. Unit amounts shown for Mr. Yacob (1) represent the aggregate number of performance units granted on September 27, 2018, September 26, 2019 and September 28, 2020 and (2) for each of the grants referenced in clause (1), assume (solely for purposes of this table) that we achieve a median TSR (as defined in the grant agreements) (i.e., a 100% performance multiple) over the applicable three-year performance period of the awards relative to the TSR of each of our peer companies (as specified in the governing grant agreements) over the performance period.

(c)	The unexercisable SARs vest 100% on September 27, 2021.

(d)	The unexercisable SARs vest 50% on September 26, 2021 and 50% on September 26, 2022.

(e)	The unexercisable SARs vest in increments of 33.3% on September 28, 2021 and September 28, 2022 and an increment of 33.4% on September 28, 2023.

(f)	Assuming continued employment, the unvested RSUs will vest as follows: 18,002 on September 27, 2021; 25,158 on September 29, 2021; 30,448 on September 26, 2022; and 30,448 on September 28, 2023.

(g)	Assuming continued employment, the unvested RSUs will vest as follows: 5,685 on September 27, 2021; 5,040 on September 29, 2021; 11,858 on September 26, 2022; and 11,858 on September 28, 2023.

(h)

Assuming continued employment, the unvested restricted stock will vest as follows: 5,314 on September 27, 2021; 7,853 on September 29, 2021; 8,989 on September 26, 2022; and 8,989 on September 28, 2023.

(i)

Assuming continued employment, the unvested restricted stock will vest as follows: 4,921 on September 27, 2021; 7,018 on September 29, 2021; 8,323 on September 26, 2022; and 8,323 on September 28, 2023.

(j)

Assuming continued employment, the unvested restricted stock will vest as follows: 2,003 on March 5, 2021; 1,590 on March 7, 2021; 2,952 on September 27, 2021; 4,150 on September 29, 2021; 736 on December 23, 2021; 1,266 on February 21, 2022; 6,142 on September 26, 2022; and 6,142 on September 28, 2023.

(k)

Assuming continued employment, the unvested performance units will vest as follows: 28,559 on February 28, 2021 (see footnote (b) above for additional performance units credited subsequent to December 31, 2020); 39,265 on September 29, 2021; 37,401 on February 28, 2022 subject to the applicable performance multiple for the three-year performance period (January 2019 — December 2021); 75,908 on February 28, 2023 subject to the applicable performance multiple for the three-year performance period (January 2020 — December 2022); and 75,908 on February 28, 2024 subject to the applicable performance multiple for the three-year performance period (January 2021 – December 2023).

(l)

Assuming continued employment, the unvested performance units will vest as follows: 5,694 on February 28, 2021 (see footnote (b) above for additional performance units credited subsequent to December 31, 2020); 7,852 on September 29, 2021; 11,811 on February 28, 2022 subject to the applicable performance multiple for the three-year performance period (January 2019 — December 2021); 29,564 on February 28, 2023 subject to the applicable performance multiple for the three-year performance period (January 2020 — December 2022); and 29,564 on February 28, 2024 subject to the applicable performance multiple for the three-year performance period (January 2021 — December 2023).

(m)

Assuming continued employment, the unvested performance units will vest as follows: 8,654 on February 28, 2021 (see footnote (b) above for additional performance units credited subsequent to December 31, 2020); 11,779 on September 29, 2021; 10,629 on February 28, 2022 subject to the applicable performance multiple for the three-year performance period (January 2019 — December 2021); 21,574 on February 28, 2023 subject to the applicable performance multiple for the three-year performance period (January 2020 — December 2022); and 21,574 on February 28, 2024 subject to the applicable performance multiple for the three-year performance period (January 2021 — December 2023).

(n)

Assuming continued employment, the unvested performance units will vest as follows: 7,788 on February 28, 2021 (see footnote (b) above for additional performance units credited subsequent to December 31, 2020); 10,527 on September 29, 2021; 9,842 on February 28, 2022 subject to the applicable performance multiple for the three-year performance period (January 2019 — December 2021); 19,976 on February 28, 2023 subject to the applicable performance multiple for the three-year performance period (January 2020 – December 2022); and 19,976 on February 28, 2024 subject to the applicable performance multiple for the three-year performance period (January 2021 — December 2023).

(o)

Assuming continued employment, the unvested performance units will vest as follows: 5,905 on February 28, 2022 subject to the applicable performance multiple for the three-year performance period (January 2019 — December 2021); 14,742 on February 28, 2023 subject to the applicable performance multiple for the three-year performance period (January 2020 — December 2022); and 14,742 on February 28, 2024 subject to the applicable performance multiple for the three-year performance period (January 2021 — December 2023).

SAR Exercises and Restricted Stock/RSU and Performance Unit Vestings Table for 2020

The following table summarizes certain information regarding exercises of SARs and vestings of restricted stock/RSUs and performance units during 2020 for each of the Named Officers.

	SAR Awards		Restricted Stock/RSU Awards			Performance Unit Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William R. Thomas	0	$0	53,785	(a)	$2,032,534	77,351	$3,829,659
Lloyd W. Helms, Jr.	0	$0	18,682	(a)	$831,188	24,357	$1,430,606
Timothy K. Driggers	0	$0	16,507		$618,109	25,426	$1,314,991
Michael P. Donaldson	0	$0	14,806		$554,415	25,493	$1,382,377
Ezra Y. Yacob	0	$0	15,168		$648,986	0	$0

(a)

Includes 1,180 units and 460 units for Messrs. Thomas and Helms, respectively, with an aggregate value (as of the vesting date) of $62,729 and $24,454, respectively, which were withheld by EOG in connection with the accelerated vesting in December 2020 of certain previously awarded RSU grants. Pursuant to the 2008 Stock Plan, the value of all then-outstanding unvested RSUs must be reported as income for Federal Insurance Contributions Act (“FICA”) purposes in the year in which an employee becomes retirement-eligible (i.e., age 62 with at least 5 years of service with EOG). Once retirement-eligible, RSUs granted in a given year must be reported as income in the year of grant for FICA purposes, which was applicable to Messrs. Thomas and Helms in 2020. Therefore, such units were withheld to satisfy the 2020 FICA and related federal tax-withholding obligation of Messrs. Thomas and Helms.

Pension Benefits

We currently have no defined benefit pension plans covering any of the Named Officers.

Nonqualified Deferred Compensation Table for 2020

The following table provides certain information regarding the deferral of compensation by our Named Officers under our Deferral Plan. The Deferral Plan is our only defined contribution plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Name	Executive Contributions in 2020 ($)(a)	Registrant Contributions in 2020 ($)(b)	Aggregate Earnings/ (Loss) in 2020 ($)(c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 2020 Year End ($)(d)
William R. Thomas	$0	$223,448	$13,875	$0	$2,947,802
Lloyd W. Helms, Jr.	$106,638	$187,390	$241,967	$0	$2,561,155
Timothy K. Driggers	$52,000	$147,842	$234,978	$0	$2,733,447
Michael P. Donaldson	$84,623	$143,448	($215,395)	$0	$678,429
Ezra Y. Yacob	$50,000	$97,748	$62,063	$0	$529,156

(a)

These amounts are reported in the “Salary” column (for 2020) of the “Summary Compensation Table” above. The amount invested in a phantom stock account for each of the Named Officers is: Mr. Thomas, $0; Mr. Helms, $0; Mr. Driggers, $0; Mr. Donaldson, $84,623; and Mr. Yacob, $0.

(b)

These amounts are reported in the “All Other Compensation” column (for 2020) of the “Summary Compensation Table” above. The amount invested in a phantom stock account for each of the Named Officers is: Mr. Thomas, $0; Mr. Helms, $0; Mr. Driggers, $0; Mr. Donaldson, $143,448; and Mr. Yacob, $0.

(c)

Amounts included in this column do not include above-market or preferential earnings (of which there were none) and, accordingly, these amounts are not included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column (for 2020) of the “Summary Compensation Table” above.

(d)

The amount of the aggregate balance as of December 31, 2020 that has been contributed by each of the Named Officers and shown as compensation in the “Summary Compensation Table” for previous years (prior to 2020) for each of the Named Officers is: Mr. Thomas, $0; Mr. Helms, $566,904; Mr. Driggers, $430,200; Mr. Donaldson, $233,477; and Mr. Yacob, $50,000. The amount of the aggregate balance as of December 31, 2020 that has been contributed by EOG and shown as compensation in the “Summary Compensation Table” for previous years (prior to 2020) for each of the Named Officers is: Mr. Thomas, $1,176,202; Mr. Helms, $629,384; Mr. Driggers, $798,843; Mr. Donaldson, $451,754; and Mr. Yacob, $55,610. The amount of the aggregate balance as of December 31, 2020 invested in a phantom stock account for each of the Named Officers is: Mr. Thomas, $0; Mr. Helms, $82,664 (1,657 shares); Mr. Driggers, $0; Mr. Donaldson, $678,429 (13,603 shares); and Mr. Yacob, $13,465 (270 shares).

Under our Deferral Plan, each Named Officer can elect to defer up to 50% of his annual base salary, up to 100% of his annual cash bonus and/or Savings and Retirement Plan refunds resulting from excess deferrals into our Savings and Retirement Plan. Deferral elections are irrevocable and generally must be made prior to the first day of the calendar year during which the compensation would be earned.

Deferrals are invested into either (1) a flexible deferral account, in which deferrals are treated as if they had been invested into various investment funds as directed by the participant and in which returns vary based on the performance of the funds; or (2) a phantom stock account, in which deferrals are treated as if such amounts are used to purchase our Common Stock at the closing price on the date such deferred compensation would otherwise have been paid, and includes reinvestment of dividends.

Participants in the Deferral Plan may elect a lump-sum payout or annual installment payout for up to 15 years following their separation from service, disability or death. If a participant elects to defer funds into a phantom stock account, distributions will be made in a lump sum in shares of our Common Stock. A participant may also elect to receive his account balance in a lump sum upon a change of control of EOG (as defined in the Deferral Plan).

A participant may receive an in-service distribution in the following ways:

•

through a special deferral account, under which distribution of all or a part of a participant’s account balance can be made over a period of one to five years beginning after the first anniversary of the election; or

•

through a hardship distribution, in which the administrative committee responsible for administering the plan (in its sole discretion) grants the participant’s request for a distribution based on unforeseeable circumstances causing urgent and severe financial hardship for the participant.

Employment Agreements

EOG does not have employment agreements with any of its Named Officers. All Named Officers serve at the discretion of the Board and receive compensation as determined from time to time by the Committee under our broad-based plans and programs as described under “Compensation Discussion and Analysis” above.

Potential Payments Upon Termination of Employment or Change of Control

If the employment of any of our Named Officers terminates, other than as a result of a change of control of EOG, the EOG Resources, Inc. Severance Pay Plan (“Severance Pay Plan”), which covers all full-time EOG employees, would govern any payments to be received.

Each of our Named Officers has entered into a change of control agreement with us. If a change of control of EOG occurs and a Named Officer is terminated, the terms of the Named Officer’s change of control agreement, along with our retention bonus plan described under “Payments Made Upon a Change of Control — Retention Bonus Plan” below, would govern any payments to be received.

In accordance with our 2008 Stock Plan, upon termination of employment, unvested performance units and unvested restricted stock/RSUs shall either vest or be forfeited, and unvested SARs shall either vest and be fully exercisable or be forfeited, based on the reasons for termination, as set forth in each grant agreement and as further described below.

Payments Made Upon Termination Under Our Severance Pay Plan

The following describes payments to be received under our Severance Pay Plan in the event of termination of employment for the specified reason.

Involuntary Termination. Eligible employees who are terminated by EOG as a result of business circumstances or reorganization will receive up to the sum of one week of base salary for each year of EOG service (or portion thereof) and one week of base salary for each $10,000 (or portion thereof) of base salary, up to a maximum severance benefit of 26 weeks of base salary. Eligible employees who are terminated by EOG for failure to meet performance objectives or standards will receive up to one week of base salary for each year of EOG service (or portion thereof), up to a maximum severance benefit of six weeks of base salary. In both circumstances, the amount of severance will be doubled if the employee signs a waiver and release of claims. The total amount of severance paid may not exceed 52 weeks of base salary. Severance will be paid in a lump sum.

Cause. Employees terminated for cause are not eligible for severance pay.

Voluntary Termination; Disability or Death. Severance benefits are not payable in the event of voluntary termination or in the event of disability or death.

Payments Made Upon a Change of Control

In the event of a change of control of EOG, each Named Officer is entitled to the following benefits.

Change of Control Agreements. Each Named Officer has entered into a change of control agreement with us. Under each change of control agreement, “change of control” is defined as:

•

the acquisition by any person of beneficial ownership of 20% or more of either (A) the then-outstanding shares of our Common Stock or (B) the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of directors (“Voting Securities”); provided, however, that the following acquisitions will not constitute a change of control: (1) any acquisition directly from us, (2) any acquisition by us, (3) any acquisition by any employee benefit plan sponsored by us or any of our affiliates, (4) any acquisition by any corporation that complies with sub-clauses (A), (B) and (C) of the third bullet point below or (5) an acquisition by a Qualified Institutional Investor (as defined in each change of control agreement);

•

individuals who constituted the Board as of May 3, 2005 (“Incumbent Directors”) ceasing for any reason to constitute at least a majority of the Board, provided that any individual who becomes a director after May 3, 2005 shall be deemed to be an Incumbent Director if their election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the then-Incumbent Directors (except in certain circumstances);

•

consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of our assets or the acquisition of the assets or stock of another entity (“Business Combination”), other than a Business Combination (A) which would result in all or substantially all of the persons that were beneficial owners of our Common Stock and Voting Securities outstanding immediately prior to the Business Combination continuing to beneficially own more than 60% of the then-outstanding shares of the common stock and the combined voting power of the then-outstanding Voting Securities, as the case may be, of the corporation resulting from such Business Combination, in substantially the same proportions as their ownership immediately prior to the Business Combination; (B) in which no person is or becomes the beneficial owner of 20% or more of the then-outstanding shares of the common stock or the combined voting power of the then-outstanding Voting Securities of the corporation resulting from such Business Combination, except to the extent that such ownership existed prior to the Business Combination and (C) in which at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of our Board at the time of the execution of the initial agreement or the action of the Board providing for such Business Combination; or

•	approval by our stockholders of a complete liquidation or dissolution of EOG.

Under each change of control agreement, if, within two years of a change of control of EOG, a Named Officer’s employment is terminated by us for any reason (other than for cause or by reason of death, disability or retirement) or by the Named Officer under circumstances defined in the agreement as “good reason,” then, the Named Officer will receive:

•

a severance benefit of 2.99 times his annual base salary plus two times his target annual bonus, each as in effect immediately prior to the change of control or, if increased, immediately prior to the termination date;

•

retirement contributions and matching contributions under our Savings and Retirement Plan that would have been made if the Named Officer had continued to be employed for three years following the date of termination and, in the case of the Savings and Retirement Plan matching amounts, assuming that the

Named Officer had continued to contribute to the Savings and Retirement Plan during such three-year period at his then-current contribution level;

•	the Named Officer’s base salary and compensation for earned but unused vacation accrued through the termination date but not previously paid to the Named Officer;

•	up to three years of subsidy in our medical and dental coverage; and

•	outplacement services, not to exceed $50,000.

If a Named Officer’s employment is terminated within two years of a change of control of EOG for cause, as a result of death, disability or retirement or by the Named Officer for other than “good reason” (as defined in the change of control agreement), the Named Officer will be entitled only to base salary and any other compensation and benefits earned and payable through the termination date.

Retention Bonus Plan. In order to ensure continuity of operations in the event of a change of control of EOG, a retention bonus plan would become effective and applicable to all eligible employees, including our Named Officers. To be eligible to receive the retention bonus, an employee must remain employed by us through the effective date of the change of control (as defined in our Change of Control Severance Plan) and be employed by the acquiring company 180 days after the effective date of the change of control or be involuntarily terminated (as defined in our Change of Control Severance Plan) by the acquiring company on or within 180 days after the effective date of the change of control. Eligible employees would receive a bonus equal to the most recent bonus they had received under our annual bonus program, payable upon the earlier of 180 days after the effective date of the change of control or upon such involuntary termination.

Treatment of Stock Grants Under Our 2008 Stock Plan Upon Termination of Employment or Change of Control

Normal Retirement At or After Age 62. In the event a Named Officer retires at or after age 62 with five years of EOG service, he would be entitled to the same benefits as any other of our retiring employees. In accordance with the terms of the 2008 Stock Plan and related grant agreements, upon an employee’s retirement at or after age 62 with five years of EOG service,

•

all restrictions on unvested performance units will lapse; the applicable performance multiple will be the performance multiple for the three-year performance period (as further described above); and the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the later of (i) the date that is six months following the date of retirement (to account for the six-month delay applicable to specified employees under Section 409A of the Code) and (ii) the completion of the performance period;

•	all restrictions on RSUs will lapse and the related shares will generally be released six months after the date of retirement; and

•	all unvested SARs will become vested and fully exercisable on the date of retirement.

Company-Approved Retirement Prior to Age 62 (Early Retirement). In the event a Named Officer chooses to retire at or after age 55 but prior to age 62 with five years of EOG service and the retirement is designated in writing by EOG management as a “Company-approved Retirement prior to age 62,” he would be entitled to the same benefits as any other employee whose retirement was designated as a “Company-approved Retirement prior to age 62”.

In the event a Named Officer is eligible for early retirement, but is involuntarily terminated by EOG other than for cause, such termination will be treated as a “Company-approved Retirement prior to age 62”. In order to be designated a “Company-approved Retirement prior to age 62,” the employee must agree to enter into a six-month non-competition agreement with us.

In accordance with the terms of the 2008 Stock Plan and related grant agreements, upon an employee’s “Company-approved Retirement prior to age 62,”

•	for all unvested performance units, the applicable performance multiple will be the performance multiple for the three-year performance period;

•

for performance unit grants on or before September 24, 2017, for each whole year that has passed since the grant date, 20% of the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the later of (A) the date that is six months following the date of retirement or (B) the completion of the performance period;

•

for performance unit grants on or after September 25, 2017, for each whole year that has passed since the grant date, 33% of the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the later of (A) the date that is six months following the date of retirement or (B) the completion of the performance period;

•

for restricted stock/RSU grants on or before September 24, 2017, the restrictions on 20% of the unvested restricted stock/RSUs will lapse for each whole year that has passed since the grant date and the related shares will generally be released;

•

for restricted stock/RSU grants on or after September 25, 2017, the restrictions on 33% of the unvested restricted stock/RSUs will lapse for each whole year that has passed since the grant date and the related shares will generally be released; and

•	all unvested SARs will vest and be fully exercisable;

in each case, six months following the effective date of such retirement provided that all provisions of the employee’s related non-competition agreement are satisfied.

Involuntary Termination (Not For Cause or Performance Reasons) Prior to Eligibility for Early Retirement. In accordance with the terms of the 2008 Stock Plan and related grant agreements, upon involuntary termination for other than cause or failure to meet performance objectives or standards and the Named Officer is not yet eligible for early retirement,

•	for all unvested performance units, the applicable performance multiple will be the performance multiple for the three-year performance period;

•

for performance unit grants on or before September 24, 2017, for each whole year that has passed since the grant date, 20% of the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the later of (A) the date that is six months following the effective date of such termination (to account for the six-month delay applicable to specified employees under Section 409A of the Code) and (B) the completion of the performance period;

•

for performance unit grants on or after September 25, 2017, for each whole year that has passed since the grant date, 33% of the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the later of (A) the date that is six months following the effective date of such termination (to account for the six-month delay applicable to specified employees under Section 409A of the Code) and (B) the completion of the performance period;

•

for restricted stock/RSU grants on or before September 24, 2017, the restrictions on 20% of unvested restricted stock/RSUs will lapse for each whole year that has passed since the grant date and the related shares will be released (provided that, with respect to RSUs, the related shares will be released six months after the date of termination for specified employees under Section 409A of the Code);

•

for restricted stock/RSU grants on or after September 25, 2017, the restrictions on 33% of unvested restricted stock/RSUs will lapse for each whole year that has passed since the grant date and the related shares will be released (provided that, with respect to RSUs, the related shares will be released six months after the date of termination for specified employees under Section 409A of the Code); and

•	all unvested SARs shall be forfeited.

Voluntary Termination, Involuntary Termination for Performance Reasons or Termination for Cause. In accordance with the terms of the 2008 Stock Plan and related grant agreements, upon voluntary termination, involuntary termination for failure to meet performance objectives or standards or termination for cause, all unvested performance units (including any additional performance units which may have been awarded or credited upon the completion of the three-year performance period based on the applicable performance multiple), restricted stock/RSUs and SARs shall be forfeited and canceled.

Disability or Death. In accordance with our 2008 Stock Plan and related grant agreements, upon disability,

•

all restrictions on the performance units will lapse; the applicable performance multiple will be the performance multiple for the three-year performance period; and the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the later of (i) the date that is six months following the effective date of such termination (to account for the six-month delay applicable to specified employees under Section 409A of the Code) and (ii) the completion of the performance period;

•

all restrictions on unvested restricted stock/RSUs will lapse and the related shares will be released (provided that, with respect to RSUs, the related shares will be released six months after the date of termination for specified employees under Section 409A of the Code); and

•	all unvested SARs will vest and be fully exercisable.

In accordance with our 2008 Stock Plan and related grant agreements, upon death,

•

all restrictions on the performance units will lapse; the applicable performance multiple will be (i) 100% (if the date of death is prior to the completion of the three-year performance period) or (ii) the achieved performance multiple for the performance period (if the date of death is subsequent to the completion of the performance period); and the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the date of death;

•	all restrictions on unvested restricted stock/RSUs will lapse and the related shares will be released; and

•	all unvested SARs will vest and be fully exercisable.

Change of Control. In accordance with our 2008 Stock Plan, upon the effective date of a change of control of EOG,

•

all restrictions on the performance units will lapse as of the effective date of the change of control of EOG; the applicable performance multiple will be (i) based on the respective TSR of EOG and each of our peer companies over the three-year performance period (using, for purposes of such calculations, the 30-calendar day period immediately preceding the effective date of the change of control as the ending month of the performance period), if the effective date of the change of control is prior to the completion of the three-year performance period, or (ii) the achieved performance multiple for the performance period if the effective date of the change of control is subsequent to the completion of the performance period; and the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the effective date of the change of control;

•	all restrictions on unvested restricted stock/RSUs will lapse and the related shares will be released; and

•	all unvested SARs will vest and be fully exercisable.

If the event constituting the change of control does not qualify as a change in effective ownership or control of EOG for purposes of Section 409A, then any distribution or payment subject to Section 409A shall be delayed until the earliest time that such distribution or payment would be permissible under Section 409A.

Potential Payments Upon Termination of Employment or Change of Control Table

The following table shows the estimated potential payments and benefits that would be received by each Named Officer in the event of his termination of employment as a result of each of the circumstances described above and assumes that any termination was effective as of December 31, 2020. The closing price of our Common Stock on the NYSE on December 31, 2020 was $49.87 per share. The actual amounts to be paid can only be determined at the time of the Named Officer’s actual termination.

William R. Thomas

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)(a)	Early Retirement ($)(b)	Normal Retirement ($)(c)	Disability or Death ($)(d)	Involuntary Termination (For Cause) ($)(a)	Involuntary Termination (Not For Cause) ($)		Change of Control ($)
Cash Severance			$0	$0	$0	$1,000,000	(e)	$7,715,000	(f)
Performance Units			$12,818,635	$12,818,635	$0	$12,818,635	(g)	$12,818,635	(h)
Restricted Stock/RSUs			$5,189,273	$5,189,273	$0	$5,189,273	(g)	$5,189,273	(h)
SARs			$577,920	$577,920	$0	$577,920	(g)	$577,920	(h)
Health Benefits			$0	$0	$0	$0		$15,887	(i)
Unused Vacation(j)			$13,221	$13,221	$13,221	$13,221		$13,221
All Other			$0	$0	$0	$0		$173,975	(k)
Total:	n/a	n/a	$18,599,049	$18,599,049	$13,221	$19,599,049		$26,503,911

Lloyd W. Helms, Jr.

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)(a)	Early Retirement ($)(b)	Normal Retirement ($)(c)	Disability or Death ($)(d)	Involuntary Termination (For Cause) ($)(a)	Involuntary Termination (Not For Cause) ($)		Change of Control ($)
Cash Severance			$0	$0	$0	$700,000	(e)	$4,493,000	(f)
Performance Units			$4,213,267	$4,213,267	$0	$4,213,267	(g)	$4,213,267	(h)
Restricted Stock/RSUs			$1,717,573	$1,717,573	$0	$1,717,573	(g)	$1,717,573	(h)
SARs			$225,082	$225,082	$0	$225,082	(g)	$225,082	(h)
Health Benefits			$0	$0	$0	$0		$31,218	(i)
Unused Vacation(j)			$18,005	$18,005	$18,005	$18,005		$18,005
All Other			$0	$0	$0	$0		$173,975	(k)
Total:	n/a	n/a	$6,173,927	$6,173,927	$18,005	$6,873,927		$10,872,120

Timothy K. Driggers

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)(a)	Early Retirement ($)(b)	Normal Retirement ($)(c)	Disability or Death ($)(d)	Involuntary Termination (For Cause) ($)(a)	Involuntary Termination (Not For Cause) ($)		Change of Control ($)
Cash Severance	$0	$0		$0	$0	$650,000	(e)	$3,683,500	(f)
Performance Units	$0	$1,606,512		$3,700,853	$0	$1,606,512	(l)	$3,700,853	(h)
Restricted Stock/RSUs	$0	$636,241		$1,553,201	$0	$636,241	(l)	$1,553,201	(h)
SARs	$0	$164,250		$164,250	$0	$164,250	(l)	$164,250	(h)
Health Benefits	$0	$0		$0	$0	$0		$43,750	(i)
Unused Vacation(j)	$12,500	$12,500		$12,500	$12,500	$12,500		$12,500
All Other	$0	$0		$0	$0	$0		$173,975	(k)
Total:	$12,500	$2,419,503	n/a	$5,430,804	$12,500	$3,069,503		$9,332,029

Michael P. Donaldson

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)(a)	Early Retirement ($)(b)	Normal Retirement ($)(c)	Disability or Death ($)(d)	Involuntary Termination (For Cause) ($)(a)	Involuntary Termination (Not For Cause) ($)		Change of Control ($)
Cash Severance	$0	$0		$0	$0	$650,000	(e)	$3,668,500	(f)
Performance Units	$0	$1,461,141		$3,396,596	$0	$1,461,141	(l)	$3,396,596	(h)
Restricted Stock/RSUs	$0	$578,991		$1,425,534	$0	$578,991	(l)	$1,425,534	(h)
SARs	$0	$152,081		$152,081	$0	$152,081	(l)	$152,081	(h)
Health Benefits	$0	$0		$0	$0	$0		$45,884	(i)
Unused Vacation(j)	$41,875	$41,875		$41,875	$41,875	$41,875		$41,875
All Other	$0	$0		$0	$0	$0		$173,975	(k)
Total:	$41,875	$2,234,088	n/a	$5,016,086	$41,875	$2,884,088		$8,904,445

Ezra Y. Yacob

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)(a)	Early Retirement ($)(b)	Normal Retirement ($)(c)	Disability or Death ($)(d)	Involuntary Termination (For Cause) ($)(a)	Involuntary Termination (Not For Cause) ($)		Change of Control ($)
Cash Severance	$0			$0	$0	$500,000	(e)	$3,030,000	(f)
Performance Units	$0			$1,764,849	$0	$437,011	(m)	$1,764,849	(h)
Restricted Stock/RSUs	$0			$1,245,802	$0	$560,489	(m)	$1,245,802	(h)
SARs	$0			$112,230	$0	$0	(m)	$112,230	(h)
Health Benefits	$0			$0	$0	$0		$73,344	(i)
Unused Vacation(j)	$12,139			$12,139	$12,139	$12,139		$12,139
All Other	$0			$0	$0	$0		$161,150	(k)
Total:	$12,139	n/a	n/a	$3,135,020	$12,139	$1,509,639		$6,399,514

(a)

No additional compensation, other than unused vacation, is paid if the Named Officer voluntarily terminates his employment or if the Named Officer is involuntarily terminated for cause. Of the Named Officers, Messrs. Thomas and Helms were of normal retirement age (age 62 or older with five years of EOG service) as of December 31, 2020, and therefore, voluntary termination is not applicable. A voluntary termination could occur for Messrs. Driggers and Donaldson if early retirement was not company-approved or if they did not agree to, or fulfill, a six-month non-competition agreement.

(b)

Of the Named Officers, only Messrs. Driggers and Donaldson were between age 55 and 62 with at least five years of EOG service and thus were eligible for early retirement as of December 31, 2020. Assumes that upon satisfying the six-month non-competition agreement (1) for performance unit grants on or before September 24, 2017, 20% of unvested performance units will vest for each whole year that has passed since the grant date as of December 31, 2020 at the achieved performance multiple; (2) for performance unit grants on or after September 25, 2017, 33% of unvested performance units will vest for each whole year that has passed since the grant date as of December 31, 2020 (assuming a performance multiple of 100% as the applicable performance period has not been completed or the achieved performance multiple has not been certified); (3) for restricted stock grants on or before September 24, 2017, 20% of unvested restricted stock will vest for each whole year that has passed since the grant date as of December 31, 2020; (4) for restricted stock grants on or after September 25, 2017, 33% of unvested restricted stock will vest for each whole year that has passed since the grant date as of December 31, 2020; and (5) all unvested SARs will vest and become fully exercisable. However, the actual value of any unvested performance units, restricted stock and SARs will be subject to market risk during the six-month term of the non-competition agreement and the actual value of the performance units will also be subject to the applicable performance multiple (in the case of grants for which the applicable performance period has not been completed or the achieved performance multiple has not been certified). The number of performance units that will vest for Mr. Driggers is 32,214 and for Mr. Donaldson is 29,299. The number of shares of restricted stock that will vest for Mr. Driggers is 12,758 and for Mr. Donaldson is 11,610. The number of SARs that will vest for Mr. Driggers is 26,495 and for Mr. Donaldson is 24,533.

(c)

Of the Named Officers, only Messrs. Thomas and Helms were of normal retirement age (age 62 or older with five years of EOG service) as of December 31, 2020. Represents the value of unvested performance units (assuming a performance multiple of 100% for grants for which the applicable performance period has not been completed or the achieved performance multiple has not been certified, or at the achieved performance multiple for grants for which the applicable performance period has been completed), RSUs and SARs as of December 31, 2020; however, (1) the actual value of the performance units and RSUs will be subject to market risk during the six-month delay period (pursuant to Section 409A of the Code) and (2) the actual value of the performance units will also be subject to the applicable performance multiple (in the case of grants for which the applicable performance period has not been completed or the achieved performance multiple has not been certified).

(d)

Represents the value of the unvested performance units (assuming a performance multiple of 100% for grants for which the applicable performance period has not been completed or the achieved performance multiple has not been certified; or at the achieved performance multiple for grants for which the applicable performance period has been completed), restricted stock/RSUs and SARs as of December 31, 2020 for the Named Officers. Upon disability, (1) all unvested performance units will vest but are not payable until the completion of the applicable performance period, (2) all unvested RSUs will vest on the date of disability and will be released six months following the date of disability and will therefore be subject to market risk for six months and (3) all unvested restricted stock and SARs will vest on the date of disability. Upon death, (1) all unvested performance units will vest and will be distributed as shares at the 100% performance multiple if the date of death is prior to the completion of the applicable performance period or at the achieved performance multiple if the date of death is after the completion of the applicable performance period and (2) all unvested restricted stock/RSUs and SARs will vest on the date of death.

(e)

Represents 52 weeks of base salary, the maximum benefit paid under our Severance Pay Plan, based on the annual base salary and years of EOG service as of December 31, 2020 for the Named Officers. In the event of involuntary termination for failure to meet performance objectives or standards, the Named Officer would be eligible for a cash severance of up to 12 weeks of base salary provided he executed a waiver and release of claims.

(f)

Calculated as the sum of (1) 2.99 times annual base salary plus two times annual bonus award opportunity in accordance with the change of control agreement for the Named Officers and (2) a retention bonus in accordance with our retention bonus plan described above. The annual base salary is as follows: Mr. Thomas, $1,000,000; Mr. Helms, $700,000; Mr. Driggers, $650,000; Mr. Donaldson, $650,000 and Mr. Yacob, $500,000. The target annual bonus is as follows: Mr. Thomas, $1,350,000; Mr. Helms, $700,000; Mr. Driggers, $520,000; Mr. Donaldson, $520,000 and Mr. Yacob, $450,000. In accordance with the retention bonus plan, the retention bonus utilized is the annual bonus awarded in 2020 (for 2019 performance) as follows: Mr. Thomas, $2,025,000; Mr. Helms, $1,000,000; Mr. Driggers, $700,000; Mr. Donaldson, $685,000 and Mr. Yacob, $635,000.

(g)

Messrs. Thomas and Helms are eligible for normal retirement; therefore, any involuntary termination that is not for cause is treated as a “retirement at or after age 62” for stock plan purposes. See footnote (c) above for further explanation.

(h)

Represents the value of unvested performance units (assuming a performance multiple of 100% for grants for which the applicable performance period has not been completed or the achieved performance multiple has not been certified, or at the achieved performance multiple for grants for which the applicable performance period has been completed), restricted stock/RSUs and SARs as of December 31, 2020 for the Named Officers.

(i)	Health Benefits include the estimated value of three years of participation in our medical and dental plans, based on the Named Officer’s elections as of December 31, 2020.

(j)	Represents the unused vacation as of December 31, 2020 that would be paid to the Named Officer.

(k)

“All Other” includes (1) the estimated value of matching contributions and retirement contributions under the Savings and Retirement Plan had the Named Officer continued to be employed for three years based on the contribution rates and statutory limits in effect as of December 31, 2020 and (2) $50,000 in outplacement services.

(l)

Messrs. Driggers and Donaldson are eligible for early retirement; therefore, any involuntary termination that is not for cause is treated as a “Company-approved Retirement prior to age 62” for stock plan purposes. See footnote (b) above for further explanation.

(m)

Upon an involuntary termination that is not for cause, (1) 33% of the unvested performance units will vest for each whole year that has passed since the date of grant as of December 31, 2020 (assuming a performance multiple of 100% for grants for which the applicable performance period has not been completed); however, the actual value of the performance units will be subject to the applicable performance multiple (in the case of grants for which the applicable performance period has not been completed); (2) for restricted stock grants on or before September 24, 2017, 20% of unvested restricted stock will vest for each whole year that has passed since the grant date as of December 31, 2020; (3) for restricted stock grants after September 25, 2017, 33% of unvested restricted stock will vest for each whole year that has passed since the grant date as of December 31, 2020 and (4) all unvested SARs will forfeit. The number of performance units that would vest for Mr. Yacob is 8,763 and the number of shares of restricted stock that would vest is 11,239. If the involuntary termination was for failure to meet performance objectives or standards, all shares of performance units and restricted stock would be forfeited and canceled.

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the annual total compensation of Mr. William R. Thomas, our CEO, and the annual total compensation of our “Median Employee”.

For 2020, our last completed fiscal year:

•	the annual total compensation of our CEO was $7,904,202 including compensation under non-discriminatory benefit plans; and

•	the annual total compensation of our Median Employee was $161,113 including compensation under non-discriminatory benefit plans.

Based on this information, for 2020 the ratio of the annual total compensation of our CEO to the Median Employee was 49 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K.

We used the following material assumptions, adjustments and estimates to identify the Median Employee and to determine the annual total compensation of our CEO and the Median Employee:

•

We determined that, as of December 31, 2020, our employee population consisted of approximately 2,902 individuals (excluding the CEO) who were working at our parent company and consolidated subsidiaries and who were located in the following countries: Canada, The People’s Republic of China (“China”), The Republic of Trinidad and Tobago (“Trinidad”) and the United States of America (“U.S.”). This population consisted of our full-time, part-time and temporary employees.

•	As permitted under SEC rules, we adjusted the employee population to exclude 127 non-U.S. employees (or approximately 4.4% of the employee population) from the following foreign jurisdictions:

-	Canada: 5 employees
-	China: 24 employees
-	Trinidad: 98 employees

After excluding the foregoing non-U.S. employees, our adjusted employee population as of December 31, 2020 was 2,775.

•

To identify the Median Employee from our adjusted employee population, we first determined each employee’s base salary as of December 31, 2020, overtime earnings and annual cash bonus paid during fiscal year 2020 as reflected in our payroll records, and the grant value of restricted stock/RSUs and SARs granted during fiscal year 2020. Then we identified our Median Employee from our adjusted employee population based on this compensation measure.

•	In accordance with the SEC rules, we determined the CEO’s 2020 annual total compensation to be equal to the sum of the following items:

-	$7,891,608, which represents the amount reported for fiscal year 2020 for our CEO in the “Total” column of our “Summary Compensation Table” above, and

-

$12,594, which represents the estimated aggregate value of the CEO’s compensation under the following non-discriminatory benefit plans: (i) group health care benefits, (ii) group life insurance, and (iii) group accidental death and dismemberment insurance.

•	In accordance with the SEC rules, we determined the Median Employee’s 2020 total annual compensation to be equal to the sum of the following items:

-

$148,436, which represents the amount of such employee’s compensation for fiscal year 2020 that would have been reported in our “Summary Compensation Table” in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K if the employee had been a Named Officer for fiscal year 2020, and

-

$12,677, which represents the estimated aggregate value of the employee’s compensation under the following non-discriminatory benefit plans: (i) group health care benefits, (ii) group life insurance, and (iii) group accidental death and dismemberment insurance.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

The Committee is also responsible for determining, and making recommendations to the Board regarding, the compensation of our non-employee directors. At its meeting in the second quarter of 2020, the Committee conducted its annual review of EOG’s non-employee director compensation program relative to the programs of our peer group. Based on the results of its review, the Committee recommended to the Board the following regarding the total annual compensation of our non-employee directors for the 2020-2021 term: (1) the annual cash retainer for each non-employee director would remain unchanged at $100,000 and (2) consistent with the prior year, each non-employee director would be granted RSUs having a value of $180,000 (the number of RSUs to be granted calculated based on the closing price of EOG’s Common Stock on May 4, 2020 (such date being the Monday following each director’s re-election to the Board at our 2020 annual meeting of stockholders), with the resulting number of units rounded down to a whole unit).

The Board adopted this recommendation in connection with its approval of our annual non-employee director compensation at its meeting in the second quarter of 2020. The terms of the RSUs granted to our non-employee directors are described in footnote (b) to the “Director Compensation Table for 2020” below. There are no meeting, committee member, committee chair or presiding director fees paid to any director.

In connection with Mr. Kerr’s appointment to the Board effective October 5, 2020, the Committee and the Board determined that Mr. Kerr would be granted RSUs having a value of $105,000 (representing a pro-rated amount of the $180,000 RSU grant value made to our other non-employee directors, effective May 4, 2020, for the 2020-2021 term). The number of RSUs granted to Mr. Kerr was calculated based on such pro-rated value and the closing price of EOG’s Common Stock on October 5, 2020, with the resulting number of units rounded down to a whole unit.

In accordance with our stock ownership guidelines for non-employee directors (adopted by the Committee in December 2009 and amended by the Committee effective April 30, 2019), each non-employee director is required to own EOG stock (whether in the form of shares of Common Stock or phantom stock issued pursuant to the Deferral Plan, or both) in an aggregate amount equal to five times the annual cash retainer for non-employee directors as shall be in effect from time to time. A non-employee director must attain compliance with these stock ownership guidelines five years from the later of (1) the date of his or her initial election to the Board and (2) April 30, 2019. If a non-employee director is not at any time in compliance with such guidelines (subject to the transition/grace period described in the immediately foregoing sentence), such director (i) may only sell up to 35% of the shares of our Common Stock resulting from a vesting of RSUs in order to cover any tax obligations the non-employee director may incur as a result of the vesting and (ii) is required to hold the remaining shares received upon the vesting until such time as the non-employee director is in compliance. These stock ownership guidelines apply only to (A) the grants of RSUs approved by the Committee and the Board at its meetings in the second quarter of 2019 and (B) future grants to our non-employee directors (until otherwise determined by the Committee and the Board). The stock ownership guidelines applicable to previous grants to our non-employee directors continue in full force and effect as to such grants.

Mr. Thomas, as our CEO, is subject to the stock ownership guidelines applicable to our executive officers and senior management previously discussed and does not receive any compensation in respect of his services as a director or as our Chairman of the Board.

Director Compensation Table for 2020

The following table summarizes certain information regarding compensation paid or accrued during 2020 to each non-employee director.

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	SAR Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(c)	Total ($)
Janet F. Clark	$100,000	$179,996				$75,000	$354,996
Charles R. Crisp	$100,000	$179,996				$45,130	$325,126
Robert P. Daniels	$100,000	$179,996				$75,000	$354,996
James C. Day	$100,000	$179,996				$75,000	$354,996
C. Christopher Gaut	$100,000	$179,996				$75,000	$354,996
Michael T. Kerr	$25,000	$104,968				$75,000	$204,968
Julie J. Robertson	$100,000	$179,996				$1,500	$281,496
Donald F. Textor	$100,000	$179,996				$75,000	$354,996

(a)

Non-employee directors can defer all or a portion of their cash fees to a later specified date by participating in the Deferral Plan. Under the Deferral Plan, deferrals are invested into either (1) a flexible deferral account, in which deferrals are treated as if they had been invested into various investment funds as directed by the participant and in which returns vary based on the performance of the funds, or (2) a phantom stock account, in which deferrals are treated as if such amounts are used to purchase our Common Stock at the closing price on the date such deferred fees would otherwise have been paid, and includes reinvestment of dividends. In 2020, four of our non-employee directors deferred their cash fees by participating in the Deferral Plan.

(b)

Under the terms of the 2008 Stock Plan, each non-employee director received, upon re-election to the Board at our 2020 annual meeting of stockholders, 3,851 RSUs on May 4, 2020 (based on the closing price of our Common Stock on the NYSE of $46.74 per share on such date). Upon his initial election to the Board, Mr. Kerr received 2,879 RSUs on October 5, 2020 (based on the closing price of our Common Stock on the NYSE of $36.46 per share on such date). RSUs granted to non-employee directors under the 2008 Stock Plan vest 100% after one year. Non-employee directors can defer receipt of their RSU grant (and, if the non-employee director so elects, the dividends credited thereon) to a later specified date by participating in the phantom stock account of the Deferral Plan. The market value of the unvested RSUs for each non-employee director as of December 31, 2020 (based on the closing price of our Common Stock on the NYSE of $49.87 per share on December 31, 2020) is as follows: Mses. Clark and Robertson and Messrs. Crisp, Daniels, Day, Gaut and Textor, $192,049; and Mr. Kerr, $143,576.

(c)

All Other Compensation for 2020 represents charitable matching contributions made by EOG for each non-employee director. Please see “Executive Compensation Program for 2020 — Other Compensation and Benefits — Matching Gifts” above for a description of our charitable gifts matching program applicable to all employees and non-employee directors.

RELATED PARTY TRANSACTIONS

We have adopted a written policy relating to the review and approval of “related party transactions”. Generally, under this policy and related SEC regulations, (1) a “related party transaction” is a transaction, or a material amendment to a transaction, involving more than $120,000 between a “related party” and EOG or one of its subsidiaries and (2) a “related party” is (a) a director, director nominee or executive officer of EOG, (b) a beneficial owner of more than 5% of our Common Stock, (c) an immediate family member of, or person sharing the home of, an EOG director, director nominee or executive officer or beneficial owner of more than 5% of our Common Stock or (d) an entity that is owned or controlled by any of the foregoing persons or for which any of the foregoing persons serves as an executive officer, general partner or principal or in a similar capacity or position.

Consistent with the recommendations of the NYSE, our policy requires the Audit Committee to review and approve (in the case of a proposed transaction), or ratify (in the case of an existing transaction), each related party transaction and any material amendment to any such transaction. In reviewing and approving, or ratifying, as the case may be, any related party transaction or material amendment to any such transaction, the Audit Committee must satisfy itself that it has been fully informed as to the related party’s relationship to EOG and interest in the transaction and as to the material facts of the transaction, and must determine that the related party transaction is in, or is not inconsistent with, the best interests of EOG and our stockholders. In addition, at each quarterly meeting of our Audit Committee, the members of the Audit Committee are asked to confirm that they are not aware of any related party transactions, other than any such transactions previously discussed with the Audit Committee.

Mr. Lloyd W. Helms, Jr., our Chief Operating Officer, has a son, Cory Helms, who is employed by EOG as a reservoir engineering manager in our Oklahoma City office. Mr. Cory Helms has been employed by EOG since July 2010, prior to his father becoming an executive officer of EOG. Mr. Lloyd W. Helms, Jr. did not participate in the hiring of his son and has not participated, and is not expected in the future to participate, in performance evaluations or compensation decisions regarding his son. Mr. Cory Helms’ total compensation for 2020 (consisting of his annual base salary, annual bonus, stock-based compensation and other benefits and compensation) was less than $500,000. We believe that Mr. Cory Helms’ compensation and benefits are commensurate with his qualifications, experience and responsibilities and comparable to the compensation and benefits currently paid to reservoir engineering managers at EOG and in the oil and gas industry with similar qualifications, experience and responsibilities. Pursuant to our related party transactions policy, the Audit Committee has (1) satisfied itself that it has been fully informed as to the material facts of Mr. Cory Helms’ employment relationship with us; (2) determined that (i) the employment relationship is in, and is not inconsistent with, the best interests of EOG and our stockholders and (ii) Mr. Lloyd W. Helms, Jr. does not have a material interest in such employment relationship; and (3) approved and ratified our prior and continued employment of Mr. Cory Helms.

In addition to our related party transactions policy, our Code of Conduct prohibits transactions involving or benefiting a director or executive officer (or a family member of a director or executive officer) that may constitute a conflict of interest. Any waiver of our Code of Conduct in favor of a director or executive officer requires Board or Board committee approval and reporting under applicable SEC and NYSE regulations, as more fully described under “Corporate Governance — Codes of Conduct and Ethics and Corporate Governance Guidelines” above. There have been no waivers granted with respect to our Code of Conduct to any director or executive officer.

ITEM 1.

ELECTION OF DIRECTORS

At the Annual Meeting, nine directors are to be elected to hold office until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified (or until such director’s earlier resignation, removal or death). All of the nominees are current directors.

Our director nominees bring a wealth of relevant experience and skills, as well as diverse viewpoints, to the Board. Below are descriptions of certain key skills and areas of experience that we believe are relevant to our business along with a matrix setting forth the number of our director nominees that possess each such skill and area of experience.

Skill/Experience	Relevance
Executive Management Experience	Has a demonstrated record of leadership and valuable perspectives on issues affecting large and complex organizations.
Financial Reporting, Accounting & Finance	Has an understanding of, and experience with, financial reporting and accounting matters and capital markets matters (both debt and equity) relevant to a large, publicly traded company.
Energy Industry Experience – Upstream Exploration	Contributes valuable perspective on issues specific to our operations in the upstream exploration sector of the oil and gas industry.
Energy Industry Experience – Marketing & Midstream	Contributes valuable perspective on issues specific to our operations in the marketing and midstream sector of the oil and gas industry.
Energy Industry Experience – Oilfield Services	Contributes valuable perspective on issues specific to our operations in the oilfield services sector of the oil and gas industry.
Corporate Governance & Risk Management	Has an understanding of, and experience with, the roles of corporate strategy and risk management necessary for organizational performance.
International	Provides valuable insights into the international aspects of our business and operations.
Governmental/Regulatory	Has an understanding of the role regulatory and governmental actions and decisions may have on our business.
Public Company Board Service	Contributes an understanding of corporate governance practices and trends and insights into board management.
Environmental, Health & Safety	Strengthens the Board’s oversight and understanding of the interrelationship between environmental, health and safety matters and our operational activities and strategy.
Human Resources & Compensation	Has an understanding of compensation factors and components that influence the attraction, motivation and retention of a talented workforce.
Civic, Community & Charitable Organizations	Contributes to a better understanding of sustainable engagements with the communities in which we do business.
Technical, Geologic & Engineering	Education background brings an understanding of technical, geologic and engineering disciplines necessary for the identification of our exploration plays and development of our prospect inventory.
Information Technology	Contribution to the Board’s understanding of innovative information technology applications utilized in our operations and business.

The charts below reflect the independence and gender diversity of our director nominees.

Director Independence	Gender Diversity of Directors

We also believe that each of our director nominees possesses high standards of personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; mature judgment; diversity in professional experience, skills and background; a proven record of success in their respective fields; and valuable knowledge of our business and of the oil and gas industry. Further, each of our director nominees is willing and able to devote sufficient time to carrying out his or her duties and responsibilities as a director effectively and is committed to serving EOG and our stockholders.

Set forth below, in each director nominee’s biographical information, is additional discussion of the specific experiences, qualifications and skills attributable to such nominee that led the Board, as of the date of this proxy statement, to its conclusion that the nominee should serve as a director of EOG and, in the case of Mses. Clark and Robertson and Messrs. Crisp, Daniels, Day, Gaut, Kerr and Textor, as a member of the Board’s Audit, Compensation and Nominating, Governance and Sustainability Committees. Director nominee ages and biographical information set forth below are as of February 28, 2021.

In July 2020, Noble Corporation plc (“Noble”) and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas. Noble successfully completed its subsequent financial restructuring and plan of reorganization and, together with such subsidiaries, emerged from Chapter 11 in February 2021. As is further discussed in her biographical information below, Ms. Robertson served in various management roles during her 40-year career with Noble, including as Chairman of the Board, President and Chief Executive Officer from January 2018 until May 2020 and as Executive Chairman from May 2020 until her retirement in February 2021. We have evaluated Noble’s Chapter 11 filing and do not believe it is material to Ms. Robertson’s continued service as a director.

A majority of the votes cast in person or by proxy by the holders of our Common Stock entitled to vote at the Annual Meeting is required to elect a nominee. Under our bylaws, (1) a “majority of the votes cast” means that the number of shares voted “FOR” a nominee’s election exceeds 50% of the number of votes cast with respect to that nominee’s election and (2) votes cast shall include votes to “withhold authority” (shown as “AGAINST” on the accompanying form of proxy) and exclude abstentions with respect to that nominee’s election. Therefore, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular director nominee within 10 days of the Annual Meeting) will not be counted in determining the number of votes cast with respect to that nominee’s election.

Pursuant to our Corporate Governance Guidelines, any nominee for director who fails to receive a majority of the votes cast at the Annual Meeting must, promptly following certification of the stockholder vote, tender his or her resignation to the Nominating, Governance and Sustainability Committee of the Board. The Nominating, Governance and Sustainability Committee (excluding the nominee who tendered the resignation) will evaluate the resignation in light of the best interests of the company and our stockholders in determining whether to accept or reject the resignation or take other action. The Nominating, Governance and Sustainability Committee will make a recommendation to the Board, which will then act on the tendered resignation and publicly disclose its decision and rationale within 90 days following certification of the stockholder vote.

Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the accompanying form of proxy will vote such proxy “FOR” the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to the persons named as agents and proxies in the accompanying form of proxy to vote for a substitute.

Pursuant to our bylaws and effective as of the date of the Annual Meeting, the Board has set the number of directors that shall constitute the Board at nine. Accordingly, proxies cannot be voted for a greater number of persons than the number of nominees named on the accompanying form of proxy, and stockholders may not cumulate their votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS

VOTING “FOR” EACH OF THE NOMINEES LISTED BELOW.

JANET F. CLARK, 66

Director since 2014

Ms. Clark has extensive leadership and financial experience, having most recently served as Executive Vice President and Chief Financial Officer of Marathon Oil Corporation (“Marathon”) from January 2007 until her retirement in October 2013. Prior to that, she was Senior Vice President and Chief Financial Officer of Marathon from January 2004 to January 2007. From 2001 through 2003, Ms. Clark served as Senior Vice President and Chief Financial Officer of Nuevo Energy Company and, from 1997 until 2000, she held various roles at Santa Fe Snyder Corporation, including Chief Financial Officer and Executive Vice President of Corporate Development and Administration.

Ms. Clark is also a director of Texas Instruments Incorporated (since 2015), a global semiconductor design and manufacturing company, where she serves as a member of the Audit Committee and previously served as a member of the Governance and Stockholder Relations Committee.

From 2015 to 2018, Ms. Clark served as a director of Goldman Sachs BDC, Inc., a specialty finance company and regulated management investment company, where she served as a member of the Audit, Compliance, Compensation, Contract Review, and Governance and Nominating Committees. Ms. Clark also previously served as a director of Goldman Sachs Private Middle Market Credit LLC, a regulated investment company and business development company, from 2016 to 2018.

In addition, Ms. Clark served on the Board of Directors and Audit Committee of Dell Inc. from September 2011 to October 2013, including service as chairperson of the Audit Committee during 2013. Ms. Clark also served on the Board of Directors of Exterran Holdings, Inc. (and its predecessor company, Universal Compression Holdings, Inc.) from 2003 until 2011 (including service as Audit Committee chairperson from 2004 to 2011).

CHARLES R. CRISP, 73

Director since 2002

Mr. Crisp began his career in the oil and gas industry over 40 years ago with Conoco Inc. and has held senior management positions with numerous energy companies, including (i) Coral Energy, LLC, a subsidiary of Shell Oil Company, where he served as President and Chief Executive Officer from 1999 until his retirement in November 2000 and as President and Chief Operating Officer from 1998 to 1999; (ii) Houston Industries Incorporated, where he served as President of the power generation group from 1996 to 1998; and (iii) Tejas Gas Corporation, a major intrastate natural gas pipeline company, where he served as President, Chief Operating Officer and a director from 1988 to 1996.

Mr. Crisp has also accumulated over 18 years of experience as a director of publicly traded energy companies. Mr. Crisp is currently a director of Targa Resources Corp. (since 2005), a provider of midstream natural gas and natural gas liquids services, where he currently serves on the Compensation Committee and as chair of the Nominating and Governance Committee. Mr. Crisp also serves as a director of Targa Resources GP, LLC, a subsidiary of Targa Resources Corp. Mr. Crisp is also currently a director of Intercontinental Exchange, Inc. (since 2002), an operator of regulated exchanges, trading platforms and clearing houses, where he currently serves on the Compensation and Audit Committees, and as a director of its subsidiaries, ICE Futures U.S., Inc., ICE Trade Vault LLC and Natural Gas Exchange Inc. (ICENGX).

In addition, Mr. Crisp is a director of Southern Company Gas (formerly, AGL Resources Inc.), a wholly-owned subsidiary of Southern Company, a leading provider of natural gas and electric utilities. Previously, from 2003 until 2016, Mr. Crisp served on the Board of Directors of AGL Resources Inc. (a then-publicly traded company providing natural gas distribution and marketing services), where he also served as a member of the Compensation Committee and Executive Committee and as chairperson of the Finance and Risk Management Committee. In 2016, AGL Resources Inc. was acquired by, and became a wholly-owned subsidiary of, Southern Company.

ROBERT P. DANIELS, 62

Director since 2017

Mr. Daniels has extensive experience in the oil and gas exploration and production industry. Mr. Daniels served in various senior management positions during his 32-year career with Anadarko Petroleum Corporation, a publicly traded oil and gas exploration and production company (“Anadarko”). Prior to his retirement in December 2016, Mr. Daniels served as President, Anadarko Canada, from 2001 to 2004, as Senior Vice President, Exploration and Production, from 2004 to 2006, as Senior Vice President, Worldwide Exploration, from 2006 to 2013, and as Executive Vice President, International and Deepwater Exploration, from 2013 to 2016. Mr. Daniels was a member of Anadarko’s executive committee from 2004 to 2016 and also served as an executive committee representative to the Governance and Risk Committee of Anadarko’s Board of Directors.

Since 2010, Mr. Daniels has served on the Board of Directors of MicroSeismic, Inc. (“MicroSeismic”), as an independent, non-executive director. Mr. Daniels is also a member of MicroSeismic’s Nominations & Governance Committee and has also previously served on MicroSeismic’s Compensation Committee. MicroSeismic is an oilfield services company providing completions evaluation services and real-time monitoring and mapping of hydraulic fracture operations in unconventional oil and gas plays.

JAMES C. DAY, 77

Director since 2008

Mr. Day has extensive leadership experience serving as a member of senior management in various roles at Noble Corporation plc, including as Chairman of the Board from 1992 until his retirement in 2007, Chief Executive Officer from 1984 until 2006 and President from 1984 to 1999 and again from 2003 until 2006. Noble Corporation plc was a publicly traded company and one of the world’s largest offshore drilling companies. During his tenure, he was recognized by Institutional Investor Magazine for the company’s performance.

Mr. Day formerly served as a director of Tidewater Inc., a publicly traded provider of large offshore service vessels to the energy sector worldwide, from 2007 to 2017, where he served on the Audit Committee and Nominating and Corporate Governance Committee. From 2004 to 2016, Mr. Day served as a director of ONEOK, Inc., the publicly traded general partner of ONEOK Partners, L.P., a provider of natural gas gathering, processing, storage and transportation services, where he served as a member of the Audit Committee and Corporate Governance Committee. Mr. Day also served as a trustee/member of The Samuel Roberts Noble Foundation from 2000 to 2016 and a director for the Noble Research Institute from 2016 to 2017.

In addition, from 1993 to 2006, Mr. Day served as a director of Global Industries, Ltd., a publicly traded provider of offshore marine construction services and as a director for Noble Energy, Inc., a worldwide independent energy company, where he served as a member of various committees, including compensation, audit and nomination. Mr. Day is the past chairman of the International Association of Drilling Contractors and the National Ocean Industries Association, and he is an honorary director of the American Petroleum Institute. Mr. Day has held numerous other leadership positions with various industry and civic associations throughout his career. Mr. Day also currently serves as the President of the James C. and Teresa K. Day Foundation.

C. CHRISTOPHER GAUT, 64

Director since 2017

Mr. Gaut has extensive leadership experience and financial and operational expertise in the oilfield services and equipment sector of the oil and gas industry. Mr. Gaut also has significant management experience and financial expertise in the contract drilling sector of the oil and gas industry.

Mr. Gaut served as the Chairman and Chief Executive Officer of Forum Energy Technologies, Inc. (“Forum”) from August 2010 until May 2017. Effective May 2017, Mr. Gaut transitioned to the role of Executive Chairman of Forum and, effective December 31, 2017, Mr. Gaut assumed the role of non-executive Chairman of the Board of Forum. Effective November 2018, Mr. Gaut was again appointed President and Chief Executive Officer of Forum and he has served as Forum’s President, Chief Executive Officer and Chairman of the Board since such time. Mr. Gaut also served as the President of Forum from August 2010 until May 2016, and has served as a director of Forum and one of its predecessor entities since December 2006. Forum is a leading oilfield manufacturing company, providing drilling, completions and production equipment primarily to oil service companies and drilling contractors.

Prior to the formation of Forum, Mr. Gaut served as (i) a Managing Director of SCF Partners, a Houston based private equity firm investing in oilfield service and equipment companies, from 2009 until 2010; (ii) President of the Drilling and Evaluation Division of Halliburton Company (“Halliburton”), a publicly traded provider of oilfield services and products to the upstream oil and gas industry, from 2008 until 2009; and (iii) Halliburton’s Executive Vice President and Chief Financial Officer from 2003 to 2007.

In addition, from 2008 until 2019, Mr. Gaut served on the Board of Directors of Valaris plc (formerly known as Ensco Rowan plc and as Ensco plc) (“Valaris”), a leading global offshore drilling contractor, where he also served as a member of the Nominating and Governance Committee. Mr. Gaut also previously served as Co-Chief Operating Officer of Valaris from January 2002 to February 2003, and as Senior Vice President and Chief Financial Officer of Valaris from December 1987 until February 2003.

Further, from 2016 until 2019, Mr. Gaut served as a director of Key Energy Services, Inc., a publicly traded well service company, where he served as a member of the Audit Committee and as its lead independent director.

MICHAEL T. KERR, 61

Director since 2020

Mr. Kerr, who retired from Capital Group effective October 1, 2020, has over 36 years of investment experience, including 35 years with Capital Group, one of the world’s oldest and largest investment management organizations.

During his tenure with Capital Group, Mr. Kerr managed multiple funds as an equity portfolio manager and covered global oil and gas companies for Capital Group as an equity investment analyst. As a result, Mr. Kerr has acquired extensive knowledge of the oil and gas exploration and production industry.

Prior to joining Capital Group, Mr. Kerr was an exploration geophysicist with Cities Service Company. Mr. Kerr currently serves as a board member for various civic and non-profit organizations.

JULIE J. ROBERTSON, 65

Director since 2019

Ms. Robertson has extensive experience in the oil and gas industry and a wealth of knowledge of the drilling services sector from her 40-year career and various roles with Noble Corporation plc (“Noble”), a publicly traded company and one of the world’s largest offshore drilling companies.

Ms. Robertson served in the role of Executive Chairman of Noble from May 2020 until her retirement from Noble in February 2021. Previously, Ms. Robertson served as Chairman of the Board, President and Chief Executive Officer of Noble from January 2018 until May 2020. Ms. Robertson previously served in various other management roles for Noble and its subsidiaries, including (i) Executive Vice President from 2006 to January 2018, (ii) Senior Vice President — Administration from 2001 to 2006 and (iii) Vice President — Administration from 1996 to 2001. Ms. Robertson also served continuously as Corporate Secretary of Noble from 1993 until assuming the Chairman’s role in 2018. Ms. Robertson joined a predecessor subsidiary of Noble in 1979.

DONALD F. TEXTOR, 74

Director since 2001; 2021 presiding director

Mr. Textor was previously employed by Goldman, Sachs & Co., where he was a General Partner until his retirement in March 2001 and where he had 21 years of experience as the firm’s senior security analyst for domestic oil and gas exploration and production companies. Mr. Textor also previously served as Portfolio Manager of the Dorset Energy Fund, an energy fund which invests primarily in the equity securities of companies in the energy industry.

Mr. Textor previously served on the Board of Directors of Trilogy Energy Corp. (from 2005 until September 2017), where he also served as a member of the Compensation Committee. Trilogy Energy Corp., a petroleum and natural gas-focused Canadian energy corporation, merged with Paramount Resources Ltd. effective September 2017.

As a result of serving in these roles and serving as a member of our Audit Committee since May 2001 (including as Chairman from May 2001 until February 2015), Mr. Textor has accumulated significant leadership and financial reporting experience as well as extensive knowledge of the oil and gas exploration and production industry.

WILLIAM R. THOMAS, 68

Director since 2013

Mr. Thomas was named Chairman of the Board and Chief Executive Officer, effective January 2014. Prior to that, he served as President and Chief Executive Officer from July 2013 through December 2013 and as President from September 2011 to July 2013. Mr. Thomas previously held other leadership positions at EOG, including Senior Executive Vice President, Exploitation and Senior Executive Vice President, Exploration. Mr. Thomas has been with EOG and its predecessor companies for over 42 years.

Mr. Thomas has also previously served as the General Manager of EOG’s Fort Worth, Texas, Midland, Texas and Corpus Christi, Texas offices, where he was instrumental in EOG’s successful exploration, development and exploitation of various key resource plays. Mr. Thomas joined HNG Oil Company, a predecessor of EOG, in January 1979.

In addition, Mr. Thomas is a director of National Oilwell Varco, Inc. (since 2015), a provider of oilfield services and equipment to the upstream oil and gas industry worldwide, where he serves on the Audit Committee and Compensation Committee.

ITEM 2.

RATIFICATION OF APPOINTMENT OF AUDITORS

General

For 2020 and 2019, we retained our principal auditors, Deloitte & Touche LLP (“Deloitte”), independent registered public accounting firm, to provide services in the following categories and, in consideration of such services, have paid (or will pay) to Deloitte the following amounts (which, as further discussed below, include certain estimated amounts):

Audit Fees.    The aggregate fees billed for professional services rendered by Deloitte in connection with the audits of our annual consolidated financial statements for the fiscal years ended December 31, 2020 and December 31, 2019 and the reviews of our quarterly consolidated financial statements included in our Forms 10-Q for such fiscal years were $3,378,372 and $3,356,536, respectively. In addition, Deloitte renders professional services to EOG in connection with the annual statutory audits of the financial statements of our Trinidad, China and Oman subsidiaries. The fees billed for such statutory audits for the fiscal year ended December 31, 2019 totaled $150,060 (for Trinidad and China); the fees billed for such statutory audits for the fiscal year ended December 31, 2020 (which audits will commence in the second quarter of 2021) are expected to total approximately $179,319 (for Trinidad, China and Oman).

Audit-Related Fees.    The aggregate fees billed for the fiscal years ended December 31, 2020 and December 31, 2019 for assurance and related services rendered by Deloitte that were reasonably related to the audits and reviews of our consolidated financial statements and/or the above-described statutory audits, but not reportable as Audit Fees above, were $101,000 and $71,662, respectively. Audit-Related Fees for 2020 were primarily for comfort letter work with respect to our April 2020 offering of our 4.375% Senior Notes due 2030 and 4.950% Senior Notes due 2050. Audit-Related Fees for 2019 were primarily for audit services performed in connection with certain accounting and auditing matters, including our implementation (effective January 1, 2019) of the new lease accounting standard (FASB ASC 842).

Tax Fees.    Deloitte did not render any tax compliance, tax advice or tax planning services to us for the fiscal year ended December 31, 2020 or the fiscal year ended December 31, 2019.

All Other Fees.    The aggregate fees billed for services rendered by Deloitte not reportable as Audit Fees, Audit-Related Fees or Tax Fees above for the fiscal years ended December 31, 2020 and December 31, 2019 were $2,851 and $2,051, respectively. All Other Fees for 2020 and 2019 were for certain research-related services.

Pre-Approval of Audit and Non-Audit Services.    The Audit Committee pre-approves all audit and non-audit services provided to us by our independent auditors at the Audit Committee’s first meeting of each calendar year and at subsequent meetings as necessary. The non-audit services to be provided are specified and shall not exceed a specified dollar limit.

Management is directed to provide a report to the Audit Committee, at each regular meeting of the Audit Committee, showing in reasonable detail the services provided by the independent auditors to us since the beginning of the calendar year, as well as the then-estimated cost to-date of audit and non-audit services provided.

During the course of a year, if additional non-audit services are deemed to be appropriate or advisable, these services are presented to the Audit Committee for pre-approval, subject to the availability of the de minimis exception for non-audit services set forth in Section 202 of the Sarbanes-Oxley Act and in Rule 2-01 of Regulation S-X. The Audit Committee has delegated to the Chairperson of the Audit Committee the authority to approve non-audit services provided by the independent auditors to us pursuant to such exception. None of the services rendered by Deloitte for the years ended December 31, 2020 and December 31, 2019 and reportable as Audit-Related Fees, Tax Fees or All Other Fees above were approved by the Audit Committee or the Chairperson of the Audit Committee pursuant to such de minimis exception.

Ratification of Appointment for 2021

The Audit Committee of the Board has sole and direct authority to appoint, compensate, oversee, evaluate and terminate the company’s independent auditor, and it is responsible for fee negotiations associated with the retention of the company’s independent auditor. The Audit Committee has appointed Deloitte to audit our consolidated financial statements for the year ending December 31, 2021, and such appointment has been approved by the Board. Deloitte has served as our independent auditor continuously since 2002.

In order to assure continuing auditor independence, the Audit Committee periodically considers the independent auditor’s qualifications, performance and independence and whether there should be a regular rotation of our independent external audit firm. We believe the continued retention of Deloitte to serve as the company’s independent auditor is in the best interests of the company and its stockholders, and we are asking our stockholders to ratify the appointment of Deloitte as the company’s independent auditor for 2021.

Ratification of this appointment shall be effective upon the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions with respect to the ratification of this appointment will have the effect of a vote against the ratification of this appointment. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the accompanying form of proxy will vote such proxy “FOR” the ratification of the appointment of Deloitte.

In the event the appointment of Deloitte is not ratified, the Audit Committee will consider the appointment of other independent auditors. A representative of Deloitte is expected to be present at the Annual Meeting and will be available to make a statement, if such representative desires to do so, and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THIS PROPOSAL.

ITEM 3.

APPROVAL OF EOG RESOURCES, INC. 2021 OMNIBUS EQUITY COMPENSATION PLAN

Our growth and future success is contingent on the efforts of our officers, directors and employees. We believe that equity compensation is an effective means of attracting and retaining qualified key personnel with a long-term focus on maximizing stockholder value.

On the recommendation of our Compensation Committee, our Board has unanimously approved, and recommends that our stockholders approve, a new stock plan — the EOG Resources, Inc. 2021 Omnibus Equity Compensation Plan (the “2021 Stock Plan”) — which will be a successor to the Amended and Restated EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan (the “2008 Stock Plan”). The 2021 Stock Plan is summarized below and the full text of the 2021 Stock Plan is attached to this proxy statement as Annex B. Because this is a summary, it may not contain all the information that you may consider to be important. You should read Annex B carefully before you decide how to vote on this proposal.

Why Stockholders Should Approve the 2021 Stock Plan

Equity Incentive Awards are an Important Element of Our Compensation Philosophy

For the last 13 years, we have made annual long-term incentive awards and other grants to our officers and employees and annual grants to our non-employee directors under our 2008 Stock Plan, as amended and restated by our stockholders in 2010 and 2013. We believe that providing our officers, directors and employees with a proprietary interest in the growth and performance of our Company aligns their interests with the interests of our stockholders and enhances stockholder value. We also believe that a significant portion of an executive officer’s compensation should be directly linked to our performance. Consistent with this philosophy and as illustrated in the charts in the “Compensation Discussion and Analysis – Summary of Pay and Performance Alignment” section above, a substantial portion of the total compensation of our CEO and other Named Officers is delivered in the form of long-term incentive awards.

Our 2008 Plan Has Insufficient Shares Available for Grant

As of December 31, 2020, 1,996,101 shares of our Common Stock remained available for grant under our 2008 Stock Plan. As of the date of the Annual Meeting, that number will be further reduced by a maximum of 35,000 shares as a result of promotion and monthly new-hire awards made subsequent to December 31, 2020. Although the number of shares required for our annual grants and other grants varies based on a number of factors, including our share price at the time of the grant and the size of individual grants awarded by our Compensation Committee, we do not believe that we have sufficient shares available under the 2008 Stock Plan for our annual grants and other grants in 2021 (the majority of which will be made during the third quarter) and beyond. We believe that making additional shares of our Common Stock available for grant in 2021 and in future years under the 2021 Stock Plan is necessary to provide incentive opportunities to our officers, directors and employees and align their interests with the interests of our stockholders.

We Have a History of Prudent Use of Shares

In determining to adopt the 2021 Stock Plan, we considered the following:

•

Share Reserve. The Board has approved the reservation of 20,000,000 shares under the 2021 Stock Plan. No new grants will be made under the 2008 Plan between December 31, 2020 and the Annual Meeting, other than the awards with respect to a maximum of 35,000 shares referenced above. Further, if the 2021 Stock Plan is approved by our stockholders, no new grants will be made under the 2008 Stock Plan following the Annual Meeting.

•	Burn Rate. The following table provides data on our annual share usage under our 2008 Stock Plan for the last three full fiscal years.

Fiscal Year	Appreciation Awards (Stock Options and SARs)	Employee Full Value Awards	Director Awards	Total Awards Granted	Shares Outstanding	Annual Equity Burn Rate (1)
2018	1,905,826	989,043	8,288	2,903,157	580,023,075	0.50%
2019	1,965,417	1,978,834	14,297	3,958,548	581,914,196	0.68%
2020	1,995,757	1,696,309	29,836	3,721,902	583,570,585	0.64%
Average Three-Year Burn Rate						0.61%

(1)	Annual equity burn rate is calculated by dividing (i) the number of shares subject to equity awards granted during the year by (ii) the number of shares outstanding at the end of the applicable year.

•

Expected Duration of the Plan. The 2021 Stock Plan will become effective as of the date of its approval if approved by the Company’s stockholders at the Annual Meeting (the “Effective Date”). Although the 2021 Stock Plan will have a term of ten years from the Effective Date, we anticipate that based on our current grant practices the proposed share reserve under the 2021 Stock Plan will be sufficient to meet our needs for at least four to five years. The actual duration of the 2021 Stock Plan’s share reserve will depend on many factors, including future grant date stock prices, participation rates, award sizes and other changes in our grant practices that may occur.

•

Dilution. In calendar years 2018, 2019 and 2020, the end-of-year overhang rate (calculated by dividing (1) the sum of the number of shares issuable pursuant to equity awards outstanding at the end of the calendar year plus shares remaining available for issuance for future awards at the end of the calendar year by (2) the sum of the number of shares outstanding at the end of the calendar year plus the sum of (1) above) was 4.22%, 3.54% and 2.92%, respectively. Upon adoption of the 2021 Stock Plan, the company expects its overhang (calculated on a fully diluted basis) to be approximately 5.75%.

In light of the factors described above, the Board has determined that the size of the share reserve under the 2021 Stock Plan is reasonable and appropriate at this time.

Equity Compensation Best Practice Provisions

The 2021 Stock Plan has several provisions designed to protect stockholder interests and promote effective corporate governance, including the following:

•

“Double Trigger” Vesting: In connection with a change in control of the company, a participant must also experience a qualifying termination of employment (as further discussed below) in order for the vesting of his or her awards to be accelerated.

•

No Discounted Stock Options or SARs: Stock options and stock-settled stock appreciation rights (“SARs”) must be granted with an exercise price equal to or greater than the fair market value of a share of our Common Stock on the date of grant (except under limited circumstances related to awards assumed or substituted in connection with certain corporate transactions).

•

No Repricing or Cash Buyouts: Stock options and SARs may not be repriced, exchanged for another award, cash or other property or re-granted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares subject to the award.

•	Administration by Independent Directors: Awards are administered by the Compensation Committee, an independent committee of our Board.

•

Limitation on Dividend Payments: Dividends and dividend equivalents may be paid on awards subject to vesting conditions only to the extent such conditions are met. Further, participants holding stock option or SARs do not receive dividend equivalents for any period prior to the exercise of the award.

•	Limitation on Director Awards: The maximum value of all awards that may be granted to a non-employee director in a single fiscal year is $600,000.

•	No Excise Tax Gross-Ups: The 2021 Stock Plan does not provide for any excise tax gross-up benefits.

•

No Liberal Share Counting: The 2021 Stock Plan prohibits the recycling of shares tendered or withheld for value (specifically, shares tendered in payment of the exercise price of a stock option, shares covered by, but not issued in settlement of, stock-settled SARs, shares delivered or withheld to satisfy a tax withholding obligation on an Award, or shares repurchased on the open market with option proceeds).

•	Minimum Vesting Condition: All awards are subject to a minimum one-year vesting requirement.

•

Stockholder Approval Required for Material Amendments: Stockholder approval is required for material amendments to the 2021 Stock Plan, including any increase in the maximum number of shares of Common Stock that may be issued under the 2021 Stock Plan.

•

Clawback: Awards granted under the 2021 Stock Plan will be subject to recovery or clawback if required by any clawback policy adopted by the Company and as required by law, government regulation or the NYSE.

Other company policies that help align the interests of our directors and executive officers with those of our stockholders include our policies that prohibit our directors and executive officers from hedging our Common Stock, and our minimum stock ownership guidelines for our directors and executive officers. See the related discussion in the “Compensation Discussion and Analysis – Other Compensation Matters” section above.

If the 2021 Stock Plan is not approved by our stockholders at the Annual Meeting, we will continue to use the 2008 Stock Plan. However, given that we have insufficient shares available for issuance under the 2008 Stock Plan to cover our projected grants in 2021 and beyond, we may be required to significantly increase the cash component of our compensation programs for our executive officers and other employees in order to remain competitive and to appropriately compensate our executive officers and other employees. Replacing equity awards with cash awards may not only misalign the interests of our executive officers and other employees with the interests of our stockholders, it would also increase our cash compensation expense and necessitate the use of cash that we could use for other business priorities.

Summary of the 2021 Stock Plan

Administration of the Plan. The 2021 Stock Plan will be administered by our Board’s Compensation Committee, which, as noted above, is composed exclusively of independent directors. The Compensation Committee will have exclusive authority to select the participants to whom awards under the 2021 Stock Plan may be granted and to determine the type, size and terms of each award. The Compensation Committee will also make all determinations that it decides are necessary or desirable in the interpretation and administration of the 2021 Stock Plan. Subject to certain limitations specified in the 2021 Stock Plan, the Compensation Committee may delegate its authority to one or more EOG officers with respect to awards to participants who are not subject to Section 16 of the Exchange Act.

Eligibility. Employees of EOG and its affiliates and non-employee directors of EOG will be eligible to receive awards under the 2021 Stock Plan when designated as participants. We currently have six executive officers and eight non-employee directors who are eligible to receive awards under the 2021 Stock Plan. In addition, generally all of our approximately 2,900 employees currently participate in our 2008 Stock Plan and are expected to participate in the 2021 Stock Plan.

Awards. The Committee may grant awards under the 2021 Stock Plan in any one or a combination of the following forms:

•	stock appreciation rights (“SARs”);

•	nonqualified stock options (“NQSOs”);

•	incentive stock options (“ISOs”) for officers and employees only under Section 422 of the Code;

•	restricted stock;

•	restricted stock units (“RSUs”); and

•	other stock-based awards.

Each type of award is discussed in greater detail in “Types of Awards” below.

Authorized Shares. The Plan authorizes the issuance of up to 20,000,000 shares of Common Stock, plus any shares of Common Stock that are subject to outstanding awards under the 2008 Stock Plan as of the Effective Date that are subsequently canceled, forfeited, expire or are otherwise not issued or are settled in cash.

Limitations on, and Adjustments to, Shares Issuable Through the 2021 Stock Plan. A maximum overall limit of 2,000,000 shares may be issued subject to incentive stock options. In addition, the maximum value of all awards that may be granted to a non-employee director in a single year is $600,000.

Generally, for purposes of determining the maximum number of shares of our Common Stock available for issuance under the 2021 Stock Plan, shares that are not issued – because an award is forfeited or cancelled – will not be deemed to have been issued under the 2021 Stock Plan. With respect to SAR awards paid in shares, all shares to which the SAR awards relate are counted against the aggregate plan share limit rather than the net number of shares delivered upon exercise. If shares are withheld to satisfy the exercise price of a stock option (i.e., the net exercise procedure described below) or the tax withholding obligation associated with any award, those withheld shares will not be available for reissuance under the 2021 Stock Plan.

Proportionate adjustments will be made to all of the share limitations provided in the 2021 Stock Plan, including shares subject to outstanding awards, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other relevant change to our capital structure. Further, the Compensation Committee may adjust the terms of any award to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

Amendments to the 2021 Stock Plan. The Board may amend the terms of the 2021 Stock Plan at any time, subject to the stockholder approval requirements of applicable law, the NYSE, and other rules and regulations applicable to EOG. In addition, under the terms of the 2021 Stock Plan, EOG stockholders must approve any amendment that would effectively reprice any outstanding stock options or SARs, except as permitted by the 2021 Stock Plan in the event of certain specified changes in EOG’s capital structure. Also under the 2021 Stock Plan, EOG stockholders must approve the cancellation (i.e., “buying out”) of any “underwater” stock option or SAR in exchange for cash, other property or another award. Further, no termination, amendment, suspension, or modification of the 2021 Stock Plan may adversely affect in any material way any previously granted award without the written consent of the recipient.

Term of the 2021 Stock Plan. No awards may be granted under the 2021 Stock Plan after April 29, 2031, which is ten years after the date it is approved by our stockholders.

Minimum Vesting Requirements. Except as otherwise provided in the 2021 Stock Plan, all awards granted under the 2021 Stock Plan are subject to a minimum one-year vesting period, although the Compensation Committee retains discretion to accelerate vesting under such circumstances that it deems appropriate.

Award Agreements. Awards will be subject to the terms and conditions of the 2021 Stock Plan and may also be subject to additional restrictions imposed by the Compensation Committee and detailed in an award agreement between EOG and the participant.

Types of Awards. Each type of award that may be granted under the 2021 Stock Plan is described below.

•

SARs. A SAR entitles its holder to the right to receive an amount equal to the excess of (i) the fair market value of one share of Common Stock on the date of exercise of the SAR over (ii) the grant price of the SAR. The grant price of SARs granted under the 2021 Stock Plan may not be less than 100% of the fair market value of a share of our Common Stock on the date of grant. The Compensation Committee may determine the term of any SAR, so long as that term does not exceed 10 years. With respect to the exercise of a SAR, the Compensation Committee, in its sole discretion, may also impose whatever further terms and conditions it deems advisable, provided that the minimum vesting requirement described above is satisfied.

Upon the exercise of a SAR, a holder will be entitled to receive payment in an amount determined by multiplying (i) the excess of the fair market value of a share of our Common Stock on the date of exercise over the grant price of the SAR by (ii) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Compensation Committee, this payment may be in cash, in shares of our Common Stock of equivalent value, in some combination thereof, or in any other form that may be approved by the Compensation Committee. A participant holding stock-settled SARs will not be entitled to any dividend equivalent rights for any period of time prior to exercise of the SAR.

•

Stock Options. The Compensation Committee may grant either ISOs or NQSOs to participants. ISOs are options to purchase shares of our Common Stock that are intended to qualify for special tax treatment under Section 422 of the Code; NQSOs do not qualify for such treatment. The exercise price of stock options granted under the 2021 Stock Plan may not be less than 100% of the fair market value of a share of our Common Stock on the date of grant (110% if an ISO and the recipient is a 10% or greater stockholder of EOG). The term of options may not exceed 10 years (for an ISO, five years if the recipient is a 10% or greater stockholder of EOG). For stock options granted under the 2021 Stock Plan, the Compensation Committee will determine the vesting schedule and any exercise restrictions, provided that the minimum vesting requirement described above is satisfied.

The exercise price and any applicable tax withholding for stock options may be paid (i) by cash, certified check, bank draft or money order, (ii) by delivery of currently-owned shares of our Common Stock, (iii) through a net exercise procedure, or (iv) in any other form of payment which is acceptable to the Compensation Committee. A participant holding stock options will not be entitled to any dividend equivalent rights for any period of time prior to exercise of the stock option.

•

Restricted Stock; RSUs. Shares of restricted stock are shares of our Common Stock granted to a participant that are made subject to certain restrictions on sale, pledge, or other transfer during a particular period of time (the vesting period). An RSU award is similar to a restricted stock award, except that, in the case of an RSU award, no shares of Common Stock are actually transferred to the participant until the lapse of the vesting period, as specified in the applicable award agreement. The size of an award of restricted stock or RSUs, the applicable vesting conditions (which may include performance-based conditions) and the transferability restrictions relating to such an award will be determined by the Compensation Committee, provided that the minimum vesting requirement described above is satisfied.

Subject to the terms and conditions of the 2021 Stock Plan and the applicable award agreement, (i) each recipient of a restricted stock award will have the rights of an EOG stockholder with respect to all shares of the award during the vesting period, including the right to vote the shares of restricted stock, and (ii) each recipient of an RSU award will not have any rights of an EOG stockholder until the RSUs vest (in accordance with the applicable vesting period) and are distributed in shares of our Common Stock. All dividends and distributions (whether in cash, stock or otherwise) on unvested shares of restricted stock or dividend and distribution equivalents in respect of the shares of Common Stock underlying an RSU award (as the case may be) will not be paid, but will be credited for the future benefit of the award recipient. Any such credited dividends, distributions and dividend and distribution equivalents will be paid at the expiration of the vesting period, unless the related shares of restricted stock or RSUs are forfeited and cancelled in accordance with the applicable award agreement, in which case such dividends, distributions and dividend and distribution equivalents will also be forfeited. Interest will not accrue or be paid on any such credited amounts.

•

Other Stock-Based Awards. The Compensation Committee may also grant other types of equity-based or equity-related awards not otherwise expressly contemplated by the 2021 Stock Plan in such amounts, and subject to such terms and conditions, as it determines, provided that the minimum vesting requirement described above is satisfied. Such awards may be designed to comply with or take advantage of the applicable laws of jurisdictions other than the United States. Each other stock-based award will be expressed in terms of shares of our Common Stock or units based on shares of our Common Stock and may pay out in cash or shares of our Common Stock. Other stock-based awards may be granted with dividend and distribution equivalent rights. If such rights are granted, all dividends and distributions in respect of shares of Common Stock underlying each unvested other stock-based award shall not be paid, but will be credited for the future benefit of the award recipient. Any such credited dividend and distribution equivalents will be paid upon the vesting of the other stock-based award, unless the underlying award is forfeited, in which case such dividend and distribution equivalents will also be forfeited. Interest will not accrue or be paid on any such credited amounts.

Termination of Employment or Service. If a participant ceases to be an employee of EOG and its affiliates or to provide services to us for any reason, including death, disability, or retirement, any outstanding awards may be exercised, will vest, or will expire at such times as may be determined by the Compensation Committee and as provided in the applicable award agreement.

Transferability of Awards. From and after the Effective Date of the 2021 Stock Plan, awards are non-transferable by the participant other than by will or under the laws of descent and distribution or, if approved by the Compensation Committee, pursuant to a qualified domestic relations court order.

Recovery Policy. Awards granted under the 2021 Stock Plan will be subject to recovery or clawback by EOG if required by any clawback policy that EOG adopts as required by law, government regulation or the NYSE.

Effect of Certain Transactions and Change in Control

The 2021 Stock Plan provides that appropriate adjustments may be made to any outstanding award in case of any change in our outstanding Common Stock by reason of a recapitalization, reorganization, subdivision, merger, consolidation, combination, exchange, stock dividend or other relevant change to our capital structure.

Unless otherwise provided in an award agreement, if there has been a change in control of the company, as defined in the 2021 Stock Plan, and within the two-year period following the change in control a participant’s employment or service is terminated by the company without cause or by the participant for good reason (as such terms are defined in the 2021 Stock Plan), then upon the date of the participant’s termination of employment or service, (1) any and all outstanding options and SARs held by the participant will become immediately exercisable and (2) any time-based period of restriction on other awards held by the participant shall lapse.

With respect to any outstanding awards held by the participant which are subject to performance conditions, unless otherwise provided in an award agreement, upon a change in control, all performance measures will be disregarded and the award will convert to a corresponding time-vested award at the target payout level, which will vest on the earlier of (i) the last day of the period of restriction, provided the participant remains employed or continues to provide services through the period of restriction, or (ii) the date of the participant’s termination of employment or service by the company without cause or by the participant for good reason.

If any corporate change (as defined in the 2021 Stock Plan) occurs, the Compensation Committee will have the authority to take a variety of actions regarding outstanding awards. Within certain time periods and under certain conditions, the Compensation Committee may:

•	require that all exercisable awards be exercised by a certain date;

•

require the surrender to the company of some or all exercisable awards in exchange for a stock or cash payment for each award equal in value to the per-share change of control value, calculated as described in the 2021 Stock Plan, over the exercise or grant price;

•

arrange or otherwise provide that each outstanding award shall be assumed or a substantially similar award shall be substituted by a successor entity or a parent or subsidiary of such successor entity;

•

provide that an award shall become an award relating to the number and class or series of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the corporate change if the participant had been a stockholder; or

•	make any equitable adjustment to outstanding awards as the Compensation Committee deems necessary to reflect such corporate change.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance of the awards that may be granted under the 2021 Stock Plan under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of equity awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory tax provisions are subject to change, as are their interpretations, and, moreover, their application may vary in individual circumstances. This summary does not cover federal employment tax or other federal tax consequences associated with awards under the 2021 Stock Plan, nor does it address state, local, or non-United States tax consequences. Participants who are granted awards under the 2021 Stock Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

NQSOs, SARs, RSUs and Other Stock-Based Awards. A participant generally is not required to recognize income upon the grant of a NQSO, SAR, RSU or other stock-based award. Instead, ordinary income generally is required to be recognized on the date the NQSO or SAR is exercised or, in the case of RSU awards or other stock-based awards, upon the issuance of shares or receipt of cash pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized is: (i) in the case of a NQSO, an amount equal to the excess, if any, of the aggregate fair market value of the shares of our Common Stock underlying the options exercised over the aggregate exercise price, (ii) in the case of a SAR, the amount of cash or the fair market value of any shares received upon exercise, plus the amount of cash or the fair market value of any shares that were withheld in satisfaction of any applicable taxes due upon the exercise of the award and (iii) in the case of RSU awards or other stock-based awards, the amount of cash or the fair market value of any shares received in respect thereof, plus the amount of cash or the fair market value of any shares that were withheld in satisfaction of any applicable taxes due on the vesting or payment of such awards.

ISOs. A participant is not taxed at the time an ISO is granted. The tax consequences upon exercise and later disposition depend upon whether the participant holds the shares received upon exercise of an ISO for more than one year after exercise and two years after the date of grant of the option. If the participant satisfies this holding period, for regular tax purposes the participant will not realize income upon exercise of the ISO, and EOG will not be allowed an income tax deduction at any time with respect to the ISO. The difference between the exercise price and the amount realized upon disposition of the shares by the participant will constitute a long-term capital gain or a long-term capital loss, as the case may be. If the participant fails to meet the holding period (other than by reason of death), a disqualifying disposition occurs and the participant generally recognizes as ordinary income, in the year of the disqualifying disposition, an amount equal to the excess of the fair market value of the shares at the date of exercise over the exercise price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the participant as long-term or short-term capital gain, depending on the length of time the shares were held after the option was exercised. If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the participant is generally limited to the excess (if any) of the sales price over the exercise price. In both situations, EOG’s tax deduction is limited to the amount of ordinary income recognized by the participant. Different consequences apply for a participant subject to the alternative minimum tax.

Restricted Stock. A participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the shares vest (i.e. become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. Any dividends received upon the vesting of the related restricted stock generally will be treated as compensation that is taxable as ordinary income to the recipient. If permitted by the applicable award agreement, a participant may make an election under Section 83(b) of the Code to recognize ordinary income on the date the restricted stock is granted in an amount equal to the excess (if any) of the fair market value of the shares over any amount paid for such shares.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted or awarded under the 2021 Stock Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Deductibility by EOG. To the extent that a participant recognizes ordinary income in the circumstances described above, EOG will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, and is not disallowed under Section 162(m) of the Code.

Effect of Change in Control. Under the “golden parachute” provisions of Section 280G of the Code, the accelerated vesting, exercisability or payout of awards under the 2021 Stock Plan in connection with a change in control may be required to be valued and taken into account in determining whether participants have received compensatory payments contingent upon the change in control in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participants may be subject to an additional 20% federal tax and may be nondeductible to EOG. EOG has entered into change of control agreements with each of its executive officers which, among other provisions, provide that, in connection with a change in control, EOG will either (i) reduce the amount of severance benefits otherwise payable to the executive officer so that such severance benefits will not be subject to the tax imposed by Code Section 4999, or (ii) pay the full amount of severance benefits to the executive officer (but with no tax “gross-up”), whichever produces the better after-tax result for the executive officer (often referred to as the “best-of-net” approach).

Section 409A. Certain awards under the 2021 Stock Plan may constitute nonqualified deferred compensation under Section 409A of the Code. Such awards will be structured with the intention that they comply with, or are exempt from, Section 409A to avoid the imposition of additional tax, penalties, and interest on the participant.

Withholding. Awards under the 2021 Stock Plan may be subject to tax withholding. Where an award results in income subject to withholding, EOG may require the participant to remit the withholding amount to EOG or cause shares of Common Stock to be withheld or sold in order to satisfy the tax withholding obligations. If shares of Common Stock are withheld or sold to satisfy a participant’s tax withholding obligations, the participant will be treated as having received such shares for purposes of the discussion above.

Plan Benefits

The Compensation Committee has not granted any awards under the 2021 Stock Plan. If our stockholders approve the 2021 Stock Plan at the Annual Meeting, the Compensation Committee will make grants of awards to officers, other employees, and non-employee directors as it deems necessary or appropriate. Certain tables above, under “Executive Compensation”, including the Summary Compensation Table, Grants of Plan-Based Awards Table for 2020, Outstanding Equity Awards at 2020 Fiscal Year-End Table, Outstanding Equity Awards at 2020 Fiscal Year-End Table and SAR Exercises and Restricted Stock/RSU and Performance Unit Vestings Table for 2020 set forth information with respect to prior awards granted to our Named Officers under our 2008 Stock Plan.

Equity Compensation Plan Information

The following table sets forth data for EOG’s equity compensation plans aggregated by the various plans approved by EOG’s stockholders and those plans not approved by EOG’s stockholders, in each case as of December 31, 2020.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by EOG Stockholders	11,753,761	(2)	$84.08	3,891,544	(3)
Equity Compensation Plans Not Approved by EOG Stockholders	248,363	(4)	N/A	171,255	(5)

Total	12,002,124		$84.08	4,062,799

(1)

The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding stock option and SAR grants and does not reflect shares that will be issued upon the vesting of outstanding RSU and performance unit grants, or Deferral Plan phantom shares, all of which have no exercise price.

(2)

Amount includes 954,949 outstanding RSUs, for which shares of our Common Stock will be issued, on a one-for-one basis, upon the vesting of such grants. Amount also includes 612,951 outstanding performance units and assumes, for purposes of this table, (i) the application of a 100% performance multiple upon the completion of each of the remaining performance periods in respect of such performance unit grants and (ii) accordingly, the issuance, on a one-for-one basis, of an aggregate 612,951 shares of our Common Stock upon the vesting of such grants. As more fully discussed in Note 7 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, upon the application of the relevant performance multiple at the completion of each of the remaining performance periods in respect of such grants, (A) a minimum of 76,785 and a maximum of 1,149,117 performance units could be outstanding and (B) accordingly, a minimum of 76,785 and a maximum of 1,149,117 shares of our Common Stock could be issued upon the vesting of such grants.

(3)

Consists of (i) 1,996,101 shares remaining available for issuance under our 2008 Stock Plan and (ii) 1,895,443 shares remaining available for purchase under the ESPP. Pursuant to the fungible share design of our 2008 Stock Plan, each share issued as a SAR or stock option under our 2008 Stock Plan counts as 1.0 share against the aggregate plan share limit, and each share issued as a “full value award” (i.e., as restricted stock, RSUs or performance units) counts as 2.45 shares against the aggregate plan share limit. Thus, from the 1,996,101 shares remaining available for issuance under our 2008 Stock Plan, (i) the maximum number of shares we could issue as SAR and stock option awards is 1,996,101 (i.e., if all shares remaining available for issuance under our 2008 Stock Plan are issued as SAR and stock option awards) and (ii) the maximum number of shares we could issue as full value awards is 814,735 (i.e., if all shares remaining available for issuance under our 2008 Stock Plan are issued as full value awards).

(4)

Consists of shares of our Common Stock to be issued in accordance with the Deferral Plan and participant deferral elections (i.e., in respect of the 248,363 phantom shares issued and outstanding under the Deferral Plan as of December 31, 2020).

(5)	Represents phantom shares that remain available for issuance under the Deferral Plan.

Recommendation and Required Vote

The Board believes that the 2021 Stock Plan will provide a valuable benefit to EOG by enhancing its ability to attract and retain highly qualified officers and employees. Accordingly, the Board has recommended that the 2021 Stock Plan be submitted to the stockholders at the Annual Meeting for their approval.

Our officers and other key employees have an interest in the 2021 Stock Plan, since each may be a recipient of the awards that may be granted in the future under the 2021 Stock Plan by the Compensation Committee.

Approval of the 2021 Stock Plan shall be effective upon the affirmative vote of a majority of the votes cast at the Annual Meeting, provided a quorum is present. An abstention will have the effect of a vote “AGAINST” the proposal. Broker non-votes, however, unlike votes “FOR,” votes “AGAINST,” and abstentions, do not count as votes cast under the applicable rules of the NYSE. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THIS PROPOSAL.

ITEM 4.

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in this proxy statement a separate proposal, which gives our stockholders the opportunity to approve or not approve the compensation of our named executive officers (as disclosed in this proxy statement) by voting “FOR” or “AGAINST” the resolution below (commonly referred to as “Say-on-Pay”). While our Board and Compensation Committee intend to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

In considering their vote, stockholders are encouraged to review with care the information regarding our executive compensation program as discussed under “Compensation Discussion and Analysis” (beginning on page 17) and the compensation tables and related narrative discussion provided under “Executive Compensation” (beginning on page 33).

As described under “Compensation Discussion and Analysis,” our Compensation Committee, which is comprised exclusively of independent directors, oversees all aspects of our executive compensation program and seeks to ensure that the compensation program for our executive officers is aligned with the interests of our stockholders and the compensation practices of our peer companies (with whom we compete for executive management personnel). Our executive compensation program is also designed to attract, motivate and retain a highly qualified executive management team and to appropriately reward our executive officers for their contribution to the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value.

As further discussed above under “Compensation Discussion and Analysis,” the Compensation Committee believes that our executive management team continues to foster a unique culture that has firmly established EOG as a leader in the exploration and production industry. Our decentralized structure and “pleased but not satisfied” culture encourage innovation and cross-play collaboration, which creates a cycle of continuous improvement and cost reduction. In addition, our focus on “premium” wells has further established EOG as the industry leader in creating sustainable value through industry cycles.

We believe that our executive compensation program (1) has played a significant role in our ability to attract, motivate and retain a highly qualified executive team to manage our company and (2) is structured in the best manner possible to support the achievement of our short-term and long-term business goals and the creation, protection and enhancement of stockholder value. In addition, we believe that our executive compensation program has played a significant role in our ability to achieve superior, long-term stock price performance. As noted above, since becoming an independent public company in August 1999, our stock price performance has significantly exceeded the collective performance of our peer group companies as well as the performance of the Dow Jones Industrial Average, the Nasdaq Composite Index and the Standard & Poor’s 500 Index (in each case, measured as of March 8, 2021).

Accordingly, the Board endorses our executive compensation program and recommends that our stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Company’s definitive proxy statement for the Company’s 2021 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, be, and hereby is, approved”.

The approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions with respect to this proposal will have the effect of a vote against this proposal and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to this proposal within 10 days of the Annual Meeting) will not be counted in determining the number of shares necessary for approval. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the accompanying form of proxy will vote such proxy “FOR” this proposal.

As noted above, the vote solicited by this proposal is advisory in nature and its outcome will not be binding on the Board or the Compensation Committee, nor will the outcome of the vote require the Board or the Compensation Committee to take any action. Further, the outcome of the vote will not be construed as overruling any decision of the Board or the Compensation Committee, or creating or implying any additional fiduciary duty of the Board or the Compensation Committee. However, the Board and the Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THIS PROPOSAL.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders may propose matters to be presented at our stockholder meetings and may also nominate persons to be directors of EOG. Formal procedures have been established for those proposals and nominations.

Proposals for 2022 Annual Meeting of Stockholders and 2022 Proxy Materials

Proposals of holders of our Common Stock intended to be presented at our 2022 annual meeting of stockholders and included in our proxy statement and form of proxy relating to such meeting pursuant to Rule 14a-8 of Regulation 14A must be received by us, addressed to our Corporate Secretary (Michael P. Donaldson), at our principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, no later than November 19, 2021.

Nominations for 2022 Annual Meeting of Stockholders and for Any Special Meetings of Stockholders

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Pursuant to our bylaws, nominations of persons for election to our Board may be made at a meeting of our stockholders:

•	pursuant to our notice of the meeting;

•	by or at the direction of the Board;

•

by any stockholder who (1) was a stockholder of record at the time of giving the notice discussed below and is a stockholder of record at the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice requirements of Article II, Section 3 of our bylaws; and

•

with respect to the submission of a “proxy access” nominee, by a stockholder or stockholder group that satisfies the eligibility, notice, disclosure and other requirements of, and complies with, paragraph (A)(4) of Article II, Section 3 of our bylaws (as summarized below).

Nominations by any of our stockholders shall be made pursuant to timely notice, in writing, to our Corporate Secretary. To be timely with respect to our 2022 annual meeting of stockholders, notice given by a stockholder shall be delivered to our Corporate Secretary (Michael P. Donaldson) at our principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, no earlier than the close of business on November 19, 2021 and no later than the close of business on December 20, 2021 with respect to an election to be held at our 2022 annual meeting of stockholders. With respect to an election to be held at a special meeting of our stockholders for the election of directors, such notice, to be timely, shall be delivered to our Corporate Secretary at our principal executive offices not earlier than the close of business on the 120th day prior to the date of such special meeting, and not later than the close of business on the later of (1) the 90th day prior to the date of such special meeting or (2) if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

The notice shall set forth the information required by paragraph (A)(2) of Article II, Section 3 of our bylaws, including, but not limited to, (1) such stockholder’s name and address, as such information appears on our books, (2) the number of shares of our Common Stock which are directly or indirectly beneficially owned by the stockholder, (3) all other direct or indirect interests of such stockholder in our Common Stock (including derivative and “short” interests), (4) any arrangement pursuant to which such stockholder has a right to vote any shares of our Common Stock, (5) all information relating to such stockholder’s director nominee that would be required to be disclosed in a proxy statement in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (6) a description of all direct and indirect compensation and other material monetary agreements and relationships between such stockholder and such proposed nominee, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (7) a written representation and agreement by such nominee to comply with any codes, policies and guidelines of EOG and any rules, regulations and listing standards, in each case as applicable to directors of EOG, (8) a written representation and agreement by such nominee that he or she (A) is not and will not become a party to any arrangement with, and has not given (and will not give) any commitment to, any person or entity as to how such nominee, if elected as a director of EOG, will act or vote on any issue or question that has not been disclosed to EOG, and (B) is not and will not become a party to any direct or indirect compensatory, payment, reimbursement, indemnification or other financial arrangement with any person or entity other than EOG in connection with his or her nomination, service or action as a director of EOG that has not been disclosed to EOG and (9) the terms of all arrangements between such stockholder and such nominee and any other person, including such stockholder and any beneficial owner and their respective affiliates and associates or others acting in concert therewith, pursuant to which the nomination of such nominee is to be made by the stockholder.

Furthermore, to be eligible to be a nominee of any stockholder for election or re-election as a director of EOG, a person must deliver to our Corporate Secretary (Michael P. Donaldson) at our principal executive offices (in accordance with the time periods prescribed for delivery of notice under paragraph (A)(2) of Article II, Section 3 of our bylaws) a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made. Acceptable forms of such questionnaire and of the written representations and agreements referred to in clauses (7) and (8) of the preceding paragraph will be provided to the requesting stockholder and nominee by our Corporate Secretary upon written request.

In addition to satisfying the above-referenced notice and disclosure requirements, a stockholder, or group of not more than 20 stockholders, meeting specified eligibility requirements (collectively, an “eligible stockholder”) may submit director nominees for inclusion in the proxy statement and proxy card for our 2022 annual meeting of stockholders. In order to be eligible to utilize our “proxy access” bylaw, an eligible stockholder must have owned 3% or more of our outstanding common stock continuously for at least three years. In addition, director nominees submitted pursuant to these provisions (each, a “stockholder proxy access nominee”) must meet specified criteria, and the maximum number of stockholder proxy access nominees that may be included in our proxy materials for our 2022 annual meeting of stockholders pursuant to these provisions may not exceed 20% of the number of our directors then in office. The foregoing summary of our “proxy access” bylaw (which contains additional eligibility, procedural and disclosure requirements) does not purport to be complete and is qualified in its entirety by reference to paragraph (A)(4) of Article II, Section 3 of our bylaws.

In the event a person is validly designated as a nominee to the Board and shall thereafter become unable or unwilling to stand for election to the Board, the Board or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

Notwithstanding our bylaw provisions described above, a stockholder shall also comply with all applicable requirements of the Exchange Act and the related rules and regulations thereunder with respect to the matters set forth in such bylaw provisions.

Other Stockholder Business for 2022 Annual Meeting of Stockholders

For other business (other than stockholder proposals under Rule 14a-8 and director nominations) to be brought before an annual meeting of stockholders by any of our stockholders, the stockholder must have given timely notice, in writing, to our Corporate Secretary of the business to be brought before the annual meeting. To be timely with respect to our 2022 annual meeting of stockholders, notice given by a stockholder shall be delivered to our Corporate Secretary (Michael P. Donaldson) at our principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, no earlier than the close of business on November 19, 2021 and no later than the close of business on December 20, 2021.

The notice shall set forth the information required by Article II, Section 3 of our bylaws, including, but not limited to, (1) a brief description of the business desired to be brought before the annual meeting, (2) the reasons for conducting such business at the annual meeting, (3) any material interest of such stockholder in such business, (4) the text of the proposal or business (including the text of any resolutions proposed for consideration), (5) such stockholder’s name and address, as such information appears on our books, (6) the number of shares of our Common Stock which are directly or indirectly beneficially owned by the stockholder, (7) all other direct or indirect interests of such stockholder in our Common Stock (including derivative and “short” interests) and (8) any arrangement pursuant to which such stockholder has a right to vote any shares of our Common Stock.

GENERAL

As of the date of this proxy statement, our management has no knowledge of any business to be presented for consideration at the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting or any adjournment thereof, it is intended that the shares represented by properly executed proxies will be voted with respect thereto in accordance with the judgment of the persons named as agents and proxies in the accompanying form of proxy.

By Order of the Board of Directors,

MICHAEL P. DONALDSON
Corporate Secretary

Houston, Texas

March 19, 2021

Annex A

EOG RESOURCES, INC.

Direct and All-In After-Tax Rate of Return (ATROR)

The calculation of our direct after-tax rate of return (ATROR) with respect to our capital expenditure program for a particular play or well is based on the estimated recoverable reserves (“net” to EOG’s interest) for all wells in such play or such well (as the case may be), the estimated net present value (NPV) of the future net cash flows from such reserves (for which we utilize certain assumptions regarding future commodity prices and operating costs) and our direct net costs incurred in drilling or acquiring (as the case may be) such wells or well (as the case may be). As such, our direct ATROR with respect to our capital expenditures for a particular play or well cannot be calculated from our consolidated financial statements. Our all-in ATROR with respect to our capital expenditures for a particular play or well also cannot be calculated from our consolidated financial statements.

The calculation of our direct ATROR includes the costs associated with drilling and completion operations and wellsite facilities. The calculation of our all-in ATROR includes such costs as well as (i) the costs associated with other facilities, lease acquisitions, delay rentals and gathering and processing operations and (ii) geological and geophysical costs, exploration G&A costs, capitalized interest and other miscellaneous costs.

EOG RESOURCES, INC.

ROCE

In millions of USD, except ratio data (Unaudited)

EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	2020	2019
Net Interest Expense (GAAP)	205
Tax Benefit Imputed (based on 21%)	(43)
After-Tax Net Interest Expense (Non-GAAP) - (a)	162
Net Loss (GAAP) - (b)	(605)
Adjustments to Net Loss, Net of Tax (See Below Detail) (1)	1,455
Adjusted Net Income (Non-GAAP) - (c)	850
Total Stockholders’ Equity - (d)	20,302	21,641
Current and Long-Term Debt (GAAP) - (e)	5,816	5,175
Less: Cash	(3,329)	(2,028)
Net Debt (Non-GAAP) - (f)	2,487	3,147
Total Capitalization (GAAP) - (d) + (e)	26,118	26,816
Total Capitalization (Non-GAAP) - (d) + (f)	22,789	24,788
Average Total Capitalization (Non-GAAP) * - (g)	23,789
Return on Capital Employed (ROCE)
GAAP Net Income (Loss) - [(a) + (b)] / (g)	(1.9)%

Non-GAAP Adjusted Net Income - [(a) + (c)] / (g)	4.3%

*	Average for the current and immediately preceding year

(1)	Detail of adjustments to Net Loss (GAAP):

Year Ended December 31, 2020	Before Tax	Income Tax Impact	After Tax
Adjustments:
Add: Mark-to-Market Commodity Derivative Contracts Impact	(74)	16	(58)
Add: Impairments of Certain Assets	1,868	(392)	1,476
Add: Net Losses on Asset Dispositions	47	(10)	37
Total	1,841	(386)	1,455

EOG RESOURCES, INC.

Discretionary Cash Flow and Free Cash Flow

In thousands of USD (Unaudited)

EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

2020
Net Cash Provided by Operating Activities (GAAP)	5,007,783
Adjustments:
Exploration Costs (excluding Stock-Based Compensation Expenses)	124,641
Other Non-Current Income Taxes - Net Receivable	112,704
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	(466,523)
Inventories	(122,647)
Accounts Payable	795,267
Accrued Taxes Payable	49,096
Other Assets	(324,521)
Other Liabilities	(8,098)
Changes in Components of Working Capital Associated with Investing and Financing Activities	(74,734)
Discretionary Cash Flow (Non-GAAP)	5,092,968

Less:
Total Cash Capital Expenditures Before Acquisitions (Non-GAAP) (a)	(3,490,148)
Free Cash Flow (Non-GAAP)	1,602,820

(a) See below reconciliation of Total Expenditures (GAAP) to Total Cash Capital Expenditures Before Acquisitions (Non-GAAP) for the twelve months ended December 31, 2020:

Total Expenditures (GAAP)	4,113,280

Less:
Asset Retirement Costs	(117,322)
Non-Cash Expenditures of Other Property, Plant and Equipment	(61)
Non-Cash Acquisition Costs of Unproved Properties	(196,825)
Non-Cash Finance Leases	(173,762)
Acquisition Costs of Proved Properties	(135,162)
Total Cash Capital Expenditures Before Acquisitions (Non-GAAP)	3,490,148

EOG RESOURCES, INC.

Net Debt-to-Total Capitalization Ratio

In millions of USD, except ratio data (Unaudited)

EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	At December 31, 2020	At December 31, 2019
Total Stockholders’ Equity - (a)	20,302	21,641
Current and Long-Term Debt (GAAP) - (b)	5,816	5,175
Less: Cash	(3,329)	(2,028)
Net Debt (Non-GAAP) - (c)	2,487	3,147
Total Capitalization (GAAP) - (a) + (b)	26,118	26,816
Total Capitalization (Non-GAAP) - (a) + (c)	22,789	24,788
Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	22%	19%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	11%	13%

GLOSSARY OF TERMS

Bbl — barrel (of crude oil or natural gas liquids)

Boe — barrel of oil equivalent

CO2e — carbon dioxide equivalent

DD&A — depreciation, depletion and amortization

ESG — environmental, social and governance

Flaring emissions intensity rate — metric tons of gross operated GHG emissions (Scope 1) related to flaring, on a CO2e basis, per Mboe of total gross operated U.S. production

G&A — general and administrative

GAAP — Generally Accepted Accounting Principles in the United States of America

GHG — greenhouse gas

GHG emissions intensity rate — metric tons of gross operated GHG emissions (Scope 1), on a CO2e basis, per MBoe of total gross operated U.S. production

LOE — lease operating expense

LTI — long-term incentive

MBbld — thousand barrels per day

MBoe — thousand barrels of oil equivalent

MBoed — thousand barrels of oil equivalent per day

Mcf — thousand cubic feet (of natural gas)

Methane emissions intensity rate — metric tons of gross operated GHG emissions (Scope 1) related to methane, on a CO2e basis, per Mboe of total gross operated U.S. production

Methane emissions percentage — Mcf of gross operated methane emissions (Scope 1) per Mcf of total gross operated U.S. natural gas production

MM — millions

Oil spill rates — barrels of crude oil spilled (spills over five barrels), on a total and unrecovered basis, per Mboe of total gross operated U.S. production

Reinvestment rate — capital expenditures/discretionary cash flow

ROCE — return on capital employed

SEC — United States Securities and Exchange Commission

Total recordable incident rate — recordable incidents (work-related injuries and illnesses) per 200,000 man-hours worked for U.S. operations

TSR — total stockholder return

USD — United States dollar

Annex B

EOG RESOURCES, INC.

2021 Omnibus Equity Compensation Plan

ARTICLE I

ESTABLISHMENT, PURPOSE AND DURATION

1.1    Establishment. EOG Resources, Inc. (the “Company”) hereby adopts an equity compensation plan, to be known as the “EOG Resources, Inc. 2021 Omnibus Equity Compensation Plan,” as set forth in this document (as amended from time to time, the “Plan”). The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. This Plan will become effective as of the date of its approval by the Company’s stockholders at the Company’s 2021 annual meeting of stockholders (the “Effective Date”).

1.2    Purposes of the Plan. The purposes of the Plan are to encourage selected persons employed by the Company and its Affiliates and other eligible persons to develop a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain key individuals who are essential to the progress, growth and profitability of the Company.

1.3    Duration of Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

ARTICLE II

DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

2.1    “Affiliate” means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than fifty percent of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

2.2    “Award” means, individually or collectively, a grant under the Plan (or the Prior Plan if the context indicates) of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards, in each case subject to the terms and provisions of the Plan or the Prior Plan, as applicable.

2.3    “Award Agreement” means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

2.4    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations promulgated under the Exchange Act.

2.5    “Board” means the board of directors of the Company.

2.6    “Change in Control of the Company” means any of the following events occurring after the Effective Date:

(a)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Covered Person”) of Beneficial Ownership of 20% or more of either (1) the then-outstanding shares of the common stock of the Company (the “Outstanding Company Common Stock”), or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a) of this Section 2.6, the following acquisitions shall not constitute a Change in Control of the Company: (i) any acquisition of shares of the Company directly from the Company, (ii) any acquisition of shares of the Company by the Company, (iii) any acquisition of shares of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (iv) any acquisition of shares of the Company by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) of this Section 2.6 or (v) an acquisition by a Qualified Institutional Investor, but only for so long as such investor remains a Qualified Institutional Investor; or

(b)    Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Covered Person other than the Board; or

(c)    Consummation of a reorganization, merger or consolidation or sale of the Company, or a disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all of the following conditions exist: (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60%, respectively, of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Covered Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more, respectively, of the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)    The approval by the stockholders of the Company of the liquidation or dissolution of the Company.

2.7    “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

2.8    “Committee” means the Compensation Committee of the Board (or other committee of the Board performing similar functions).

2.9    “Company” means EOG Resources, Inc., a Delaware corporation, or any successor (by reincorporation, merger or otherwise).

2.10    “Corporate Change” shall have the meaning ascribed to that term in Section 4.5(c).

2.11    “Director” means a director of the Company who is not an Employee.

2.12    “Director Award” means any NQSO, SAR, or Full Value Award granted to a Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with the Plan.

2.13    “Disability” means, with respect to an Employee, such total and permanent disability as qualifies the Employee for benefits under the Company’s long-term disability insurance policy or plan for Employees as then in effect for a period of not less than three months; or (a) in the event that the Holder is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan for Employees, (b) in the event the Company does not maintain such a long-term disability insurance policy, or (c) with respect to a Director, “Disability” means any medically determinable physical or mental impairment that is deemed to be a disability by the United States Social Security Administration for purpose of receiving a primary Social Security Disability benefit. A determination of Disability may be made by a physician selected or approved by the Committee (or any person or committee designated by the Committee to make such selection or approval) and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee (or by any person or committee designated by the Committee for such purpose).

2.14    “Effective Date” shall have the meaning ascribed to that term in Section 1.1.

2.15    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.16    “Employee” means a person employed by the Company or any Affiliate as a common law employee.

2.17    “Fair Market Value” of a share of Stock as of a particular date or time shall mean (a) the closing price of a share of Stock on such date (as reported on the principal securities exchange on which the Stock is traded) or, if such date is not a trading day on such exchange, the closing price of a share of Stock (as reported on such exchange) on the trading day immediately preceding such date, or (b) only with respect to the exercise of an Option or SAR on or after the Effective Date (and, for the avoidance of doubt, not with respect to the determination of the Grant Price of an Option grant or the grant price of a SAR grant), the then-current trading price of a share of Stock at such time (as reported on the principal securities exchange on which the Stock is traded), in either case, as may be further specified or otherwise provided in the applicable Award Agreement, unless, however, an applicable provision of the Plan or resolution or other directive of the Committee (as it may deem, in its discretion, to be necessary or advisable) expressly provides for another method for determining the fair market value of a share of Stock as of such date or time, in which case such other method shall apply.

2.18    “Fiscal Year” means the calendar year.

2.19    “Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of shares of Stock.

2.20    “Grant Price” shall mean the price at which shares of Stock may be purchased under an Option or SAR, which shall be one hundred percent of the Fair Market Value of the shares of Stock on the date the Option or SAR is granted; provided, however, if the Option is an ISO granted to a Ten Percent Stockholder, the Grant Price must not be less than one hundred ten percent of the Fair Market Value of the shares of Stock on the date of grant.

2.21    “Holder” means a person who has been granted an Award or any person who is entitled to receive shares of Stock or cash under an Award.

2.22    “Incentive Stock Option” or “ISO” means an option to purchase Stock granted pursuant to Article V that is designated as an Incentive Stock Option and that is intended to satisfy the requirements of section 422 of the Code.

2.23    “Insider” shall mean an individual who is, on the relevant date, an officer, a Director, or more than ten percent Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, in each case as determined by the Board in accordance with (and for purposes of) Section 16 of the Exchange Act; provided, however, that solely for purposes of clause (i) in the second paragraph of Section 13.2, “Insider” shall not include any individual who has not been affirmatively determined by the Board to be both an “officer” for purposes of Section 16 of the Exchange Act and an “executive officer” for purposes of Regulation S-K promulgated under the Securities Act of 1933 (as amended) and the Exchange Act, but who is an “officer” for purposes of Section 16 of the Exchange Act solely because he or she is one of the officers enumerated in the definition of “officer” promulgated under Section 16 of the Exchange Act.

2.24    “Involuntary Termination” shall mean a Participant’s Separation from Service at the election of the Company or an Affiliate, as may be further specified and described in the applicable Award Agreement; provided that such separation is not a Termination for Cause. Involuntary Termination shall not, however, include transfer of assignment or location of a Participant where the Participant is employed by the Company or an Affiliate (or one of its subsidiaries or affiliated companies), both before and after the transfer, or continued employment with a successor employer immediately following a corporate reorganization or divestiture of the stock of an Affiliate. An Involuntary Termination shall include a Participant’s termination of employment with the Company or an Affiliate following the Company’s or an Affiliate’s divestiture of assets, even if the Participant continues to be employed by the purchaser of such assets.

2.25    “Nonqualified Stock Option” or “NQSO” means a “nonqualified stock option” to purchase Stock granted pursuant to Article V that does not satisfy the requirements of section 422 of the Code.

2.26    “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.27    “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article X.

2.28    “Participant” means any eligible person as set forth in Article III to whom an Award is granted.

2.29    “Period of Restriction” means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VII.

2.30    “Permissible under Section 409A” means with respect to a particular action (such as, the grant, payment, vesting, settlement or deferral of an amount or Award under the Plan) that such action shall not subject the compensation at issue to be subject to the additional tax or interest applicable under Section 409A.

2.31    “Plan” shall have the meaning ascribed to that term in Section 1.1.

2.32    “Prior Plan” means the Company’s 2008 Omnibus Equity Compensation Plan (as amended and/or restated).

2.33    “Qualified Institutional Investor” means, as of any time of determination, a person that is described in Rule 13d-l(b)(1) promulgated under the Exchange Act (as such Rule is in effect on the date hereof) and is eligible to report (and, if such person is the Beneficial Owner of greater than 5% of the shares of common stock of the Company, does in fact report) beneficial ownership of common stock of the Company on Schedule 13G, and such person (i) is not required to file a Schedule 13D (or any successor or comparable report) with respect to its beneficial ownership of common stock of the Company, and (ii) shall be the Beneficial Owner of less than 15% of the Outstanding Company Common Stock; provided, however, that a person which would constitute a Qualified Institutional Investor except for its failure to satisfy clause (ii) of this definition shall nonetheless constitute a Qualified Institutional Investor if (A) such person or an Affiliate of such person shall have, as of December 31, 2004, reported beneficial ownership of greater than 5% of the common stock of the Company for a period of two consecutive years, (B) such person shall be the Beneficial Owner of less than 15% of the Outstanding Company Common Stock (including in such calculation the holdings of all of such person’s Affiliates and Associates (as defined in Rule 12b-2 of the Exchange Act) other than those which, under published interpretations of the Securities and Exchange Commission or its Staff, are eligible to file separate reports on Schedule 13G with respect to their beneficial ownership of the common stock of the Company), and (C) such person shall be the Beneficial Owner of less than 30% of the Outstanding Company Common Stock.

Solely for the purposes of the above definition of “Qualified Institutional Investor,” a person shall be deemed to be the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities (i) which such person or any of such person’s Affiliates or Associates beneficially owns, directly or indirectly; (ii) which such person or any of such person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of such person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to (ii)(B) above) or disposing of any securities of the Company.

2.34    “Restricted Stock” means shares of restricted Stock issued or granted under the Plan pursuant to Article VII.

2.35    “Restricted Stock Award” means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.

2.36    “Restricted Stock Unit” or “RSU” means a restricted stock unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VIII.

2.37    “Restricted Stock Unit Award” or “RSU Award” means an Award granted pursuant to Article VIII.

2.38    “Retirement” means the Employee’s Separation from Service after attainment of age 62 with at least five years of service or as early as age 55 with at least five years of service if such separation is approved in writing by the Company unless otherwise determined in Award Agreement.

2.39    “Section 409A” means section 409A of the Code and the Department of Treasury rules, regulations, and guidance issued thereunder (each as amended from time to time and including any successor statute and any rules, regulations and guidance issued under such successor statute).

2.40    “Separation from Service” or “Separates from Service” means the termination of the Award recipient’s employment with the Company and all Affiliates as determined under Section 409A.

2.41    “Stock” means the common stock of the Company, $0.01 par value per share (or such other par value as may be designated by act of the Company’s stockholders).

2.42    “Stock Appreciation Right” or “SAR” means an Award granted under the Plan pursuant to Article VI.

2.43    “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in Section 409A.

2.44    “Ten Percent Stockholder” means an individual, who, at the time the applicable Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half-blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

2.45    “Termination for Cause” or “Cause” means a Participant’s Separation from Service at the election of the Company or an Affiliate because of the Participant’s (a) conviction of a felony involving moral turpitude (which, through lapse of time or otherwise, is not subject to appeal); (b) willful refusal without proper legal cause to perform the Participant’s duties and responsibilities; (c) material violation of the Company’s written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal activities, and ethical misconduct; or (d) willfully engaging in conduct which the Participant has, or in the opinion of the Committee should have, reason to know is materially injurious to the Company or an Affiliate. Such separation shall be effected by notice thereof delivered by the Company or an Affiliate to the Participant and shall be effective as of the date stated in such notice; provided, however, that if (i) such separation is because of the Participant’s willful refusal without proper cause to perform any one or more duties and responsibilities and (ii) within seven days following the date of such notice the Participant shall cease such refusal and shall use all reasonable efforts to perform such obligations, the separation, if made, shall not be for cause. Notwithstanding the foregoing, if a Participant is subject to an effective employment or change of control agreement with the Company or an Affiliate that contains a definition of “Termination for Cause” or “Cause,” then in lieu of the foregoing definition, for purposes of Awards under this Plan, “Termination for Cause” or “Cause,” as applicable, shall have the meaning specified in such other agreement.

2.46    “Termination for Good Reason” or “Good Reason” with respect to a Participant shall, unless otherwise specified in an Award Agreement, have the meaning set forth in the Company’s Change of Control Severance Plan (effective June 15, 2005) or any successor plan, unless the Participant is party to an effective employment or change of control agreement between the Participant and the Company or an Affiliate, in which case “Termination for Good Reason” or “Good Reason” shall have the meaning set forth in such agreement.

ARTICLE III

ELIGIBILITY

The persons who are eligible to receive Awards under the Plan are Employees and Directors. Directors are not eligible to receive ISO Awards.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

4.1    Authority to Grant Awards. The Committee may grant Awards to those Employees and Directors as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion.

4.2    Dedicated Shares; Maximum Awards.

(a)    Number of Shares of Stock Dedicated under the Plan for Awards. The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan shall be equal to 20,000,000 shares of Stock plus any shares of Stock that are subject to outstanding awards under the Prior Plan as of the Effective Date that are subsequently canceled, forfeited, expire or are otherwise not issued or are settled in cash, consistent with the provisions of Section 4.2(c)(4). Any of the shares of Stock reserved and available for issuance under the Plan may be used for any type of Award under the Plan. Upon approval of this Plan by the Company’s stockholders, the Company will cease making new Awards under the Prior Plan.

(b)    Award Limits. The following limits shall apply to grants of Awards under the Plan:

(1)    The aggregate number of shares of Stock with respect to which ISOs may be granted under the Plan is 2,000,000.

(2)    The maximum value of all Awards that may be granted to a Director in a single Fiscal Year is $600,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

(c)    Share Usage and Counting.

(1)    Each of the foregoing numerical limits stated in Sections 4.2(a) and 4.2(b) shall be subject to adjustment in accordance with the provisions of Section 4.5. Shares of Stock subject to substitute Awards granted pursuant to Article XI shall not count against the numbers of shares of Stock stated in this Section 4.2.

(2)    Shares of Stock covered by, or in respect of, any Award shall be counted against the aggregate share limit for Awards set forth in Section 4.2(a) as one share.

(3)    Any Awards that operate in tandem with (whether granted simultaneously with or at a different time from) other Awards may be counted or not counted pursuant to procedures adopted by the Committee in order to avoid double counting.

(4)    If any shares of Stock covered by an Award, or to which an Award relates, are not delivered pursuant to the Plan or the Prior Plan because such Award is forfeited, cancelled or expires prior to exercise or realization, or is otherwise not issued or is settled in cash in accordance with the terms of such Award and the Plan or the Prior Plan, then, to the extent of such forfeiture, cancellation, expiration or non-issuance or cash settlement, the shares of Stock covered by such Award or to which such Award relates, shall again be available for Awards under the Plan. Shares of Stock that again become available for grant under the Plan pursuant to this Section 4.2(c)(4) shall be added back to the total number of shares of Stock available for grant under the Plan as one share of Stock if such share was subject to an Award under the Plan or subject to an Option or SAR under the Prior Plan, and as 2.45 shares of Stock if such share was subject to a Full Value Award under the Prior Plan.

(5)    The following shares of Stock may not again be made available for issuance as Awards under the Plan: (A) shares of Stock delivered or withheld in payment of the Grant Price of an Option, (B) shares of Stock delivered or withheld in satisfaction of tax obligations with respect to Awards, and (C) shares of Stock repurchased on the open market with the proceeds of the exercise price of an Option. With respect to SARs, when a SAR is settled in shares of Stock, the number of shares of Stock subject to the SAR under the SAR Award Agreement will be counted against the aggregate share limit for Awards under the Plan set forth in Section 4.2(a) as one share for every share subject to the SAR, regardless of the number of shares used to settle the SAR upon exercise.

4.3    Non-Transferability. From and after the Effective Date, an Award shall not be transferable by the Holder other than by will or under the laws of descent and distribution, or, if specifically approved by the Committee, pursuant to a domestic relations court order. A Holder may designate, in a manner established by the Committee, a beneficiary or beneficiaries to exercise the rights of the Holder and to receive any property distributable with respect to any Award upon the death of the Holder. An Award shall be exercisable, during the Holder’s lifetime, only by him or her, or his or her attorney in fact or guardian; by a permitted transferee in the case of a permitted transfer; and by the Holder’s executor, administrator or beneficiary in the case of death.

4.4    Requirements of Law. The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

4.5    Changes in the Company’s Capital Structure.

(a)    The existence of this Plan and any outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of Stock, bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)    If the Company shall effect a subdivision or consolidation of Stock or other capital adjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and per-share price of Stock subject to outstanding Options or other Awards under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Option or other Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Option or other Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved, that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of Stock of each class or series of Stock as the result of the event requiring the adjustment.

(c)    If (1) the Company shall not be the surviving entity in any merger, consolidation or other business combination or reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other business combination or reorganization); (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company); (3) the Company is dissolved or liquidated; or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event described in clauses (1), (2), (3) or (4) is referred to herein as a “Corporate Change”), then, except as otherwise provided in an Award Agreement or another agreement between the Holder and the Company, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, may act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company’s ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary shares of Stock of the Company):

(i)    require that all outstanding vested Awards must be exercised in full for a limited period of time on or before a specified date fixed by the Committee (which may be before or after such Corporate Change), after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

(ii)    require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders as of a date specified by the Committee, in which event the Committee shall thereupon cancel such Awards in full and the Company shall pay (or cause to be paid) to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under any such Award for such shares (provided that if exercise price is equal to or exceeds the per share price offered to stockholders of the Company in connection with such Corporate Change, the Committee may cancel such Award without payment of consideration therefor);

(iii)    with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate Fair Market Value of all stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such stock is equal to the excess of the aggregate Fair Market Value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

(iv)    provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares and class or series of Stock then covered by such Award; or

(v)    make such other adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary to reflect such Corporate Change).

Any adjustment effected by the Committee under this Section 4.5 shall be designed to provide the Holder with the intrinsic value of his or her Award, as determined prior to the Corporate Change, or, if applicable, equalize the Fair Market Value of the Award before and after the Corporate Change. In addition, the Committee shall, in the case of an ISO, ensure that any adjustments under this Section 4.5 will not constitute a modification, extension or renewal of the ISO within the meaning of Section 424(h)(3) of the Code and in the case of NQSO, ensure that any adjustments under this Section 4.5 will not constitute a modification of such NQSO within the meaning of Section 409A. Any adjustments made under this Section 4.5 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.

To the extent that a Corporate Change also constitutes a Change in Control of the Company, then the provisions of Article XII shall govern in the event of any inconsistency between this Section 4.5 and Article XII.

(d)    In the event of changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e)    The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, such stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Options or other Awards.

4.6    Election Under Section 83(b) of the Code. Except as specified in an applicable Award Agreement, no Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award.

4.7    Forfeiture Events.

(a)    Notwithstanding any other provision of the Plan or an Award Agreement, if a Participant Separates From Service based on a Termination for Cause, then as of the date of such separation, any Awards awarded to the Holder that have not been exercised by the Holder (including all Awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Committee or the Board, if applicable, with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.

(b)     The Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award or a Termination for Cause. Such events may include, but shall not be limited to, termination of the Holder’s provision of services to the Company or an Affiliate, Involuntary Termination for performance reasons (as determined and designated by an appropriate Employee), violation of material policies of the Company or an Affiliate, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.

4.8    Award Agreements. Each Award shall be embodied in a written or electronic agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be in such form as determined by the Committee, and a Holder may be required to sign the Award Agreement to the extent the Committee determines, in its sole discretion. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

4.9    Amendments of Award Agreements. The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. Except as specified in Section 4.5, without the prior approval of the Company’s stockholders, the Committee shall not (a) directly or indirectly lower the Grant Price of a previously granted Option, (b) cancel (1) an Option when the Grant Price exceeds the Fair Market Value of the underlying shares of Stock or (2) a SAR when the Grant Price of the SAR exceeds the Fair Market Value of the shares of Stock in respect of which the SAR was granted, in either case in exchange for another Award (other than in connection with substitute Awards), cash or other property or (c) take any other action with respect to an Option that may be treated as a “repricing” under the rules and regulations of the New York Stock Exchange (or any other principal national securities exchange on which the common stock of the Company is then listed).

4.10    Rights as Stockholder. A Holder shall not have any rights as a stockholder with respect to Stock covered by an Option, a SAR, an RSU, or an Other Stock-Based Award until the date, if any, such Stock is issued by the Company.

4.11    Issuance of Shares of Stock. Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.

4.12    Restrictions on Stock Received. The Committee may impose such conditions and/or restrictions on any shares of Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock for a specified period of time.

4.13    Compliance With Section 409A. Awards shall be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and shall be construed and interpreted in accordance with such intent. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner intended to meet the requirements of Section 409A, including regulations or other guidance issued with respect thereto. In addition, to the extent an Award is subject to Section 409A, a Holder’s payment under such an Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half months after the end of the Fiscal Year in which the Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is Permissible under Section 409A, including any six-month delay in payment following Separation from Service that is required as a result of the Holder being a “specified employee” of the Company (as such term is defined in Section 409A).

4.14    Date of Grant. The date on which an Option or SAR is granted shall be the date the Company completes the corporate action constituting an offer of stock for sale to an individual Holder under the terms and conditions of the Option or SAR; provided that such corporate action shall not be considered complete until the date on which the maximum number of shares that can be purchased under the Option granted to such Holder and the minimum Grant Price are fixed or determinable. If the corporate action contemplates an immediate offer of stock for sale to a class of individuals, then the date of the granting of an Option is the time or date of that corporate action. If the corporate action contemplates a particular future date on which the offer is to be made, then the date of grant is the contemplated future date of the offer.

4.15    Awards May Be Granted Separately or Together. Awards, in the discretion of the Committee, may be granted either alone or in addition to, or in tandem with, any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Award or Awards.

4.16    Vesting Limitation. Awards will have a minimum vesting period of one year, provided that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Awards.

4.17    Clawback. Notwithstanding any other provisions of the Plan or the applicable Award Agreement, any Award that is subject to recovery under any law, government regulation, or stock exchange listing requirement will be subject to such deductions and clawback as may be required pursuant to such law, government regulation, or stock exchange listing requirement, or to any clawback or recovery policy adopted by the Company.

ARTICLE V

OPTIONS

5.1    Authority to Grant Options. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted by section 422 of the Code and the regulations thereunder).

5.2    Option Agreement. Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) the Grant Price, (b) the duration of the Option, (c) the number of shares of Stock to which the Option pertains, (d) the exercise restrictions, if any, applicable to the Option and (e) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO. In no event shall an Award Agreement provide that dividends or dividend equivalents be paid to, or credited for the benefit of, the Holder in respect of an Option grant.

5.3    Grant Price. The price at which shares of Stock may be purchased under an Option shall not be less than one hundred percent of the Fair Market Value of the shares of Stock on the date the Option is granted;

provided, however, if the Option is an ISO granted to a Ten Percent Stockholder, the Grant Price must not be less than one hundred ten percent of the Fair Market Value of the shares of Stock on the date of grant. Subject to the limitations set forth in the preceding sentence of this Section 5.3, the Committee shall determine the Grant Price for each grant of an Option under the Plan.

5.4    Term of Option. An Option shall not be exercisable after the earlier of (a) the general term of the Option specified in the applicable Award Agreement (which shall not exceed ten years, or, in the case of a Ten Percent Stockholder, no ISO shall be exercisable later than the fifth anniversary of the date of its grant) or (b) the period of time specified in the applicable Award Agreement that follows the Holder’s Separation from Service.

5.5    Amount Exercisable. Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.

5.6    Exercise of Option.

(a)    General Method of Exercise. Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written, telephonic, or electronic notice or in such other manner or means as determined by the Committee. Unless the Committee specifies otherwise, Options may be exercised through a broker financed exercise pursuant to the provisions of Regulation T of the Federal Reserve Board (or successor regulation) (“Cashless Exercise”).

(b)    Form of Payment. Except in the case of a Cashless Exercise, no shares of Stock shall be issued upon the exercise of an Option until there has been a payment of the Grant Price and any applicable Withholding Obligation to the Company by any combination of the following: (1) cash, certified check, bank draft or postal or express money order; (2) delivery of, or attestation (i.e., certification) of ownership of, currently-owned and unencumbered shares of Stock, which shares shall be valued for this purpose at the average Fair Market Value for the five trading days preceding the date such Option is exercised; (3) through a net exercise procedure whereby the Holder surrenders the Option in exchange for that number of shares of Stock with an aggregate Fair Market Value equal to the difference between the aggregate exercise price of the Option being surrendered and the aggregate Fair Market Value of the shares of Stock subject to the Option; or (4) any other form of payment which is acceptable to the Committee.

5.7    Transferability–Incentive Stock Options. Notwithstanding anything in the Plan or an Award Agreement to the contrary, no ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all ISOs granted to an Employee under this Article V shall be exercisable during his or her lifetime only by such Employee.

5.8    Notification of Disqualifying Disposition. If any Employee shall make any disposition of shares of Stock issued pursuant to the exercise of an ISO under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Employee shall notify the Company of such disposition within ten days thereof.

5.9    $100,000 Limitation on ISOs. To the extent that the aggregate Fair Market Value of shares of Stock with respect to which ISOs first become exercisable by a Holder in any calendar year exceeds $100,000, taking into account both shares of Stock subject to ISOs under the Plan and Stock subject to ISOs under all other plans of the Company, such Options shall be treated as NQSOs. For this purpose, the “Fair Market Value” of the shares of Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Stock are to be treated as shares acquired pursuant to the exercise of an ISO.

5.10    Separation from Service. Each Award Agreement shall set forth the extent to which the Holder of an Option shall have the right to exercise the Option following the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Award Agreement or the Plan, and may reflect distinctions based on the reasons for the separation.

ARTICLE VI

STOCK APPRECIATION RIGHTS

6.1    Authority to Grant SAR Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant SARs under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Holder and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

6.2    General Terms. Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one share of Stock on the date of exercise over (b) the Grant Price of the SAR, which shall not be less than one hundred percent of the Fair Market Value of one share of Stock on the date of grant of the SAR.

6.3    SAR Agreement. Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) the Grant Price of the SAR, (b) the term of the SAR, (c) the vesting and termination provisions of the SAR and (d) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate. In no event shall an Award Agreement provide that dividends or dividend equivalents be paid to, or credited for the benefit of, the Holder in respect of an Award of SARs.

6.4    Grant Price. The price at which shares of Stock may be purchased under a SAR shall not be less than one hundred percent of the Fair Market Value of the shares of Stock on the date the SAR is granted. Subject to the limitations set forth in the preceding sentence of this Section 6.4, the Committee shall determine the Grant Price for each grant of a SAR under the Plan.

6.5    Term of SAR. A SAR shall not be exercisable after the earlier of (a) the general term of the SAR specified in the applicable Award Agreement (which shall not exceed ten years) or (b) the period of time specified in the applicable Award Agreement that follows the Holder’s Separation from Service.

6.6    Exercise of SAR. A SAR may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

6.7    Payment of SAR Amount. Upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Stock on the date of exercise over the Grant Price of the SAR by the number of shares of Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon the exercise of a SAR may be in cash, in Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

6.8    Separation from Service. Each Award Agreement shall set forth the extent to which the Holder of a SAR shall have the right to exercise the SAR following the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs issued pursuant to the Award Agreement or the Plan, and may reflect distinctions based on the reasons for the separation.

ARTICLE VII

RESTRICTED STOCK AWARDS

7.1    Authority to Grant Restricted Stock Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Awards of Restricted Stock under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting conditions (which may include performance-based conditions) and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Restricted Stock, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

7.2    Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

7.3    Holder’s Rights as Stockholder. Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award, including, without limitation, the right to vote such Shares of Restricted Stock.

7.4    Separation from Service. Each Award Agreement shall set forth the extent to which Restricted Stock Awards shall vest or be forfeited upon the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock Awards issued pursuant to the Award Agreement or the Plan, and may reflect distinctions based on the reasons for separation.

7.5    Dividends. All dividends and distributions in respect of unvested shares of Restricted Stock shall not be paid to the Holder of such shares, but shall be credited by the Company for the benefit of the Holder to be paid upon vesting. The Company shall establish and maintain a nominal account for each Holder of unvested shares of Restricted Stock and shall reflect in such account the cash amount comprising the dividends and distributions credited in respect of such unvested shares of Restricted Stock. At such time as unrestricted shares of Stock are delivered to the Holder upon the vesting of a Restricted Stock Award, all credited cash amounts in respect of such shares shall be paid to the Holder. Interest shall not accrue or be paid on any such credited amounts. Dividends and distributions credited by the Company in respect of an unvested Restricted Stock Award shall be forfeited in the same manner and at the same time as the Restricted Stock Award to which such dividends and distributions are attributable is forfeited.

ARTICLE VIII

RESTRICTED STOCK UNIT AWARDS

8.1    Authority to Grant RSU Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting conditions (which may include performance-based conditions) and the transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of RSUs credited under the Plan for the benefit of a Holder.

8.2    RSU Award. An RSU Award shall be similar in nature to a Restricted Stock Award except that no shares of Stock are actually transferred to the Holder until a later date specified in the applicable Award Agreement. On the date of settlement, each RSU shall have a value equal to the Fair Market Value of a share of Stock on such date.

8.3    RSU Award Agreement. Each RSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture provisions, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

8.4    Form of Payment Under RSU Award. Payment under an RSU Award shall be made in either cash or shares of Stock as specified in the applicable Award Agreement.

8.5    Separation from Service. Each Award Agreement shall set forth the extent to which RSU Awards shall vest or be forfeited upon the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all RSU Awards issued pursuant to the Award Agreement or the Plan, and may reflect distinctions based on the reasons for separation.

8.6    Dividend and Distribution Equivalents. All dividends and distributions in respect of the shares of Stock underlying each unvested RSU Award shall not be paid to the Holder of such RSU Award, but shall be credited by the Company for the benefit of the Holder to be paid upon vesting as “dividend and distribution equivalents.” The Company shall establish and maintain a nominal account for each Holder of an unvested RSU Award and shall reflect in such account the cash amount comprising such dividend and distribution equivalents credited in respect of the shares of Stock underlying the Holder’s unvested RSU Award. At such time as shares of Stock are delivered to the Holder upon the vesting of the RSU Award, all credited cash amounts in respect of such vested RSU Award shall be paid to the Holder. Interest shall not accrue or be paid on any such credited amounts. Dividend and distribution equivalents credited by the Company in respect of an unvested RSU Award shall be forfeited in the same manner and at the same time as the RSU Award to which such dividend and distribution equivalents are attributable is forfeited.

ARTICLE IX

DIRECTOR AWARDS

All Awards to Directors shall be determined by the Board or Committee.

ARTICLE X

OTHER STOCK-BASED AWARDS

10.1    Authority to Grant Other Stock-Based Awards. The Committee may grant to eligible persons other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan (including the grant or offer for sale of unrestricted shares of Stock) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Stock to Holders, or payment in cash or otherwise of amounts based on the value of shares of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.2    Value of Other Stock-Based Award. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on shares of Stock, as determined by the Committee.

10.3    Payment of Other Stock-Based Award. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Stock as the Committee determines.

10.4    Separation from Service. The Committee shall determine the extent to which a Holder’s rights with respect to Other Stock-Based Awards shall be affected by the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan and may reflect distinctions based on the reasons for separation.

10.5     Dividend and Distribution Equivalents. Subject to the terms and conditions of this Plan and the applicable Award Agreement, as well as any procedures established by the Committee, the Committee may determine to pay dividend and distribution equivalents with respect to an Other Stock-Based Award. If it so determines, the Company shall establish and maintain a nominal account for each Holder of an unvested Other Stock-Based Award and shall reflect in such account the cash amount comprising such dividend and distribution equivalents credited in respect of the shares of Stock underlying the Holder’s unvested Other Stock-Based Award. At such time as shares of Stock are delivered to the Holder upon the vesting of the Other Stock-Based Award, all credited cash amounts in respect of such vested Other Stock-Based Award shall be paid to the Holder. Interest shall not accrue or be paid on any such credited amounts. Dividend and distribution equivalents credited by the Company in respect of an unvested Other Stock-Based Award shall be forfeited in the same manner and at the same time as the Other Stock-Based Award to which such dividend and distribution equivalents are attributable is forfeited.

ARTICLE XI

SUBSTITUTION AWARDS

Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of other entities who are about to become Employees, or whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent of the issued and outstanding stock of another corporation as the result of which such other corporation will become an Affiliate. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted.

ARTICLE XII

CHANGE IN CONTROL OF THE COMPANY

12.1    Change in Control of the Company. Upon the occurrence of a Change in Control of the Company, unless otherwise provided in an Award Agreement, a Participant’s termination of employment or service by the Company without Cause or by the Participant for Good Reason during the two-year period following a Change in Control of the Company shall have the following effect on the Participant’s outstanding Awards as of the date of the Participant’s termination: (a) all Options and SARs shall become immediately exercisable with respect to 100% of the Shares subject to such Options or SARs, and (b) any time-based Period of Restriction on other Awards shall lapse. With respect to outstanding Awards subject to performance conditions, unless otherwise provided in an Award Agreement, upon a Change in Control of the Company, all performance measures will be disregarded and the Award will convert to a corresponding time-vested Award at the target payout level, which will vest on the earlier of (1) the last day of the Period of Restriction, provided the Participant remains employed or continues to provide services through the Period of Restriction, or (2) the date of the Participant’s termination of employment or service by the Company without Cause or by the Participant for Good Reason.

12.2    Delay of Payment due to Section 409A. Notwithstanding Section 12.1 and solely with respect to any Award that constitutes “deferred compensation” subject to Section 409A and that is payable on account of a

Change in Control of the Company (including any installments or stream of payments that are accelerated on account of a Change in Control of the Company), a Change in Control of the Company shall occur only if such event also constitutes a “change in the ownership”, “change in effective control”, and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5)(or successor regulation), but only to the extent necessary to establish a time or form of payment that complies with Section 409A, without altering the definition of Change in Control of the Company for purposes of determining whether a Participant’s rights to such Award become vested or otherwise unconditional upon such event.

ARTICLE XIII

ADMINISTRATION

13.1    Awards. The Plan shall be administered by the Committee or, in the absence of the Committee, the Plan shall be administered by the Board. The members of the Committee shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

13.2    Authority of the Committee. The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interest of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business relating to the Plan or Awards made under the Plan, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities to (a) determine the persons to whom and the time or times at which Awards will be made; (b) determine the number and exercise price, if any, of shares of Stock covered in each Award subject to the terms and provisions of the Plan; (c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; (d) determine whether, to what extent, under what circumstances and how Awards may be canceled, forfeited, or suspended; (e) determine whether, to what extent, and under what circumstances cash, shares of Stock, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Holder thereof or of the Committee; (f) accelerate the time at which any outstanding Award will vest and waive any restrictions on any outstanding Award; (g) interpret, construe and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (h) prescribe, amend and rescind rules and regulations relating to administration of the Plan; (i) make a determination as to the right of any person to receive payment of an Award or other benefit; and (j) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

13.3    Decisions Binding. All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its Affiliates, its stockholders, Holders and the estates and beneficiaries of Holders.

13.4    No Liability. Under no circumstances shall the Company, its Affiliates, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or an Award or the Company’s, its Affiliates’, the Committee’s or the Board’s roles in connection with the Plan or an Award.

ARTICLE XIV

AMENDMENT OR TERMINATION OF PLAN

14.1    Amendment, Modification, Suspension, and Termination. Subject to Section 14.2, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, no amendment of the Plan shall be made without the approval of the Company’s stockholders if such stockholder approval is required by applicable law or stock exchange rules. Except as provided in Section 4.5, without the prior approval of the Company’s stockholders, the Committee shall not (a) directly or indirectly lower the Grant Price of a previously granted Option or SAR, (b) cancel (1) an Option when the Grant Price exceeds the Fair Market Value of the underlying shares of Stock or (2) a SAR when the Grant Price of the SAR exceeds the Fair Market Value of the shares of Stock in respect of which the SAR was granted, in either case in exchange for another Award (other than in connection with substitute Awards), cash or other property or (c) take any other action with respect to an Option or SAR that may be treated as a “repricing” under the rules and regulations of the New York Stock Exchange (or any other principal national securities exchange on which the Stock of the Company is then listed).

14.2    Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

ARTICLE XV

MISCELLANEOUS

15.1    Unfunded Plan/No Establishment of a Trust Fund. Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

15.2    No Employment Obligation. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment or services of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment or services at any time or for any reason not prohibited by law.

15.3    Tax Withholding. Subject to the terms and conditions of the applicable Award Agreement and the discretion of the Committee, the Company or any Affiliate shall be entitled to deduct from any Award any sums required by applicable federal, state, local and/or foreign tax law to be remitted in connection with the vesting or exercise of such Award or the lapse of restrictions on such Award (such sums required to be remitted, a “Withholding Obligation,” and the date on which such obligation arises, the “Tax Date”).

Subject to the terms and conditions of the applicable Award Agreement and the discretion of the Committee (and in furtherance of, and not in limitation of, the provisions of the immediately preceding paragraph), (a) the Company or any Affiliate may withhold from any Award payable in shares of Stock a number of shares of Stock equal to the Holder’s Withholding Obligation, rounded up to the next whole share; (b) the Company or any Affiliate may, in the alternative, permit the Holder to elect to pay his or her Withholding Obligation by either of, or a combination of, the following: (1) delivering cash or check within one business day after the Tax Date and/or (2) electing to have the Company or such Affiliate withhold from such Award a number of shares of Stock equal to the Withholding Obligation, rounded up to the next whole share; and (c) if the Award is payable or to be otherwise settled in whole or in part in cash, the Company or any Affiliate may in its discretion, at the request of the Holder, permit the Holder to either pay in cash, or elect to have withheld from cash amounts due the Holder upon the vesting, exercise or settlement of such Award, amounts in excess of the Withholding Obligation if permitted by applicable law and provided that such excess withholding does not result in adverse accounting treatment for the Company or such Affiliate.

To the extent that (i) restrictions on an Award lapse prior to settlement of such Award and such lapse results in a Withholding Obligation or (ii) under applicable federal, state, local and/or foreign tax law a Withholding Obligation arises in respect of an Award prior to the vesting date of, or lapse of restrictions on, such Award, the Company or any Affiliate may (in lieu of (or in combination with) permitting the Holder of such Award to satisfy such Withholding Obligation by delivering cash or check within one business day after the Tax Date) provide that a portion of such Award shall (1) vest on an accelerated basis and settle effective as of the Tax Date (but only to the extent of such Withholding Obligation (that is not to be satisfied by such Holder via delivery of cash or check), which, for the avoidance of doubt, shall be calculated to include any corresponding or additional Withholding Obligation due as a result of such accelerated vesting and settlement) and (2) be reported and remitted by the Company or such Affiliate to the appropriate tax authorities. The Company or any Affiliate may adopt such procedures (not inconsistent with the provisions of this Section 15.3) as it may deem necessary, appropriate or advisable to effect the accelerated vesting, settlement, reporting and remittance contemplated and authorized by this paragraph.

For purposes of valuing shares of Stock withheld to satisfy any Withholding Obligation under this Section 15.3, the value of such shares shall be calculated using the closing price (as reported on the principal securities exchange on which the Stock is traded) of a share of Stock on the Tax Date (or, if the Tax Date is not a trading day on the principal securities exchange on which the Stock is traded, the immediately preceding trading day). Any withheld shares of Stock not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and the Holder’s right, title, and interest in such shares of Stock shall terminate.

The Committee may suspend or terminate the right of a Holder to satisfy his or her Withholding Obligation by withholding shares of Stock as contemplated under this Section 15.3, provided (a) such change is approved prior to exercise of the Option or SAR or the vesting or settlement of (or lapse of restrictions on) any other type of Award and (b) such Holder is not then an Insider.

Neither the Company nor any Affiliate shall have any obligation upon vesting or exercise of any Award or settlement of (or lapse of restrictions on) any Award until the Company or such Affiliate has received payment sufficient to cover the Withholding Obligation with respect to that vesting, exercise, settlement or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence or amount of any Withholding Obligation.

15.4    Gender and Number. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

15.5    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.6    Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

15.7    Other Compensation Plans. The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees and Directors.

15.8    Retirement and Welfare Plans. Neither Awards made under the Plan nor shares of Stock or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under any of the Company’s or any Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

15.9    Other Awards. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

15.10    Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, Stock and/or assets of the Company.

15.11    Law Limitations/Governmental Approvals. The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.12    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

15.13    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance or sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

15.14    Investment Representations. The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the shares of Stock for investment and without any present intention to sell or distribute such Stock.

15.15    Persons Residing Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (a) determine which Affiliates shall be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable — any subplans and modifications to Plan terms and procedures established under this Section 15.15 by the Committee shall be attached to the Plan document as Appendices; and (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

15.16    Arbitration of Disputes. Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

15.17    Governing Law. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Texas, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

15.18    Prior Plan. The Plan shall serve as the successor to the Prior Plan and no further grants shall be made under the Prior Plan from and after the Effective Date. All outstanding grants or awards under the Prior Plan shall continue to be governed by the terms and conditions of the Prior Plan and the grant agreement, award agreement or other instrument evidencing such grant or award. Notwithstanding any provision in the Plan to the contrary, no provision of the Plan is intended to modify, extend or renew any award granted under the Prior Plan. All terms, conditions and limitations, if any, that are set forth in any previously granted grant agreement, award agreement or other instrument evidencing such grant or award shall remain in full force and effect under the terms of the Prior Plan.

EOG RESOURCES, INC. 1111 BAGBY SKY LOBBY 2 HOUSTON, TX 77002

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 28, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/EOG2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed below in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 28, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to EOG Resources, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by EOG Resources, Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D36875-P49836 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EOG RESOURCES, INC.
The Board of Directors recommends a vote FOR each of the following nominees:
1. To elect nine directors of the Company to hold office until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Nominees:	For	Against	Abstain

1a. Janet F. Clark	☐	☐	☐	The Board of Directors recommends a vote FOR each of the following proposals:		For	Against	Abstain

1b. Charles R. Crisp 1c. Robert P. Daniels	☐ ☐	☐ ☐	☐ ☐	2.	To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP, independent registered public accounting firm, as auditors for the Company for the year ending December 31, 2021.	☐	☐	☐

1d. James C. Day	☐	☐	☐	3.	To approve the EOG Resources, Inc. 2021 Omnibus Equity Compensation Plan.	☐	☐	☐

1e. C. Christopher Gaut 1f. Michael T. Kerr	☐ ☐	☐ ☐	☐ ☐	4.	To approve, by non-binding vote, the compensation of the Company’s named executive officers.	☐	☐	☐

1g. Julie J. Robertson	☐	☐	☐

1h. Donald F. Textor	☐	☐	☐

1i. William R. Thomas	☐	☐	☐

IMPORTANT: Please date this proxy and sign exactly as your name appears above. If stock is held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and others signing in a representative capacity, please give your full titles. If a corporation, please sign in full corporate name by president or other duly authorized officer. If a partnership, please sign in partnership name by duly authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2021 Annual Meeting of Stockholders

Thursday, April 29, 2021

2:00 P.M. (Central Time)

Virtually at: www.virtualshareholdermeeting.com/EOG2021

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of

Stockholders To Be Held on April 29, 2021:

The Notice of Annual Meeting of Stockholders, 2021 Proxy Statement and 2020 Annual Report

are available at www.proxyvote.com.

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D36876-P49836

EOG RESOURCES, INC.

2021 ANNUAL MEETING OF STOCKHOLDERS

April 29, 2021

The enclosed form of proxy is solicited by the Board of Directors of EOG Resources, Inc.

The undersigned stockholder of EOG Resources, Inc., a Delaware corporation (the “Company”), by signing this proxy, hereby revokes all prior proxies and appoints Michael P. Donaldson and Amos J. Oelking, III with full power of substitution, as true and lawful agents and proxies to represent the undersigned at the 2021 Annual Meeting of Stockholders to be held on Thursday, April 29, 2021, at 2:00 P.M., Central Time, and at any adjournments thereof, and to vote all the shares of common stock of the Company held of record by the undersigned at the close of business on March 5, 2021. The Board of Directors recommends a vote “FOR” each of the nominees for directors and “FOR” Items 2, 3 and 4, as set forth on the reverse side.

SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTORS, “FOR” ITEMS 2, 3 AND 4, AND, IN THE DISCRETION OF THE AGENTS AND PROXIES, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

(Continued and to be signed on reverse side)